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                                                                   Exhibit 10.12


                               AGREEMENT OF LEASE

                                     BETWEEN

                         1740 BROADWAY ASSOCIATES L.P.,

                                    LANDLORD

                                       AND

                 THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK,

                                     TENANT

                                  1740 BROADWAY

                               NEW YORK, NEW YORK
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            AGREEMENT OF LEASE, made as of the 17th day of December, 1990, between 1740 BROADWAY ASSOCIATES L.P., a Delaware limited partnership having an office c/o Mendik Realty Company, Inc., 330 Madison Avenue, New York, New York 10017, and THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK, a New York corporation having an address at 1740 Broadway, New York, New York 10019.

                              W I T N E S S E T H:

            The parties hereto, for themselves, their legal representatives, successors and assigns, hereby covenant as follows.

                                   DEFINITIONS

            "AAA" shall have the meaning set forth in Section 12.8 hereof.

            "Additional Lease" shall have the meaning set forth in Section
40.1 hereof.

            "Additional Lease Proposal" shall have the meaning set forth in
Section 40.1 hereof.

            "Additional Space" shall have the meaning set forth in Section
40.1 hereof.

            "Additional Space Appraiser" shall have the meaning set forth in
Section 40.3 hereof.

            "Additional Space Commencement Date" shall have the meaning set forth in Section 40.6 hereof.

            "Additional Space Fair Market Rent" shall have the meaning set forth in Section 40.2 hereof.

            "Additional Space Mutual Determination" shall have the meaning set forth in Section 40.3 hereof.

            "Additional Space Rental Value" shall have the meaning set forth in
Section 40.3 hereof.

            "Additional Space Rent Notice" shall have the meaning set forth in
Section 40.3 hereof.

            "Affiliate" shall mean a Person which shall (1) Control, (2) be under the Control of, or (3) be under common Control with the Person in question.

            "Alteration Fee" shall have the meaning set forth in Section 3.2 hereof.


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            "Alterations" shall mean alterations, installations, improvements, additions or other physical changes, (other than decorations, such as painting, carpeting and wall coverings) in or about the Premises made prior to or during the Term.

            "Applicable Rate" shall mean the lesser of (x) two (2) percentage points above the then current Base Rate, and (y) the maximum rate permitted by applicable law.

            "Appraiser" shall have the meaning set forth in Section 39.3 hereof.

            "Assessed Valuation" shall have the meaning set forth in Section
27.1 hereof.

            "Bankruptcy Code" shall mean 11 U.S.C. Section 101 et seq., or any statute of similar nature and purpose.

            "Basement Premises" shall mean the portion of the basement floor of the Building, as set forth on the floor plan attached hereto and made a part hereof as Exhibit "A-8".

            "Base Operating Expenses" shall have the meaning set forth in
Section 27.1 hereof.

            "Base Rate" shall mean the rate of interest publicly announced from time to time by The Chase Manhattan Bank, N.A., or its successor, as its "prime lending rate" (or such other term as may be used by The Chase Manhattan Bank, N.A., from time to time, for the rate presently referred to as its "prime lending rate"), which rate was 10% on November 1, 1990.

            "Base Taxes" shall have the meaning set forth in Section 27.1 hereof.

            "Building" shall mean all the building, equipment and other improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon the land and any and all alterations, and replacements thereof, additions thereto and substitutions therefore, known by the address of 1740 Broadway, New York, New York.

            "Building Electricity Expense" shall have the meaning set forth in
Section 27.1 hereof.

            "Building Systems" shall mean the mechanical, gas, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, life-safety, telecommunications, cable television and other service systems of the Building.

            "Business Days" shall mean all days, excluding Saturdays, Sundays and all days observed by either the State of New York or the Federal Government and by the labor unions servicing the Building as legal holidays.


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            "Commencement Date" shall have the meaning set forth in Section
1.1 hereof.

            "Comparison Year" shall have the meaning set forth in Section
27.1 hereof.

            "Consumer Price Index" shall mean the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, N.Y. - Northeastern N.J. Area, All Items (1982-84=100), or any successor index thereto, appropriately adjusted. In the event that the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information. If the Consumer Price Index ceases to be published, and there is no successor thereto, such other index as Landlord and Tenant shall agree upon in writing shall be substituted for the Consumer Price Index. If Landlord and Tenant are unable to agree as to such substituted index, such matter shall be submitted to the American Arbitration Association or any successor organization for determination in accordance with the regulations and procedures thereof then obtaining for commercial arbitration.

            "Contract" shall have the meaning set forth in Section 37.13 hereof.

            "Control" or "control" shall mean ownership of more than fifty percent (50%) of the outstanding voting stock (of all classes of stock entitled to vote) of a corporation or other majority equity and control interest if not a corporation and the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute or according to the provisions of a contract.

            "Cost per Kilowatt Hour" shall have the meaning set forth in Section
13.2 hereof.

            "Current Electrical Year" shall have the meaning set forth in
Section 27.7 hereof.

            "Current Year" shall have the meaning set forth in Section 27.4 hereof.

            "Deficiency" shall have the meaning set forth in Section 17.2 hereof.

            "Eight Year Space" shall mean, collectively the Eighth Floor Premises and the Ninth Floor Premises.

            "Eight Year Space Expiration Date" shall have the meaning set forth in Section 39.1 hereof.


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            "Eight Year Space Renewal Notice" shall have the meaning set forth in Section 39.1 hereof.

            "Eight Year Space Renewal Option" shall have the meaning set forth in Section 39.1 hereof.

            "Eight Year Space Renewal Term" shall have the meaning set forth in
Section 39.1 hereof.

            "Eight Year Space Term" shall have the meaning set forth in Section
39.1 hereof.

            "Eighth Floor Premises" shall mean the eighth (8th) floor of the Building, as set forth on the floor plan attached hereto and made a part hereof as Exhibit "A-1".

            "8th Rental Period" shall have the meaning set forth in Section 1.1 hereof.

            "Electricity Additional Rent" shall have the meaning set forth in
Section 13.2 hereof.

            "Electricity Fee" shall have the meaning set forth in Section
13.4 hereof.

            "Eleventh Floor Premises" shall mean the eleventh (11th) floor of the Building, as set forth on the floor plan attached hereto and made a part hereof as Exhibit "A-4".

            "11th Rental Period" shall have the meaning set forth in Section 1.1 hereof.

            "Escalation Rent" shall mean, individually or collectively, the Tax Payment and the Operating Payment.

            "Event of Default" shall have the meaning set forth in Section
16.1 hereof.

            "Expiration Date" shall mean, with respect to each portion of the Premises, the Fixed Expiration Date for such portion of the Premises or such earlier or later date on which the term of this Lease shall sooner or later end pursuant to any of the terms, conditions or covenants of this Lease or pursuant to law.

            "Fair Market Rent" shall have the meaning set forth in Section 39.3 hereof.

            "5th Rental Period" shall have the meaning set forth in Section 1.1 hereof.

            "1st Rental Period" shall have the meaning set forth in Section 1.1 hereof.

            "Fixed Expiration Date" shall mean (i) January 31, 1991 with respect to the Temporary Second Floor Premises, (ii) the day immediately preceding the eighth (8th) anniversary of the Commencement Date (or, if the Commencement Date shall occur


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on other than on the first day of the month, the last day of the month in which the eighth (8th) anniversary of the Commencement Date occurs), with respect to the Eight Year Space, (iii) the day immediately preceding the tenth (10th) anniversary of the Commencement Date (or, if the Commencement Date shall occur on other than on the first day of the month, the last day of the month in which the tenth (10th) anniversary of the Commencement Date occurs), with respect to the Ten Year Space, and (iv) the day immediately preceding the twelfth (12th) anniversary of the Commencement Date (or, if the Commencement Date shall occur on other than on the first day of the month, the last day of the month in which the twelfth (12th) anniversary of the Commencement Date occurs), with respect to the Twelve Year Space.

            "Fixed Rent" shall have the meaning set forth in Section 1.1 hereof.

            "Floor Additional Space" shall have the meaning set forth in Section
40.1 hereof.

            "4th Rental Period" shall have the meaning set forth in Section 1.1 hereof.

            "Garage Premises" shall mean the portion of the ground floor of the Building, as set forth on the floor plan attached hereto and made a part hereof as Exhibit "A-9".

            "Governmental Authority (Authorities)" shall mean the United States of America, the State of New York, the City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, or any quasi-governmental authority, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.

            "HVAC" shall mean heat, ventilation and air conditioning.

            "HVAC Systems" shall mean the Building Systems providing HVAC.

            "Increase" shall have the meaning set forth in Section 27.7 hereof.

            "Indemnitees" shall mean Landlord, any predecessor-in-interest to Landlord, the partners comprising Landlord, the partners comprising any predecessor-in-interest to Landlord, Landlord's managing agent and each of their partners, shareholders, officers, directors, employees, agents and contractors.

            "Landlord", on the date as of which this Lease is made, shall mean 1740 Broadway Associates, a Delaware limited partnership, but thereafter "Landlord" shall mean only the fee owner of the Real Property or if there shall exist a Superior Lease, the tenant thereunder.

            "Landlord's Additional Space Determination" shall have the meaning set forth in Section 40.3 hereof.


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            "Landlord's Determination" shall have the meaning set forth in
Section 39.3 hereof.

            "Landlord's Offer" shall have the meaning set forth in Section
41.1 hereof.

            "Landlord's Sublease" shall have the meaning set forth in Section 12.6(A)(3).

            "Lessor(s)" shall mean a lessor under a Superior Lease.

            "Letter of Intent" shall have the meaning set forth in Section
41.1 hereof.

            "Long Lead Work" shall mean any item, other than an item which is, or is a component of, a Building-wide Building System which is necessary for the normal operation of office space, which is not a stock item and must be specially manufactured, fabricated or installed or is of such an unusual, delicate or fragile nature that there is a substantial risk that

            (i) there will be a delay in its manufacture, fabrication, delivery or installation, or

            (ii) after delivery, such item will need to be reshipped or redelivered or repaired so that the item in question would delay the completion of standard items even though the items of Long Lead Work in question are (1) ordered together with the other items required and (2) installed or performed (after the manufacture or fabrication thereof) in the order and sequence that such Long Lead Work and other items are normally installed or performed in accordance with good construction practice.

            "MONY" shall mean the Mutual Life Insurance Company of New York, a New York corporation, any corporation which is a successor to the Mutual Life Insurance Company of New York either by merger or consolidation, and any purchaser of all or substantially all of the assets of the Mutual Life Insurance Company of New York (provided such purchaser shall have also assumed substantially all of the liabilities of the Mutual Life Insurance Company of New
York).

            "Mortgage(s)" shall mean any trust indenture or mortgage which may now or hereafter affect the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

            "Mortgagee(s)" shall mean any trustee, mortgagee or holder of a Mortgage.

            "Mutual Determination" shall have the meaning set forth in Section
39.3 hereof.


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            "Ninth Floor Premises" shall mean the ninth (9th) floor of the
Building, as set forth on the floor plan attached hereto and made a part hereof as Exhibit "A-2".

            "9th Rental Period" shall have the meaning set forth in Section 1.1 hereof.

            "Nondisturbance Agreement" shall have the meaning set forth in
Section 7.1 hereof.

            "Office Premises" shall mean, collectively, Eighth Floor Premises, the Ninth Floor Premises, the Tenth Floor Premises, the Eleventh Floor Premises, the Twelfth Floor Premises, the Thirteenth Floor Premises, the Second Floor Premises, the Temporary Second Floor Premises and shall also include any Additional Space commencing as of the relevant Additional Space Commencement Date.

            "Operating Expenses" shall have the meaning set forth in Section
27.1 hereof.

            "Operating Payment" shall have the meaning set forth in Section
27.4 hereof.

            "Operating Statement" shall have the meaning set forth in Section
27.1 hereof.

            "Operating Year" shall have the meaning set forth in Section 27.1 hereof.

            "Operation of the Property" shall mean the maintenance, repair and management of the Real Property and the curbs, sidewalks and areas adjacent thereto.

            "Overtime Periods" shall have the meaning set forth in Section
28.3 hereof.

            "Parties" shall have the meaning set forth in Section 37.2 hereof.

            "Partner" or "partner" shall mean any partner of Tenant, any employee of a professional corporation which is a partner of Tenant, and any shareholder of Tenant if Tenant shall become a professional corporation.

            "Partnership Tenant" shall have the meaning set forth in Article 29 hereof.

            "Person(s) or person(s)" shall mean any natural person or persons, a partnership, a corporation and any other form of business or legal association or entity.

            "Premises" shall mean, collectively, the Office Premises, the Basement Premises and the Garage Premises.

            "Prevailing Rate" shall have the meaning set forth in Section
12.6 hereof.

            "Proposed Sublease Space" shall have the meaning set forth in
Section 12.6(A)(3) hereof.


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            "Real Property" shall mean the Building, together with the plot of land upon which it stands.

            "Recapture Space" shall have the meaning set forth in Section
12.6 hereof.

            "Recapture Sublease" shall have the meaning set forth in Section
12.6 hereof.

            "Rental" shall mean and be deemed to include Fixed Rent, Escalation Rent, Electricity Additional Rent, all additional rent and any other sums payable by Tenant hereunder.

            "Rental Value" shall have the meaning set forth in Section 39.3 hereof.

            "Rent Notice" shall have the meaning set forth in Section 39.3 hereof.

            "Rent Per Square Foot" shall have the meaning set forth in Section
12.7 hereof.

            "Requirements" shall mean all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, of all Governmental Authorities now existing or hereafter created, and of any and all of their departments and bureaus, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Real Property, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same, or requiring removal of any encroachment, or affecting the maintenance, use or occupation of the Real Property.

            "Rules and Regulations" shall mean the Building rules and regulations annexed hereto and made a part hereof as Schedule A-1, and the Alteration rules and regulations annexed hereto and made a part hereof as Schedule A-2, and such other and further reasonable rules and regulations as Landlord or Landlord's agents may from time to time adopt on such notice to be given as Landlord may elect, subject to Tenant's right to dispute the reasonableness thereof as provided in Article 8 hereof.

            "Second Floor Additional Space" shall have the meaning set forth in
Section 40.1 hereof.

            "Second Floor Premises" shall mean the portion of the second (2nd) floor of the Building, as set forth on the floor plan attached hereto and made a part hereof as Exhibit "A-7".

            "2nd Rental Period" shall have the meaning set forth in Section 1.1 hereof.

            "Security Areas" shall have the meaning set forth in Section 14.1 hereof.

            "Setback Areas" shall have the meaning set forth in Section 2.1 hereof.


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
            "7th Rental Period" shall have the meaning set forth in Section 1.1 hereof.

            "6th Rental Period" shall have the meaning set forth in Section 1.1 hereof.

            "Space Factor" shall mean the sum of the amounts set forth under the column entitled "Space Factor" on Exhibit "C" annexed hereto and made a part hereof, as such amounts may be decreased pursuant to the terms hereof, provided that the amount set forth opposite any portion of the Premises with respect to which the Expiration Date shall have occurred shall not be included in determining the Space Factor from and after such Expiration Date.

            "Specialty Alterations" shall mean alterations, installations, improvements, additions or other physical changes made prior to or during the Term consisting of kitchens, cafeterias, dining rooms, executive bathrooms, raised computer floors, computer installations, vaults, libraries, internal staircases, dumbwaiters, pneumatic tubes, vertical and horizontal transportation systems, all Tenant's signs on the facade and on top of the Building, the "Weather Star", and other Alterations that relate to Tenant's special requirements.

            "Sublease Expenses" shall have the meaning set forth in Section
12.7 hereof.

            "Sublease Loss" shall have the meaning set forth in Section 12.7 hereof.

            "Sublease Profit" shall have the meaning set forth in Section
12.7 hereof.

            "Sublease Rent" shall have the meaning set forth in Section 12.7 hereof.

            "Sublease Rent Per Square Foot" shall have the meaning set forth in
Section 12.7 hereof.

            "Superior Lease(s)" shall mean all ground or underlying leases of the Real Property or the Building heretofore or hereafter made by Landlord and all renewals, extensions, supplements, amendments and modifications thereof.

            "Taxes" shall have the meaning set forth in Section 27.1 hereof.

            "Tax Payment" shall have the meaning set forth in Section 27.2 hereof.

            "Tax Statement" shall have the meaning set forth in Section 27.1 hereof.

            "Tax Year" shall have the meaning set forth in Section 27.1 hereof.

            "Temporary Second Floor Premises" shall mean the portion of the second (2nd) floor of the Building, as set forth on the floor plan attached hereto and made a part hereof as Exhibit "A-10".


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            "Tenant" on the date as of which this Lease is made shall moan MONY, but thereafter "Tenant" shall mean only the tenant under this Lease at the time in question; provided, however, that the originally named tenant and any assignee of this Lease shall not be released from liability hereunder in the event of any assignment of this Lease.

            "Tenant Statement" shall have the meaning set forth in Section 12.6(B) hereof.

            "Tenant's Additional Space Determination" shall have the meaning set forth in Section 40.3 hereof.

            "Tenant's Advisor" shall have the meaning set forth in Article 34 hereof.

            "Tenant's Determination" shall have the meaning set forth in
Section 39.3 hereof.

            "Tenant's Property" shall mean Tenant's movable fixtures and movable partitions, telephone and other equipment, furniture, furnishings, decorations and other items of personal property.

            "Tenant's Share" shall mean the sum of the percentages set forth under the column entitled "Tenant's Share" on Exhibit "C" annexed hereto and made a part hereof, as such percentages may be decreased pursuant to the terms hereof, provided that the percentage set forth opposite any portion of the Premises with respect to which the Expiration Date shall have occurred shall not be included in determining Tenant's Share from and after such Expiration Date.

            "Tentative Monthly Electrical Charge" shall have the meaning set forth in Section 27.7 hereof.

            "Tentative Monthly Escalation Charge" shall have the meaning set forth in Section 27.4 hereof.

            "Ten Year Space" shall mean, collectively, the Tenth Floor Premises, the Eleventh Floor Premises, the Second Floor Premises, the Basement Premises and the Garage Premises.

            "Ten Year Space Expiration Date" shall have the meaning set forth in
Section 39.1 hereof.

            "Ten Year Space Renewal Notice" shall have the meaning set forth in
Section 39.1 hereof.

            "Ten Year Space Renewal Option" shall have the meaning set forth in
Section 39.1 hereof.


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            "Ten Year Space Renewal Term" shall have the meaning set forth in
Section 39.1 hereof.

            "Ten Year Space Term" shall have the meaning set forth in Section
39.1 hereof.

            "Tenth Floor Premises" shall mean the tenth (10th) floor of the Building, as set forth on the floor plan attached hereto and made a part hereof as Exhibit "A-3".

            "10th Rental Period" shall have the meaning set forth in Section 1.1 hereof.

            "Term" shall mean a term which shall commence on the Commencement Date and shall expire, with respect to the applicable portion of the Premises, on the Expiration Date applicable to such portion of the Premises.

            "Termination Date" shall have the meaning set forth in Section
12.6 hereof.

            "3rd Rental Period" shall have the meaning set forth in Section 1.1 hereof.

            "Thirteenth Floor Premises" shall mean the thirteenth (13th) floor of the Building, as set forth on the floor plan attached hereto and made a part hereof as Exhibit "A-6".

            "Thirteenth Floor Setback Area" shall have the meaning set forth in
Section 2.1 hereof.

            "Three Month Average" shall have the meaning set forth in Section
13.4 hereof.

            "Twelfth Floor Premises" shall mean the twelfth (12th) floor of the Building, as set forth on the floor plan attached hereto and made a part hereof as Exhibit "A-5".

            "Twelve Year Space" shall mean, collectively, the Twelfth Floor Premises and the Thirteenth Floor Premises.

            "Twelve Year Space Expiration Date" shall have the meaning set forth in Section 39.1 hereof.

            "Twelve Year Space Renewal Notice" shall have the meaning set forth in Section 39.1 hereof.

            "Twelve Year Space Renewal Option" shall have the meaning set forth in Section 39.1 hereof.


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            "Twelve Year Space Renewal Term" shall have the meaning set forth in
Section 39.1 hereof.

            "Twelve Year Space Term" shall have the meaning set forth in Section
39.1 hereof.

            "Unavoidable Delays" shall have the meaning set forth in Article 25 hereof.

                                   ARTICLE 1
                          DEMISE, PREMISES, TERM, RENT

Section 1.1 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises for the Term to commence on the date hereof (the "Commencement Date") and to end on (i) January 31, 1991, with respect to the Temporary Second Floor Premises, (ii) the day immediately preceding the eighth
(8th) anniversary of the Commencement Date (or, if the Commencement Date shall occur other than on first day of the month, the last day of the month in which the eighth (8th) anniversary of the Commencement Date occurs), with respect to the Eighth Floor Premises and Ninth Floor Premises, (iii) the day immediately preceding the tenth (10th) anniversary of the Commencement Date (or, if the Commencement Date shall occur other than on first day of the month, the last day of the month in which the tenth (10th) anniversary of the Commencement Date occurs), with respect to the Tenth Floor Premises, Eleventh Floor Premises, Second Floor Premises, Basement Premises and Garage Premises, and (iv) the day immediately preceding the twelfth (12th) anniversary of the Commencement Date (or, if the Commencement Date shall occur other than on first day of the month, the last day of the month in which the twelfth (12th) anniversary of the Commencement Date occurs), with respect to the Twelfth Floor Premises and the Thirteenth Floor Premises, at an annual rent (the "Fixed Rent") of:

            (1) Five Million Three Hundred Four Thousand One Hundred Eighty-Four Dollars ($5,304,184) per annum for the period commencing on the Commencement Date and ending on the day immediately preceding the first (1st) anniversary of the Commencement Date, or if the Commencement Date shall occur other than on the first day of the month, ending on the last day of the month in which the first
(1st) anniversary of the Commencement Date occurs ($442,015.33 per month) (the "1st Rental Period");

            (2) Five Million Three Hundred Eight Thousand One Hundred Eighty-Four Dollars ($5,308,184) per annum for the period commencing on the day next succeeding the end of the 1st Rental Period and ending on the first (1st) anniversary of the last day of the 1st Rental Period ($442,348.67 per month) (the "2nd Rental Period");

            (3) Five Million Three Hundred Twelve Thousand Three Hundred Eighty-Four Dollars ($5,312,384) per annum for the period commencing on the day next succeeding the end of the 2nd Rental Period and ending on the first (1st) anniversary of the last day of the 2nd Rental Period ($442,698.67 per month) (the "3rd Rental Period");


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
            (4) Five Million Three Hundred Sixteen Thousand Seven Hundred Ninety-Four Dollars ($5,316,794) per annum for the period commencing on the day next succeeding the end of the 3rd Rental Period and ending on the first (1st) anniversary of the last day of the 3rd Rental Period ($443,066.17 per month) (the "4th Rental Period");

            (5) Five Million Three Hundred Twenty-One Thousand Four Hundred Twenty-Five Dollars ($5,321,425) per annum for the period commencing on the day next succeeding the end of the 4th Rental Period and ending on the first (1st) anniversary of the last day of the 4th Rental Period ($443,452.08 per month) (the "5th Rental Period");

            (6) Six Million One Hundred Sixty-Two Thousand Five Hundred Seventy-Seven Dollars ($6,162,577) per annum for the period commencing on the day next succeeding the end of the 5th Rental Period and ending on the first
(1st) anniversary of the last day of the 5th Rental Period ($513,548.08 per month) (the "6th Rental Period");

            (7) Six Million One Hundred Sixty-Seven Thousand Six Hundred Eighty-Two Dollars ($6,167,682) per annum for the period commencing on the day next succeeding the end of the 6th Rental Period and ending on the first (1st) anniversary of the last day of the 6th Rental Period ($513,973.50 per month) (the "7th Rental Period");

            (8) Six Million One Hundred Seventy-Three Thousand Forty-Two Dollars ($6,173,042) per annum for the period commencing on the day next succeeding the end of the 7th Rental Period and ending on the first (1st) anniversary of the last day of the 7th Rental Period ($514,420.17 per month) (the "8th Rental Period");

            (9) Four Million Six Thousand Eight Hundred Twenty-Six Dollars ($4,006,826) per annum for the period commencing on the day next succeeding the and of the 8th Rental Period and ending on the first (1st) anniversary of the last day of the 8th Rental Period ($333,902.17 per month) (the "9th Rental Period");

            (10) Four Million Twelve Thousand Seven Hundred Thirty-Six Dollars ($4,012,736) per annum for the period commencing on the day next succeeding the end of the 9th Rental Period and ending on the first (1st) anniversary of the last day of the 9th Rental Period ($334,394.67 per month) (the "10th Rental Period"); and

            (11) One Million Five Hundred Fifty-Eight Thousand Nine Hundred Eight Dollars ($1,558,908) per annum for the period commencing on the day next succeeding the end of the 10th Rental Period and ending on the day immediately preceding the twelfth (12th) anniversary of the Commencement Date ($129,909 per month) (the "11th Rental Period"), which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance, on the first (1st) day of each calendar month during the Term commencing on the Commencement Date, at the office of Landlord or such other place as Landlord may designate, without any set-off, offset, abatement or deduction whatsoever. At the request of Landlord, Fixed

Rent shall be payable when due by wire transfer of funds to an account designated from time to time by Landlord.

            Section 1.2 If the Commencement Date shall occur on a date other than the first (1st) day of any calendar month, then, on the Commencement Date Tenant shall pay to Landlord a sum equal to Fourteen Thousand Five Hundred Thirty-Two and 01/100 Dollars ($14,532.01), multiplied by the number of calendar days in the period from the Commencement Date to the last day of the month in which the Commencement Date shall occur, both dates inclusive.

                                   ARTICLE 2
                                USE AND OCCUPANCY

            Section 2.1 (A) (1) Tenant shall use and occupy (i) the Office Premises as general, administrative and executive offices, and for other lawful uses incidental thereto and, during the period through and including the twelfth
(12th) anniversary of the Commencement Date, as the world headquarters of MONY, containing executive offices of MONY, and for no other purpose, (ii) the Basement Premises for storage use ancillary to its use of the Office Premises, and for no other purpose, and (iii) the Garage Premises as a garage for the parking of two (2) automobiles of Tenant and its offices (provided and for so long as the same is permitted under the Certificate of Occupancy for the Building), and for no other purpose. During the period through and including the eighth (8th) anniversary of the Commencement Date, MONY shall occupy for the operation of its business not less than 118,500 rentable square feet of Office Space. In connection with, and incidental to, Tenant's use of the Office Premises for general and executive offices as provided in this Section 2.1, Tenant, at its sole cost and expense and upon compliance with all applicable Requirements, may use (i) a portion of the Office Premises as a kitchen and cafeteria facility for the preparation and dispensing of food to its officers, employees and business guests (but not for use as a public restaurant), (ii) a portion of the Office Premises as an executive dining room for use by Tenant's officers, employees and quests (but not for use as a public restaurant), (iii) portions of the Office Premises as a mail room, word processing center, reproduction and copying facility for Tenant's own business requirements and the operation of computers for Tenant's own business requirements and (iv) a portion of the Office Premises as a day care center for the children of the officers and employees of Tenant, provided, in each instance, that Tenant shall obtain all permits required by any Governmental Authorities for the operation thereof and shall otherwise comply with the provisions of this Lease, including, without limitation, the provisions of Article 3 hereof. Subject to the terms and provisions of this Lease and all Rules and Regulations, Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week.

                  (2) Tenant acknowledges and agrees that the covenant of MONY to occupy the Office Premises as its world headquarters, containing executive offices, for the period through and including the twelfth (12th) anniversary of the Commencement Date, and the covenant of MONY to occupy for the operation of its business not less than 118,500 rentable square feet of the Office Premises during the period through and including the eighth (8th) anniversary of the Commencement Date are each material inducements to the execution and delivery by Landlord of this Lease. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to fully observe such covenants as aforesaid will be extremely substantial, will exceed the amount of the Fixed Rent and Rental reserved hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if Tenant shall fail to fully observe such covenants, as aforesaid, Landlord shall be entitled to pursue all rights and remedies Landlord may have hereunder or at law or in equity, including, without limitation, the remedy of specific performance.

                  (3) At the request of Landlord, Tenant shall discuss with Landlord the feasibility of making Tenant's dining facility available for use by other tenants and occupants of the Building and their officers, employees and business guests. Landlord agrees that Tenant has no obligation to make Tenant's dining facility so available.

            (B) (1) Landlord and Tenant agree that the Building setbacks adjoining the Premises (the "Setback Areas") are not a part of the Premises and, except as expressly provided in this paragraph (B)(1), neither Tenant nor its officers, employees, agents or contractors may enter upon or use such Areas. No Fixed Rent, Electricity Additional Rent, Space Factor or Tenant's Share shall be attributed to such Areas. Subject to the provisions of this paragraph (B)(1) and all Requirements, Tenant may cause the Setback Area adjacent to the Thirteenth Floor Premises (the "Thirteenth Floor Setback Area") to be landscaped and may cause supplemental HVAC units to be located on all other Setback Areas. Any such work shall be performed at Tenant's sole cost and expense in accordance with the provisions of Article 3 of this Lease and shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed, provided that the existence of such landscaping or any such HVAC unit or the installation thereof (i) does not require any structural alterations,
(ii) is not visible from the street, (iii) provides for drainage and protective decking adequate, in Landlord's sole judgment, to protect the Building, (iv) does not affect any part of the Building other than the Setback Area, (v) does not affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, (vi) does not affect the proper functioning of any Building System, (vii) does not reduce the value or utility of the Building, and (viii) does not affect the certificate of occupancy for the Building or the Premises or any actions, proceedings or efforts to obtain any such certificate of occupancy. Landlord shall not be deemed to be unreasonable with respect to withholding its consent to any proposed landscaping which meets the criteria set forth in this Section 2.1(B)(1) if the Lessor or Mortgagee, as the case may be, shall withhold its consent. Tenant, at its sole cost and expense, shall cause all landscaping to be maintained by a reputable landscaping contractor in accordance with a landscaping maintenance plan approved by Landlord, which approval shall not be unreasonably withheld or delayed, and shall cause the HVAC units to be maintained by a reputable HVAC contractor, which landscaping contractor and HVAC contractor shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. Subject to all Requirements and to the provisions of this Lease and all Rules and Regulations, Tenant, its officers, employees and business guests may enter upon and use on an exclusive basis (subject to Landlord's right of access as provided in this Lease) the Thirteenth Floor

Setback Area from time to time, for social gatherings and as a sitting area, provided that Tenant shall be responsible, at its sole cost and expense, for all damage which results from such use. Landlord may at all times use the Setback Areas in connection with any cleaning, maintenance or repair of the Building, and Landlord's use of such Areas shall not entitle Tenant to any set-off, offset or abatement of Rental, or any claim of constructive eviction. Within ten (10) days after demand by Landlord, Tenant shall make all changes to the existing landscaping and HVAC units and condition of the Setback Areas necessary to comply with the provisions of this Lease, including, without limitation, the provisions of this Section 2.1(B)(1).

                  (2) Subject to the terms and provisions of this Section 2.1(B)(2) and Article 3 hereof, Tenant, upon request, shall have access to (i) all shaft areas of the Building for the installation in such shaft areas of Tenant's electrical, telecommunications and plumbing conduits and lines and (ii) to the Building-wide wiring and conduits for the use thereof in connection with the operation of Tenant's equipment located in the Premises. Such access to the shaft areas of the Building and the Building-wide wiring and conduits shall be on a non-exclusive basis, together with the access and use thereof by Landlord and the other tenants and occupants of the Building, and shall be granted to the extent required by Tenant for the purposes set forth above, but in no event shall Landlord be required to permit Tenant to use any portion of the shaft areas of the Building in excess of Tenant's Share of the portion of the shaft areas not (i) used for the Building Systems or otherwise used by Landlord in connection with the operation of the Building, (ii) reserved by Landlord for the anticipated requirements of the Building Systems or the operation of the Building or (iii) reserved by Landlord for the anticipated requirements of all tenants of the Building on a Building-wide basis. No Fixed Rent, Tenant's Share or Space Factor shall be attributed to the shaft areas of the Building. At any time during the Term, either Landlord or Tenant may, at such party's sole cost and expense, demolish the existing vertical inter-office mail room which is serviced by the shaft areas of the Building and remove the existing conveyor system located in the shaft areas of the Building; provided, however, that if Tenant shall desire to perform the same Tenant shall comply with all of the provisions of this Lease regarding the performance of an Alteration, including, without limitation, the provisions of Article 3 hereof.

            Section 2.2 (A) Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (1) for the business of photographic, multilith or multigraph reproductions or offset printing, except in connection with, either directly or indirectly, Tenant's own business and/or activities, (2) for a banking, trust company, depository, guarantee or safe deposit business, in each case to the extent the same involves off-the-street transactions with the general public for retail customer services, (3) as a savings bank, a savings and loan association, or as a loan company, in each case to the extent the same involves off-the-street transactions with the general public for retail customer services, (4) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, in each case to the extent the same involves off-the-street transactions with the general public for retail customer services, (5) as a stock broker's or dealer's office or for the underwriting or sale of securities, in each case to the extent the same involves off-the-street transactions with the general public for retail customer services, (6) by the

United States government, the City or State of New York, any foreign government, the United Nations or any agency or department of any of the foregoing or any other Person having sovereign or diplomatic immunity, or by any quasi-governmental agency, such as the United States Postal Service, (7) as a restaurant or bar or for the sale of confectionery, soda or other beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, except for consumption by Tenant's officers, employees and business guests, (8) as an employment agency, executive search firm or similar enterprise, labor union, school, or vocational training center (except for the training of employees of Tenant intended to be employed at the Premises), (9) as a barber shop or beauty salon, (10) by any healthcare professional or healthcare service organization providing medical services at the Premises or (11) for any use involving the use of chemicals or hazardous substances other than those incidental to general office use and otherwise expressly permitted under the provisions of this Leases.

            (B) In connection with, and incidental to, Tenant's use of the Premises for general and executive offices as provided in this Article 2, and in addition to the kitchen and cafeteria facilities referred to in Section 2.1(A)(1) above, Tenant, at its sole cost and expense and upon compliance with all applicable Requirements, may install "dryer" or similar units in the Premises for the purpose of warming food for the officers, employees and business guests of Tenant (but not for use as a public restaurant), provided that Tenant shall obtain all permits required by any Governmental Authorities for the operation thereof and such installation shall comply with the provisions of this Lease, including, without limitation, Article 3 hereof. Tenant may also install, at its sole cost and expense and subject to and in compliance with the provisions of Articles 3 and 4 hereof, vending machines for the exclusive use of the officers, employees and business guests of Tenant, each of which vending machines (if it dispenses any beverages or other liquids or refrigerates) shall have a waterproof pan located thereunder, connected to a drain.

                                   ARTICLE 3
                                   ALTERATIONS

            Section 3.1 (A) Except as provided in Section 3.4 hereof, Tenant shall not make any Alterations without Landlord's prior consent. Landlord shall not unreasonably withhold or delay its consent to any proposed nonstructural Alterations, provided that such Alterations (i) are not visible from the outside of the Building, (ii) do not affect any part of the Building other than the Premises, (iii) do not affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, (iv) do not affect the proper functioning of any Building System, (v) do not reduce the value or utility of the Building, and (vi) do not affect the certificate of occupancy for the Building or the Premises or any actions, proceedings or efforts to obtain any such certificate of occupancy.

            (B) (1) Except as hereinafter sot forth, prior to making any Alterations, Tenant shall (i) submit to Landlord detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for each proposed

Alteration and shall not commence any such Alteration without first obtaining Landlord's approval of such plans and specifications (except with respect to any nonstructural Alteration referred to in Section 3.4 hereof for which Landlord's approval is not required), which, in the case of nonstructural Alterations which meet the criteria set forth in Section 3.1(A) above, shall not be unreasonably withheld or delayed, (ii) at Tenant's expense, obtain all permits, approvals and certificates required by any Governmental Authorities, it being agreed that all filings with Governmental Authorities to obtain such permits, approvals and certificates shall be made, at Tenant's expense, by a Person designated by Landlord, and (iii) furnish to Landlord duplicate original policies or certificates thereof of worker's compensation (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may reasonably approve, naming Landlord and its agents, any Lessor and any Mortgagee, as additional insureds. Upon completion of such Alteration, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alteration required by any Governmental Authority and shall furnish Landlord with copies thereof, together with the "as-built" plans and specifications for such Alterations, it being agreed that all filings with Governmental Authorities to obtain such permits, approvals and certificates shall be made, at Tenant's expense, by a Person designated by Landlord, provided such Person designated by Landlord shall provide its services at a rate competitive with those of other Persons providing similar services for comparable alteration projects in midtown Manhattan. All Alterations shall be made and performed substantially in accordance with the plans and specifications therefor as approved by Landlord, all Requirements, the Rules and Regulations, and all rules and regulations relating to Alterations promulgated by Landlord in its reasonable judgment. All materials and equipment to be incorporated in the Premises as a result of any Alterations or a part thereof shall be first quality and no such materials or equipment (other than Tenant's Property) shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement. All Alteration(s) requiring the consent of Landlord shall be performed only under the supervision of an independent licensed architect or an independent licensed mechanical engineer.

                  (2) If Landlord shall fail to disapprove Tenant's final plans and specifications for any Alteration within twelve (12) Business Days, or within eight (8) Business Days (with respect to any resubmission of disapproved plans), after Landlord's receipt thereof (provided in each instance the same shall be of a scope and scale reasonably susceptible of review in such periods), Landlord shall be deemed to have approved such plans and specifications. Any disapproval given by Landlord shall be accompanied by a statement of the reasons for such disapproval. Landlord reserves the right to disapprove any plans and specifications in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications, and to condition its approval upon Tenant making revisions to the plans and specifications or supplying additional information. Any review or approval by Landlord of any plans and/or specifications with respect to any Alteration is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant or any other Person with respect to the adequacy, correctness or efficiency thereof or otherwise.

            (C) Tenant shall be permitted to perform Alterations during the hours of 8:00 A.M. to 6:00 P.M. on Business Days, provided that such work shall not interfere with or interrupt the operation and maintenance of the Building or unreasonably interfere with or interrupt the use and occupancy of the Building by other tenants in the Building. Otherwise, Alterations shall be performed at such times and in such manner as Landlord may from time to time reasonably designate. All Tenant's Property installed by Tenant and all Alterations in and to the Premises which may be made by Tenant at its own cost and expense prior to and during the Term, shall remain the property of Tenant. Upon the Expiration Date, Tenant shall remove Tenant's Property from the Premises, Tenant's signs on the outside and in the lobby of the Building, all internal staircases, vaults (other than the large vault in the basement of the Building existing on the date hereof) and kitchens (including all equipment, tiled floors and tiled walls (but excluding all other walls) and ventilation duct work serving the kitchens), and, at Tenant's option, Tenant also may remove all other Alterations made by Tenant to the Premises, provided, however, in any case, that Tenant shall repair and restore in a good and workerlike manner to good condition any damage to the Premises or the Building caused by such removal (including, without limitation, reslabbing any openings in the slabs remaining after the removal of the internal staircases, and refireproofing such areas), and Tenant shall comply with all applicable provisions of this Lease regarding Alterations (including, without limitation, the provisions of this Article 3 and all Alteration Rules and Regulations) in connection with such removal. Notwithstanding the foregoing, in addition to Landlord's rights pursuant to Article 15 hereof, if Tenant shall desire to remove the "Weather Star" on the Expiration Date, Tenant shall so notify Landlord not earlier than one hundred eighty (180) nor later than sixty
(60) days prior to the Expiration Date. If Landlord, within ten (10) Business Days after delivery by Tenant of such notice, shall notify Tenant that Landlord elects not to permit the "Weather Star" to be removed, Tenant may not remove the "Weather Star". If Landlord shall notify Tenant within such ten (10) Business Day period that Landlord elects to permit the "Weather Star" to be removed, or if Landlord shall fail or refuse to respond to Tenant's notice within such ten
(10) Business Day period, Tenant, subject to and in accordance with the provisions of this Lease regarding Alterations (including, without limitation, the provisions of this Article 3 and all Alteration Rules and Regulations), by the Expiration Date shall remove the "Weather Star" and shall restore to good and worker like manner and to good condition any damages to the Building caused by such removal. Notwithstanding anything to the contrary contained herein, in addition to Landlord's rights pursuant to Article 15 hereof, Landlord, upon notice given at least thirty (30) days prior to the Fixed Expiration Date or upon such shorter notice as is reasonable under the circumstances upon the earlier expiration of the Term, may require Tenant to remove the "Weather Star", and to repair and restore in a good and worker like manner to good condition any damage to the Premises or the Building caused by such removal, and Tenant shall comply with all applicable provisions of this Lease regarding Alterations (including, without limitation, the provisions of this Article 3 and all Alteration Rules and Regulations) in connection with such removal. Notwithstanding the foregoing, if Landlord shall require Tenant to remove the "Weather Star" as aforesaid, Tenant, within fifteen (15) days after receipt of Landlord's notice (with respect to which date time shall be of the essence), may notify Landlord that, in lieu of removing the "Weather Star", Tenant has elected to pay to

Landlord, as additional rent hereunder, the sum of Two Hundred Thousand Dollars ($200,000), which sum shall be paid to Landlord with such notification.

            (D) (1) All Alterations shall be performed, at Tenant's sole cost and expense, by contractors, subcontractors or mechanics approved by Landlord (which approval shall not be unreasonably withheld or delayed). Prior to making an Alteration, at Tenant's request, Landlord shall furnish Tenant with a list of not less than five (5) contractors who may perform Alterations to the Premises on behalf of Tenant. If Tenant engages any contractor set forth on the list, Tenant shall not be required to obtain Landlord's consent for such contractor unless, prior to the earlier of (a) entering into a contract with such contractor, and (b) the commencement of work by such contractor, Landlord shall notify Tenant that such contractor has been removed from the list. If Landlord shall fail to notify Tenant in writing of its disapproval of any contractor, subcontractor or mechanic, and the reasons therefor, within five (5) days after Tenant's request for Landlord's approval thereof, Landlord shall be deemed to have approved such contractor, subcontractor or mechanic for the performance of such Alteration.

                  (2) Notwithstanding the foregoing, with respect to any Alteration affecting any Building System, Tenant shall select a contractor from a list of not less than five (5) approved contractors furnished by Landlord to Tenant.

            (E) Any mechanic's lien filed against the Premises or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within thirty (30) days after Tenant shall have received notice thereof, at Tenant's expense, by payment or filing the bond required by law. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if such employment would interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others, or of any adjacent property owned by Landlord. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

            Section 3.2 Tenant shall pay to Landlord, as additional rent, in connection with any Alterations, a fee (the "Alteration Fee") equal to the reasonable out of pocket costs and expenses incurred by Landlord and its agents in connection with such Alterations. Any amounts payable under this Section 3.2 shall be paid within ten (10) Business Days after demand therefor.

            Section 3.3 Upon the request of Tenant, Landlord, at Tenant's cost and expense, shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (provided that the provisions of the applicable Requirement shall require that Landlord join in such application) and shall otherwise cooperate with Tenant in connection herewith, provided that Landlord shall not be obligated to incur any cost or expense, including, without limitation, attorneys' fees and disbursements, or suffer any liability in connection therewith.

            Section 3.4 Anything contained in this Lease to the contrary notwithstanding, Landlord's consent shall not be required with respect to any nonstructural Alteration, provided that such Alteration (i) is not visible from the outside of the Building, (ii) does not affect any part of the Building other than the Premises, (iii) does not affect any service required to be furnished by Landlord to any other tenant or occupant of the Building, (iv) does not affect the proper functioning of any Building System, (v) does not impair or diminish the value or utility of the Building, (vi) does not affect or violate the provisions of the certificate of occupancy for the Building or the Premises or any actions, proceedings or efforts to obtain any such certificate of occupancy, and (vii) the estimated cost of the labor and materials for which shall not exceed One Hundred Thousand Dollars ($100,000), which amount shall be increased on the third (3rd) anniversary of the Commencement Date and annually thereafter by the percentage increase, if any, in the consumer Price Index from that in effect on the date immediately preceding the Commencement Date, either individually or in the aggregate with other nonstructural Alterations constructed within any twelve (12) month period; provided, however, that at least ten (10) days prior to making any such nonstructural Alteration, Tenant shall submit to Landlord for informational purposes only the detailed plans and specifications for such Alteration, as required by Section 3.1(B)(1)(i) hereof, and any such Alteration shall otherwise be performed in compliance with the provisions of this Article 3.

                                   ARTICLE 4
                               REPAIRS-FLOOR LOAD

            Section 4.1 Landlord shall operate, maintain and make all necessary repairs (both structural and nonstructural) to the part of Building Systems which provide service to the Premises (but not to the distribution portions of such Building Systems which exclusively service the Premises) and the public portions of the Building, both exterior and interior, in conformance with standards applicable to first class office buildings in midtown Manhattan. All damage or injury to the Premises caused by or resulting from the carelessness, omission, neglect or improper conduct of, or alterations or repairs made by, Landlord or its agents, employees, contractors or subcontractors shall be repaired by Landlord. Tenant, at Tenant's sole cost and expense, shall take good care of the Premises and the fixtures, equipment and appurtenances therein and the distribution systems and shall make all nonstructural repairs thereto as and when needed to preserve them in good working order and condition, except for reasonable wear and tear, obsolescence and damage for which Tenant is not responsible pursuant to the provisions of
Article 10 hereof. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Building and Building Systems, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from carelessness, omission, neglect or improper conduct of, or Alterations made by, Tenant, Tenant's agents, employees, contractors, subcontractors, subtenants, assigns, invitees or licensees, shall be repaired at Tenant's sole cost and expense, by Tenant to the reasonable satisfaction of Landlord (if the required repairs are nonstructural in nature and do not affect any Building System), or by Landlord (if the required repairs are structural in nature or affect any Building System). All of the aforesaid repairs shall be of first quality and of a class consistent with first class office building work or construction and shall be made in accordance with the provisions of Article 3 hereof. If Tenant fails after ten (10) Business Days' notice (or such shorter period as may be required due to an emergency) to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord at the expense of Tenant, and the expenses thereof incurred by Landlord, with interest thereon at the Applicable Rate from the date such expense was incurred to the date such amount is paid by Tenant to Landlord, shall be forthwith paid to Landlord as additional rent after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in the Building or in any Building System, located in, servicing or passing through the Premises.

            Section 4.2 Tenant shall not place a load upon any floor of the Premises exceeding the "live load" limitations set forth on the certificate of occupancy for the Premises, as the same may be modified from time to time. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent shall not be unreasonably withheld, and shall make payment to Landlord of Landlord's out of pocket costs, if any, in connection therewith. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special-handling, Tenant shall employ only persons holding a Master Rigger's license to do said work. All work in connection therewith shall comply with all Requirements and the Rules and Regulations, and shall be done during such hours as Landlord may reasonably designate. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance. Except as expressly provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment thereof.


            Section 4.3 Landlord shall use its reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises in making any repairs, alterations, additions or improvements; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever, except that Landlord, at its expense but subject to recoupment pursuant to Article 27 hereof, shall employ contractors or labor at so-called overtime or other premium pay rates if necessary to make any repair required to be made by it hereunder to remedy any condition that either (i) except in the case of a fire or other casualty, results in a denial of access to the Premises, (ii) threatens the health or safety of any occupant of the Premises, or (iii) except in the case of a fire or other casualty, materially interferes with Tenant's ability to conduct its business in any portion of the Premises. In all other cases, at Tenant's request, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates and incur any other overtime costs or expenses in making any repairs, alterations, additions or improvements, and Tenant shall pay to Landlord, as additional rent, within ten (10) Business Days after demand, an amount equal to the difference between the overtime or other premium pay rates and the regular pay rates for such labor and any other overtime costs or expenses so incurred. If more than one tenant of the Building shall request that Landlord incur the same overtime or premium costs or expenses during the same period, the charge by Landlord for such overtime or premium costs or expenses shall be equitably allocated by Landlord among all such tenants of the Building (including Tenant).

            Section 4.4 Both the design and decoration of the elevator areas of each entire floor of the Premises and the public corridors of any floor of the Premises occupied by more than one (1) occupant (as a result of a subletting or occupancy arrangement, if any, in accordance with Article 12 hereof) shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed and, if Landlord shall fail to disapprove Tenant's final plans and specifications for such design and decoration within twelve (12) Business Days (or, with respect to any resubmission of any disapproved plans, within eight (8) Business Days) after Landlord's receipt thereof (provided in each instance the same shall be of a scope and scale reasonably susceptible of review in such periods), Landlord shall be deemed to have approved such plans and specifications. Such elevator areas and public corridors shall be maintained and kept clean by Tenant to Landlord's reasonable satisfaction. Nothing contained in the foregoing sentence, however, shall vitiate Landlord's obligation to clean the Premises as provided in Section 28.4 hereof.

                                   ARTICLE 5
                                 WINDOW CLEANING

            Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned from the outside in violation of Section 202 of the Labor Law, or any other Requirement, or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

                                   ARTICLE 6
                               REQUIREMENTS OF LAW

            Section 6.1 (A) Tenant, at its sole cost and expense, shall comply with all Requirements applicable to the use and occupancy of the Premises, including, without limitation, those applicable to the making of any Alterations therein or the result of the making thereof, except that (other than with respect to the making of Alterations or the result of the making thereof) Tenant shall not be under any obligation to make any Alteration in order to comply with any Requirement applicable to (i) the mere general "office" use (as opposed to the manner of use) of the Office Premises, or (ii) the mere general "storage" use (as opposed to the manner of use) of the Basement Premises, in each event unless otherwise expressly required herein. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with a standard "all-risk" insurance policy; and shall not do, or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the New York City Fire Department, New York Board of Fire Underwriters, the Insurance Services Office or other authority having jurisdiction or any insurer of Landlord or Tenant, and then only in such quantity and manner of storage as not to increase the rate for fire insurance applicable to the Building, or use the Premises in a manner (as opposed to mere use as general "offices", "storage" and "garage" provided above) which shall increase the rate of fire insurance on the Building or on property located therein, over that in similar type buildings or in effect on the Commencement Date. If by reason of Tenant's failure to comply with the provisions of this Article, the fire insurance rate shall be higher than it otherwise would be, then Tenant shall desist from doing or permitting to be done any such act or thing and shall reimburse Landlord, as additional rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement upon demand by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or the Premises issued by the Insurance Services Office, any other body fixing such fire insurance rates or written confirmation from Landlord's insurer, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Building.

                  (B) Landlord, at its sole cost and expense (but subject to recoupment as provided in Article 27 hereof), shall comply with all other Requirements applicable to the Premise's and those portions of the Building not leased to and occupied by Tenants of the Building or available for leasing, subject to Landlord's right to contest the applicability or legality thereof.

            Section 6.2 Tenant, at its sole cost and expense and after notice to Landlord, may contest by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any Requirement affecting the Premises, provided that (a) Landlord (or any Indemnitee) shall not be subject to imprisonment or to prosecution for a crime, nor shall the Real Property or any part thereof be subject to being condemned or vacated, nor shall the certificate of occupancy for the Premises or the Building, if any, be suspended or threatened to be suspended by reason of non-compliance or by reason of such contest; (b) before the commencement of such contest, if Landlord or any Indemnitee may be subject to any civil fines or penalties or other criminal penalties or criminal fines or if Landlord or any Indemnitees may be liable to any independent third party as a result of such noncompliance, Tenant shall furnish to Landlord, at Tenant's option, either (i) a bond of a surety company satisfactory to Landlord, in form and substance reasonably satisfactory to Landlord, and in an amount equal to the sum of (A) the cost of such compliance,
(B) the criminal or civil penalties or fines that may accrue by reason of such non-compliance (as reasonably estimated by Landlord), and (C) the amount of such liability to independent third parties (as reasonably estimated by Landlord), and shall indemnify Landlord (and any Indemnitee) against the cost of such compliance and liability resulting from or incurred in connection with such contest or non-compliance (except that Tenant shall not be required to furnish such bond to Landlord if it has otherwise furnished any similar bond required by law to the appropriate Governmental Authority and has named Landlord as a beneficiary thereunder) or (ii) other security reasonably satisfactory in all respects to Landlord; (c) such non-compliance or contest shall not constitute or result in a violation (either with the giving of notice or the passage of time or both) of the terms of any Mortgage or Superior Lease, or if such Superior Lease or Mortgage shall condition such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken or such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord regularly advised as to the status of such proceedings. Without limiting the applicability of the foregoing, Landlord (or any Indemnitee) shall be deemed subject to prosecution for a crime if Landlord (or any Indemnitee), a Lessor, a Mortgagee or any of their officers, directors, partners, shareholders, agents or employees is charged with a crime of any kind whatsoever, unless such charges are withdrawn ten (10) days before Landlord (or any Indemnitees), such Lessor or such Mortgagee or such officer, director, partner, shareholder, agent or employee, as the case may be, is required to plead or answer thereto.

                                   ARTICLE 7
                                  SUBORDINATION

            Section 7.1 (A) Provided that (a) a Mortgagee shall execute and deliver to Tenant an agreement to the effect that, if there shall be a foreclosure of its Mortgage, such Mortgagee will not make Tenant a party defendant to such foreclosure (unless required by law), evict Tenant, disturb Tenant's possession under this Lease, or terminate or disturb Tenant's leasehold estate or rights hereunder, and will recognize Tenant as the direct tenant of such Mortgagee on the same terms and conditions as are contained in this Lease, subject to the provisions hereinafter set forth, provided no Event of Default shall have occurred and be continuing hereunder, or (b) a Lessor shall execute and deliver to Tenant an agreement to the effect that if its Superior Lease shall terminate or be terminated for any reason, Lessor will not evict Tenant, disturb Tenant's possession under the Lease, or terminate or disturb Tenant's leasehold estate or rights hereunder, and will recognize Tenant as the direct tenant of such Lessor on the same terms and conditions as are contained in this Lease (subject to the provisions hereinafter set forth), provided no Event of Default shall have occurred and be continuing and Lessor shall not make Tenant a party in any action to terminate such Superior Lease or to remove or evict Tenant from the Premises provided no Event of Default shall have occurred and be continuing (any such agreement, or any agreement of similar import, from a Mortgagee or a Lessor, as the case may be, being hereinafter referred to as a "Nondisturbance Agreement"), this Lease shall be subject and subordinate to such Superior Lease and/or to such Mortgage. This clause shall be self-operative and no further instrument of subordination shall be required from Tenant to make the interest of any Lessor or Mortgagee superior to the interest of Tenant hereunder. Tenant shall not do anything that would constitute a default under any Superior Lease or Mortgage, or omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default thereunder. If the date of expiration of any Superior Lease shall be the same day as the Expiration Date, the Term shall end and expire twelve (12) hours prior to the expiration of the Superior Lease.

                  (B) Any Nondisturbance Agreement may be made on the condition that neither the Mortgagee nor the Lessor, as the case may be, nor anyone claiming by, through or under such Mortgagee or Lessor, as the case may be, including a purchaser at a foreclosure sale, shall be:

                        (1) liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord), or

                        (2) subject to any defense or offsets which Tenant may have against any prior landlord (including, without limitation, the then defaulting Landlord), or

                        (3) bound by any payment of Rental which Tenant may have made to any prior landlord (including, without limitation, the then defaulting Landlord) more than thirty (30) days in advance of the date upon which such payment was due, or

                        (4) bound by any obligation to make any payment to or on behalf of Tenant, or

                        (5) bound by any obligation to perform any work or to make improvements to the Premises, except for (i.) repairs and maintenance pursuant to the provisions of Article 4 hereof, provided, however, that with respect to any such repairs or maintenance the need for which arose prior to the date upon which such owner, Lessor, or Mortgagee shall be entitled to possession of the Premises, such owner, Lessor or Mortgagee shall not be liable for the fact that such repairs or maintenance were not performed by any then-prior Landlord in a timely fashion, (ii) repairs to the Premises or any part thereof as a result of damage by fire or other casualty pursuant to Article 10 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any insurance actually made available to such Lessor or Mortgagee, and (iii) repairs to the Premises as a result of a partial condemnation pursuant to Article 11 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any award mad available to such Lessor or Mortgagee, or

                        (6) bound by any amendment or modification of this Lease made without its consent, or

                        (7) bound to return Tenant's security deposit, if any, until such deposit has come into its actual possession and Tenant would be entitled to such security deposit pursuant to the terms of this Lease.

                  (C) If required by the Mortgagee or the Lessor, within ten
(10) Business Days after notice thereof, Tenant shall join in any Nondisturbance Agreement to indicate its concurrence with the provisions thereof and its agreement that if at any time prior to the expiration of the Term, any Superior Lease shall terminate or be terminated for any reason or any Mortgagee comes into possession of the Real Property or the Building or the estate created by any Superior Lease by receiver or otherwise, Tenant shall attorn, from time to time, to any owner of the Real Property or the Building, or such Lessor or Mortgage or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a dead in lieu of foreclosure, as the case may be, as Tenant's landlord hereunder, upon the then executory terms and conditions of this Lease for the remainder of the Term, provided that such owner, Lessor or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall then be entitled to possession of the Premises. Tenant shall promptly so accept, execute and deliver any Nondisturbance Agreement proposed by any such Mortgagee or Lessor which conforms to the provisions of this Article 7. Any such Nondisturbance Agreement may also contain other terms and conditions as may otherwise be required by such Mortgagee or Lessor, as the case may be, which do not increase Tenant's monetary obligations under this Lease, or adversely affect or diminish the rights, or increase the other obligations of Tenant under this Lease, by more than a de minimis amount.

            Section 7.2 If (i) a Lessor shall not have delivered a Nondisturbance Agreement and if at any time prior to the expiration of the Term, any Superior Lease shall terminate or be terminated for any reason or (ii) if a Mortgagee shall not have delivered a Nondisturbance Agreement and if at any time prior to the expiration of the Term, any Mortgagee comes into possession of the Real Property or the Building or the estate created by any Superior Lease by receiver or otherwise, Tenant agrees, upon demand of any owner of the Real Property or the Building, or of any such Lessor, or of any such Mortgagee in possession of the Real Property or the Building, to attorn, from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, as the case may be, as Tenant's Landlord hereunder, upon the then executory terms and conditions of this Lease, subject to the provisions of Section 7.1 hereof, for the remainder of the Term, provided that such owner, Lessor or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foreg6ing, shall then be entitled to possession of the Premises. The provisions of this Section
7.2 shall ensure to the benefit of any such owner, Lessor or Mortgagee, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, Lessor or Mortgagee, shall execute, from time to time, instruments, in recordable form, in confirmation of the foregoing provisions of this Section 7.2, satisfactory to any such owner, Lessor or Mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy.

            Section 7.3 From time to time, within five (5) Business Days next following written request by Landlord, any Mortgagee or any Lessor, Tenant shall deliver to Landlord, such Mortgagee or such Lessor a written statement executed by Tenant, in form-reasonably satisfactory to Landlord, such Mortgagee or such Lessor, (1) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (2) setting forth the date to which the Fixed Rent, additional rent and other items of Rental have been paid, (3) stating whether or not, to the best knowledge of Tenant, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, and (4) as to any other matters reasonably requested by Landlord, such mortgagee or such Lessor and related to this Lease. Tenant acknowledges that any statement delivered pursuant to this Section 7.3 may be relied upon by any purchaser or owner of the Real Property or the Building, or Landlord's interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, or by an assignees of any mortgage, or by any Lessor, or by any assignee of any Lessor.

            Section 7.4 From time to time, within five (5) Business Days next following written request by Tenant, Landlord shall deliver to Tenant a written statement executed by Landlord (i) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which the Fixed Rent, all additional rent and any other items of Rental have been paid, (iii) stating whether or not, to the best knowledge of Landlord (but without having made any investigation), Tenant is in default under this Lease, and, if Tenant is in default, setting forth the specific nature of all such defaults, and (iv) as to any other matters reasonably requested by Tenant and related to this Lease.

            Section 7.5 As long as any Superior Lease or Mortgage shall exist, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to all Lessors and Mortgagees at such addresses as shall have been furnished to Tenant by such Lessors and Mortgagees and, except with respect to any act or omission of Landlord which materially interferes with Tenant's use of any material portion of the Premises, if any such Lessor or Mortgagee, as the case may be, shall have notified Tenant within ten (10) Business Days following receipt of such notice of its intention to remedy such act or omission, until a reasonable period of time shall have elapsed following the giving of such notice, during which period such Lessors and Mortgagees shall have the right, but not the obligation, to remedy such act or omission.

            Section 7.6 Tenant hereby irrevocably waives any and all right(s) it may have in connection with any zoning lot merger or transfer of development rights with respect to the Real Property including, without limitation, any rights it may have to be a party to, to contest, or to execute, any Declaration of Restrictions (as such term is defined in Section 12-10 of the Zoning Resolution of The City of New York effective December 15, 1961, as amended) with respect to the Real Property, which would cause the Premises to be merged with or unmerged from any other zoning lot pursuant to such Zoning Resolution or to any document of a similar nature and purpose, and Tenant agrees that this Lease shall be subject and subordinate to any Declaration of Restrictions or any other document of similar nature and purpose now or hereafter affecting the Real Property. In confirmation of such subordination and waiver, Tenant shall execute and deliver promptly any certificate or instrument that Landlord reasonably may request.

                                   ARTICLE 8
                              RULES AND REGULATIONS

            Tenant and Tenant's contractors, employees, agents, visitors, invitees and licensees shall comply with the Rules and Regulations. Tenant shall have the right to dispute the reasonableness of any additional Rule or Regulation hereafter adopted by Landlord. If Tenant disputes the reasonableness of any additional Rule or Regulation hereafter adopted by Landlord, the dispute shall be determined by arbitration in the City of New York in accordance with the rules and regulations then obtaining of the American Arbitration Association or its successor. Any such determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice upon Landlord within thirty (30) days after receipt by Tenant of notice of the adoption of any such additional Rule or Regulation, which notice shall contain a statement referring to the waiver of Tenant's right to dispute such Rule or Regulation unless such dispute is asserted in the manner and within the time period set forth in this Article 8. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees, except that, other than as a result of special circumstances applicable to Tenant or any other tenant of the Building, Landlord shall not enforce any Rule or Regulation against Tenant which Landlord shall not then generally be enforcing against all other office tenants in the Building (other than Landlord or its Affiliates). If there is any conflict between the Rules or Regulations and the terms or provisions of this Lease, the terms and provisions of this Lease shall control.

                                   ARTICLE 9
                INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT

            Section 9.1 (A) Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant or others by theft or otherwise. Neither Landlord nor its agents shall be liable for any injury (or death) to persons or damage to property, or interruption of Tenant's business, resulting from fire or other casualty; nor shall Landlord or its agents be liable for any such injury (or death) to persons or damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work; nor shall Landlord be liable for any injury (or death) to persons or damage to property or improvements, or interruption of Tenant's business, resulting from any latent defect in the Premises or in the Building (provided that the foregoing shall not relieve Landlord from its obligations, if any, to repair such latent defect pursuant to the provisions of Article 4 hereof), or resulting from the existence of asbestos, asbestos-containing materials, polychlorinated biphanyls or other matters which are, or may be, or may become, environmental hazards, unless the same were installed by

Landlord subsequent to the date hereof. Anything in this Article 9 to the contrary notwithstanding, except as set forth in Articles 4, 10, 13, 28 and 35 of this Lease and otherwise as expressly provided herein, Landlord shall not be relieved from responsibility for any loss or damage caused wholly or in part by the negligent acts or omissions of Landlord. Nothing in the foregoing sentence shall affect any right of Landlord to the indemnity from Tenant to which Landlord may be entitled under Article 35 hereof in order to recoup for payments made to compensate for losses of third parties.

                  (B) If at any time any windows of the Premises are temporarily closed, darkened or bricked-up due to any Requirement or by reason of repairs, maintenance, alterations, or improvements to the Building, or any of such windows are permanently closed, darkened or bricked-up due to any Requirement (unless the same is the result of Landlord's negligence or its failure to comply with any Requirement), Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor, nor abatement or diminution of Fixed Tenant from its obligations hereunder, nor constitute an actual or constructive eviction, in whole or in part, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise, nor impose any liability upon Landlord or its agents. If at any time the windows of the Premises are temporarily closed, darkened or bricked-up, as aforesaid, Landlord shall perform such repairs, maintenance, alterations or improvements and comply with the applicable Requirements with reasonable diligence and otherwise take such action as may be reasonably necessary to minimize the period during which such windows are temporarily closed, darkened, or bricked-up. Tenant expressly acknowledges that the windows of the Premises on the easterly side of the Building are "lot line" windows and therefore may have to be closed, darkened or bricked-up during the Term. If such windows have to be closed, darkened or bricked-up as aforesaid (i) Tenant shall provide Landlord, its agents and contractors, with access to the Premises to perform such work with respect to such windows, (ii) Landlord, in accordance with the provisions of Section 4.3 hereof, at its sole cost and expense (but subject to recoupment pursuant to Article 27 hereof) shall cause such work to be performed and (iii) Tenant shall not be entitled to any offset, set-off or abatement, or any claim of constructive eviction, in connection with the performance of such work or as a result of such windows being closed, darkened or bricked-up as aforesaid.

                  (C) Tenant shall notify Landlord of any fire or accident in the Premises reasonably promptly after an officer of Tenant has notice thereof.

            Section 9.2 Tenant shall obtain and keep in full force and effect
(i) an "all risk" insurance policy for Tenant's Specialty Alterations and Tenant's Property at the Premises, and (ii) a policy of commercial general liability and property damage insurance on an occurrence basis, with a broad form contractual liability endorsement. Such policies shall provide that Tenant is named as the insured. Landlord, Landlord's managing agent, Landlord's other agents as Landlord may reasonably designate and who perform work in or in connection with the Building, and any Lessors and any Mortgagees (whose names shall have been furnished to Tenant) shall be added as additional insureds, as their respective interests may appear with respect to the insurance required to be carried pursuant to clause (i) above, and only to the extent of the named insured's negligence with respect to the insurance required to be carried pursuant to clause (ii) above. Such policy with respect to clause (ii) above shall include a provision under which the insurer agrees to indemnify and hold Landlord, Landlord's managing agent, Landlord's agent and such Lessors and Mortgagees harmless from and against, subject to the limits of liability set forth in this
Section 9.2, all cost, expense and liability arising out of, or based upon, any and all claims, accidents, injuries and damages mentioned in Article 35. In addition, the policy required to be carried pursuant to clause (ii) above shall contain a provision that (a) no act or omission of Tenant shall affect or limit the obligation of the insurer to pay the amount of any loss sustained, other than a willful failure by Tenant to notify its insurer of a loss under such policy, (b) the policy shall be non-cancelable with respect to Landlord, Landlord's managing agent, Landlord's other agents and such Lessors and Mortgagees (whose names and addresses shall have been furnished to Tenant) unless thirty (30) days' prior written notice shall have been given to Landlord, Landlord's managing agent, Landlord's other agents and such Lessors and Mortgagees (whose names and addresses shall have been furnished to Tenant) by mail, which notice shall contain the policy number and the names of the insured and (c) the policy may not be amended, modified or supplemented in any manner which causes the coverage thereunder to be in violation of the provisions of this Article 9 without the prior written consent of Landlord, Landlord's managing agent, Landlord's other agents and such Lessors and Mortgagors. In addition, upon receipt by Tenant of any notice of cancellation or any other notice from the insurance carrier which may adversely affect the coverage of the insureds under such policy of insurance, Tenant shall immediately deliver to Landlord and any other additional insured hereunder a copy of such notice. The minimum amounts of liability under the policy of insurance required to be carried pursuant to clause (ii) above shall be a combined single limit with respect to each occurrence in an amount of $5,000,000 for injury (or death) to persons and damage to property, which amount shall be increased from time to time to that amount of insurance which in Landlord's reasonable judgment is then being customarily required by prudent landlords of first-class buildings in Now York City. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of "A" and a financial rating of at least "XIII". Tenant's insurance required hereunder may be effected by a policy or policies of blanket insurance which cover other properties in addition to the Premises, but only if
(i) the protection afforded thereunder is not less than that which would have been afforded under a separate policy or policies relating only to the Premises,
(ii) such blanket policy shall include a provision that the aggregate limit shall apply separately to the Premises and (iii) in all other respects such policy shall comply with the other provisions of this Article 9.

            Section 9.3 Landlord shall obtain and keep in full force and effect
(a) insurance against loss or damage by fire and other casualty to the Building, including tenant's Alterations (exclusive of Specialty Alterations), as may be insurable under then available standard forms of "all-risk" insurance policies, in an amount equal to one hundred percent (100%) of the replacement value thereof or in such lesser amount as will avoid co-insurance (including an "agreed amount" endorsement) and (b) such other types of insurance as in Landlord's reasonable judgment shall be consistent with that maintained by prudent owners of first class office buildings in Manhattan, provided, however, that Landlord shall not be required to obtain or carry any insurance which it reasonably determines is not economically prudent to carry. Notwithstanding the foregoing, Landlord shall not be liable to Tenant for any failure to insure, replace or restore any Alterations unless Tenant shall have notified Landlord of the completion of such Alterations and of the cost thereof, and shall have maintained adequate records with respect to such Alterations to facilitate the adjustment of any insurance claims with respect thereto. Tenant shall cooperate with Landlord and Landlord's insurance companies in the adjustment of any claims for any damage to the Building or such Alterations. All claims with respect to any damage covered by insurance carried by Landlord shall be filed with Landlord's insurance carrier. All insurance required to be carried by Landlord pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York.

            Section 9.4 On or prior to the Commencement Date, each party shall deliver to the other appropriate certificates of insurance, including evidence of waivers of subrogation required pursuant to Section 10.5 hereof, required to be carried by such party pursuant to this Article 9. Tenant shall, within seven
(7) days after Landlord's request therefor, provide Landlord with all policies of insurance required to be carried by Tenant hereunder. Evidence of each renewal or replacement of a policy shall be delivered by each party to the other within thirty (30) days after the expiration of such party's policy.

            Section 9.5 Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, Tenant's Property or Specialty Alterations, and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant's business.

                                   ARTICLE 10
                         DESTRUCTION-FIRE OR OTHER CAUSE

                  Section 10.1(A) If the Premises (including Alterations other than Specialty Alterations) shall be damaged by fire or other casualty, and if Tenant shall give prompt notice thereof to Landlord, the damage shall be diligently repaired by and at the expense of Landlord to substantially the condition prior to the damage, and until the later of (a) the date on which such repairs which are required to be performed by Landlord (excluding Long Lead
Work) shall be substantially completed (of which substantial completion Landlord shall promptly notify Tenant) and (b) the date upon which Tenant shall have substantially completed the performance of its Specialty Alterations, excluding Long Lead Work (but in no event later than ninety (90) days after the earlier of (x) the date specified in the notice delivered by Landlord to Tenant pursuant to
Section 10.1(8)(1) hereof and (y) the date on which the repairs which are required to be performed by Landlord (excluding Long Lead Work) shall be substantially completed), the Fixed Rent, Escalation Rent and Space Factor shall be reduced in the proportion which the ratio between the area of the part of the Premises which is not usable by Tenant, as determined by Landlord in its reasonable discretion, bears to the total area of the Premises immediately prior to such casualty and Tenant's Share shall be redetermined based upon the proportion in which the ratio between the rentable area of the Premises remaining after such casualty bears to the rentable area of the Building remaining after such casualty (in each case taking into account which portion of the Premises is damaged and making an adjustment for the fact that (i) the Fixed Rent per rentable square foot is different with respect to the various portions of the Premises and (ii) Tenant's Share has been determined without regard to Basement Space or Garage Space). Upon the substantial completion of such repairs (excluding Long Lead Work), Landlord shall diligently prosecute to completion any items of Long Load Work remaining to be completed. Landlord shall have no obligation to repair any damage to, or to replace, any Specialty Alterations or Tenant's Property. In addition, Landlord shall not be obligated to repair any damage to, or to replace, any Alterations unless Tenant shall have notified Landlord of the completion of such Alterations and the cost thereof, and shall have maintained adequate records with respect to such Alterations. Landlord shall use its reasonable efforts to minimize interference with Tenant's use and occupancy in making any repairs pursuant to this Section.

                  (B) Prior to the substantial completion of Landlord's repair obligations set forth in Section 10.1 (A) hereof, Landlord shall provide Tenant and Tenant's contractor, subcontractors and materialmen access to the Premises to perform Specialty Alterations, on the following terms and conditions (but not to occupy the same for the conduct of business):

                        (1) Tenant shall not commence work in any portion of the Premises until the date specified in a notice from Landlord to Tenant stating that the repairs required to be made by Landlord have been or will be completed to the extent reasonably necessary, in Landlord's discretion, to permit the commencement of the Specialty Alterations then prudent to be performed in accordance with good construction practice in the portion of the Premises in question without interference with, and consistent with the performance of, the repairs remaining to be performed.

                        (2) Such access by Tenant shall be deemed to be subject to all of the applicable provisions of this Lease, including, without limitation, Tenant's obligation to pay to Landlord the Electricity Additional Rent as more particularly set forth in Article 13 hereof, except that there shall be no obligation on the part of Tenant solely because of such access to pay any Fixed Rent or Escalation Rent with respect to the affected portion of the Premises for any period prior to substantial completion of the repairs.

                        (3) It is expressly understood that if Landlord shall be prevented from substantially completing the repairs due to any acts of Tenant, its agents, servants, employees or contractors, including, without limitation, by reason of the performance of any Specialty Alteration, by reason of Tenant's failure or refusal to comply or to cause its architects, engineers, designers and contractors to comply with any of Tenant's obligations described or referred to in this Lease, or if such repairs are not completed because under good construction scheduling practice such repairs should be performed after completion of any Specialty Alteration, then such repairs shall be deemed substantially complete on the date when the repairs would have been substantially complete but for such delay and the expiration of the abatement of the Tenant's obligations hereunder shall not be postponed by reason of such delay. Any additional costs to Landlord to complete any repairs occasioned by such delay shall be paid by Tenant to Landlord within ten (10) Business Days after demand, as additional rent.

            Section 10.2 Anything contained in Section 10.1 hereof to the contrary notwithstanding, if the Building shall be so damaged by fire or other casualty that, in Landlord's reasonable opinion, substantial alteration, demolition, or reconstruction of the Building shall be required, then Landlord, at Landlord's option, may, not later than ninety (90) days following the damage, give Tenant a notice in writing terminating this Lease, provided that (i) if the Premises are substantially damaged or rendered substantially untenantable, Landlord may not terminate this Lease unless it shall elect to terminate leases (including this Lease) affecting at least eighty percent (80%) of the rentable area of the Building (excluding any rentable area occupied by Landlord or its Affiliates) substantially damaged or rendered substantially untenantable and leased under leases which Landlord may terminate as a result thereof, and (ii) if the Premises are not substantially damaged or rendered substantially untenantable, Landlord may not terminate this Lease unless it shall elect to terminate leases (including this Lease), affecting at least fifty percent (50%) of the rentable area of the Building (excluding any rentable area occupied by Landlord or its Affiliates). If Landlord elects to terminate this Lease, the Term shall expire upon a date set by Landlord, but not sooner than the tenth
(10th) day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof. Upon the termination of this Lease under the conditions provided for in this Section 10.2, the Fixed Rent and Escalation Rent shall be apportioned and any prepaid portion of Fixed Rent and Escalation Rent for any period after such date shall be refunded by Landlord to Tenant.

            Section 10.3 (A) Within forty-five (45) days after notice-to Landlord of any damage described in Section 10.1 hereof, Landlord shall deliver to Tenant a statement prepared by a reputable contractor setting forth such contractor's estimate as to the time required to repair such damage, exclusive of time required to repair any Specialty Alterations (which are Tenant's obligation to repair) or to perform Long Lead Work. If the estimated time period exceeds twelve (12) months from the date of such statement, and as a result of such casualty Tenant shall not be able during such twelve (12) month period to reasonably use the Premises for its business purposes, Tenant may elect to terminate this Lease by notice to Landlord not later than thirty (30) days following receipt of such statement. If Tenant makes such election, the Term shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof. If Tenant shall not have elected to terminate this Lease pursuant to this Article 10 (or is not entitled to terminate this Lease pursuant to this Article 10), the damage shall be diligently repaired by and at the expense of Landlord as and to the extent set forth in Section 10.1 hereof.

                  (B) Except as expressly set forth in this Section 10.3, Tenant shall have no other options to cancel this Lease under this Article 10.

            Section 10.4 This Article 10 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like nature and purpose now or hereafter in force shall have no application in any such case.

            Section 10.5 The parties hereto shall procure an appropriate clause in, or endorsement on, any fire or extended coverage or "all risk" insurance covering the Premises, the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery and having obtained such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage or "all risk" insurance, provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and be coextensive with the terms and provisions of the waiver of subrogation clause or endorsements or clauses or endorsements consenting to a waiver of right of recovery. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium, the first party shall not be required to obtain such waiver of subrogation provision. If either party shall be unable to obtain the inclusion of such clause even with the payment of an additional premium, then such party shall attempt to name the other party as an additional insured (but not a loss payee) under the policy. If the payment of an additional premium is required for naming the other party as an additional insured (but not a loss payee), each party shall advise the other of the amount of any such additional premium and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium or if it shall not be possible to have the other party named as an additional insured (but not loss payee), even with the payment of an additional premium, then (in either event) such party shall so notify the first party and the first party shall not have the obligation to name the other party as an additional insured. Tenant acknowledges that Landlord shall not carry insurance on and shall not be responsible for damage to, Tenant's Property or Specialty Alterations, and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant's business.

                                   ARTICLE 11
                                 EMINENT DOMAIN

            Section 11.1 If the whole of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Real Property and not the entire Premises shall be so acquired or condemned then, (1) except as hereinafter provided in this Section 11.1, this Lease and the Term shall continue in force and effect, but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, the Fixed Rent and the Space Factor shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation and Tenant's Share shall be redetermined based upon the proportion in which the ratio between the rentable area of the Premises remaining after such acquisition or condemnation bears to the rentable area of the Building remaining after such acquisition or condemnation (in each case taking into account which portion of the Premises is taken and making an adjustment for the fact that (i) the Fixed Rent per rentable square foot is different with respect to the various portions of the Premises and (ii) Tenant's Share has been determined without regard to Basement Space or Garage Space); (2) whether or not the Premises shall be affected thereby, Landlord, at Landlord's option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, a thirty (30) days' notice of termination of this Lease if Landlord shall elect to terminate leases (including this Lease), affecting at least fifty percent (50%) of the rentable area of the Building (excluding any rentable area leased by Landlord or its Affiliates); and (3) if the part of the Real Property so acquired or condemned shall contain more than twenty-five percent (25%) of the total area of the Office Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Office Premises, Tenant, at Tenant's option, may give to Landlord, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title, a thirty (30) days' notice of termination of this Lease. If any such thirty (30) days' notice of termination is given by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated pursuant to the foregoing provisions of this Section 11.1, Landlord, at Landlord's expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit inclusive of Tenant's Alterations (other than Specialty Alterations) contained in such remaining portion of the Premises immediately prior to such acquisition or condemnation. Upon the termination of this Lease and the Term pursuant to the provisions of this Section 11.1, the Fixed Rent, Electricity Additional Rent, Escalation Rent and all other items of Rental shall be apportioned and any prepaid portion of Fixed Rent, Electricity Additional Rent, Escalation Rent and all other items of Rental for any period after such date shall be refunded by Landlord to Tenant.

            Section 11.2 In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section
11.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant's Property included in such taking, and for any moving expenses, provided that the foregoing does not reduce the award otherwise payable to Landlord.

            Section 11.3 If the whole or any part of the Premises shall be acquired or condemned temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice thereof to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay in full all items of Rental payable by Tenant hereunder without reduction or abatement, and Tenant shall be entitled to receive for itself any award or payments for such use, provided, however, that:

                        (i) if the acquisition or condemnation is for a period not extending beyond the Term and if such award or payment is made less frequently than in monthly installments, the same shall be paid to and held by Landlord as a fund which Landlord shall apply from time to time to the Rental payable by Tenant hereunder, except that, if by reason of such acquisition or condemnation changes or alterations are required to be made to the Premises which would necessitate an expenditure to restore the Premises, then a portion of such award or payment reasonably considered by Landlord as appropriate to cover the expenses of the restoration shall be retained by Landlord, without application as aforesaid, and applied toward the restoration of the Premises as provided in Section 11.1 hereof; or

                        (ii) if the acquisition or condemnation is for a period extending beyond the Term, such award or payment shall be apportioned between Landlord and Tenant as of the Expiration Date; Tenant's share thereof, if paid less frequently than in monthly installments, shall be paid to Landlord and applied in accordance with the provisions of clause (i) above, provided, however, that the amount of any award or payment allowed or retained for restoration of the Premises shall remain the property of Landlord if this Lease shall expire prior to the restoration of the Premises.

                                   ARTICLE 12
                     ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.

            Section 12.1(A) Except as expressly permitted herein, Tenant, without the prior consent of Landlord in each instance, shall not (a) assign its rights or delegate its duties under this Lease (whether by operation of law, transfers of interests in Tenant or otherwise), mortgage or incumber its interest in this Lease, in whole or in part, (b) sublet, or permit the subletting of, the Premises or any part thereof, or (c) permit the Premises or any part thereof to be occupied or used for desk space, mailing privileges or otherwise, by any Person other than Tenant.

                  (B) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

            Section 12.2(A) If Tenant's interest in this Lease is assigned in violation of the provisions of this Article 12, such assignment shall be void and of no force and effect against Landlord; provided, however, that Landlord may collect an amount equal to the then Fixed Rent plus any other item of Rental from the assignee as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Rent and other items of Rental reserved in this Lease. If the Premises or any part thereof are sublet to, or occupied by, or used by, any Person other than Tenant, whether or not in violation of this
Article 12, Landlord, after the occurrence of an Event of Default by Tenant under this Lease, including, without limitation, a subletting or occupancy in violation of this Article 12, may collect any item of Rental or other sums paid by the subtenant, user or occupant as a fee for its use and occupancy, shall apply the net amount collected to the Fixed Rent and other items of Rental reserved in this Lease and, provided that no Event of Default shall have occurred and be continuing, the excess, if any, shall be split equally between Landlord and Tenant. No such assignment, subletting, occupancy or use, whether with or without Landlord's prior consent, nor any such collection or application of Rental or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as tenant hereunder. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment, subletting, occupancy or use.

                  (B) Tenant shall reimburse Landlord on demand for any reasonable out of pocket costs that may be incurred by Landlord in connection with any proposed assignment of Tenant's interest in this Lease, any proposed subletting of the Premises or any part thereof or any assignment of Tenant's interest in this Lease or subletting of the Premises or any part thereof by any Person whose rights derive from Tenant, including, without limitation, any reasonable processing fee, reasonable attorneys' fees and disbursements and the reasonable out of pocket costs of making investigations as to the acceptability of the proposed subtenant or the proposed assignee. Tenant shall engage, as exclusive leasing agent for Tenant with respect to any proposed subletting of the Premises or any part thereof or any proposed assignment of Tenant's interest in this lease, such broker as shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord shall deny its approval of any broker proposed by Tenant, Landlord, simultaneously with its denial of its consent to Tenant's proposed broker, shall deliver to Tenant a list of not less than five (5) brokers, who are not Affiliates of Landlord or the managing agent for the Building, acceptable to Landlord. If Tenant shall select a broker from such list, Tenant shall not be required to obtain the consent of Landlord for its use of such broker, but shall, simultaneously with its engagement of such broker, notify Landlord thereof. Landlord may remove any or all of such brokers from such list from time to time; provided, however, that any broker removed from such list shall be replaced by Landlord with a broker who is not an Affiliate of Landlord or its managing agent for the Building.

                  (C) Neither any assignment of Tenant's interest in this Lease nor any subletting, occupancy or use of the Premises or any part thereof by any Person other than Tenant, nor any collection of Rental by Landlord from any Person other than Tenant as provided in this Section 12.2, nor any application of any such Rental as provided in this Section 12.2 shall, in any circumstances, relieve Tenant of its obligations under this Lease on Tenant's part to be observed and performed and, subsequent to any assignment, Tenant's liability hereunder shall continue notwithstanding any subsequent modification or amendment hereof or the release of any subsequent tenant hereunder from any liability, to all of which Tenant hereby consents in advance.

                  (D) Any Person to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall execute and deliver to Landlord upon demand an instrument confirming such assumption. No such assignment of this Lease shall relieve Tenant of its obligations hereunder and, subsequent to any such assignment, Tenant's liability hereunder shall continue notwithstanding any subsequent modification or amendment hereof (other than a modification or amendment hereof which increases the obligations of Tenant hereunder, to the extent of such increase) or the release of any subsequent tenant hereunder from any liability, to all of which Tenant hereby consents in advance.

            Section 12.3(A) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any Person who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then-notice of such proposed assignment shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant of such bona fide offer, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth (a) the name and address of such Person, (b) all of the terms and conditions of such offer, and (c) adequate assurance of future performance by such Person under the Lease as set forth in Paragraph (B) below, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such Person, less any brokerage commissions which would otherwise be payable by Tenant out of the consideration to be paid by such Person in connection with the assignment of this Lease.

                  (B) The term "adequate assurance of future performance" as used in this Lease shall mean that any proposed assignee shall, among other things, (a) deposit with Landlord on the assumption of this Lease the sum of the then Fixed Rent as security for the faithful performance and observance by such assignee of the terms and obligations of this Lease, which sum shall be held by Landlord, (b) furnish Landlord with financial statements of such assignee for the prior three (3) fiscal years, as finally determined after an audit and certified as correct by a certified public accountant, which financial statements shall show a net worth of at least six (6) times the then Fixed Rent for each of such three (3) years, (c) grant to Landlord a security interest in such property of the proposed assignee as Landlord shall deem necessary to secure such assignee's future performance under this Lease, and (d) provide such other information or take such action as Landlord, in its reasonable judgment shall determine is necessary to provide adequate assurance of the performance-by such assignee of its obligations under the Lease.

            Section 12.4(A) Tenant shall have the privilege, subject to the terms and conditions hereinafter set forth, without the consent of Landlord, without Landlord having the right granted in Section 12.6(B) hereof to recapture and without being subject to the provisions of Section 12.7 hereof, to assign its interest in this Lease (i) to any corporation which is a successor to Tenant either by merger or consolidation, or as a result of a change by Tenant from a mutual company to a stock company, (ii) to a purchaser of all or substantially all of Tenant's assets (provided such purchaser shall have also assumed substantially all of Tenant's liabilities) or (iii) to an Affiliate of Tenant. Tenant shall have the privilege, subject to the terms and conditions hereinafter set forth, without the consent of Landlord, without Landlord having the right granted in Section 12.6(B) hereof to recapture and without being subject to the provisions of Section 12.7 hereof, to sublease all or any portion of the Premises to a Person which shall be an Affiliate of Tenant. Any assignment or subletting described above may only be made upon the condition that (a) the principal purpose of such assignment or sublease is not the acquisition of Tenant's interest in this Lease or to circumvent the provisions of Section 12.1 of this Article, (b) in the case of an assignment other than to an Affiliate of Tenant, any such assignee shall have a net worth, determined in accordance with generally accepted accounting principles, consistently applied, after giving effect to such assignment, equal to Tenant's net worth, as so determined, on the date immediately preceding the date of such assignment, in the case of an assignment of this Lease, MONY shall continue to occupy for its business not less than 118,500 rentable square feet of Office Premises during the period through and including the eighth (8th) anniversary of the Commencement Date and the Premises shall continue to be used as the world headquarters of MONY, containing executive offices, during the period through and including the twelfth (12th) anniversary of the Commencement Date, and (d) in the case of any subleasing of the Premises, after giving effect to such subleasing (i) during the period through and including the eighth (8th) anniversary of the Commencement Date, MONY shall continue to occupy for the operation of its business not less than 118,500 rentable square feet of Office Premises and (ii) during the period through and including the twelfth (12th) anniversary of the Commencement Date, MONY shall continue to use the portion of the Premises occupied by it as its world headquarters, containing executive offices. Any sublease to an Affiliate shall be expressly subject to all of the terms, covenants, conditions and obligations on Tenant's part to be observed and performed under this Lease and the further condition and restriction that the sublease shall not be modified without the prior written consent of Landlord, which consent shall not be unreasonably withheld, or assigned, encumbered or otherwise transferred or the subleased premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without complying with the provisions of this
Article 12, including, without limitation, the provisions of Section

12.7 hereof, provided, however, that the provisions of Section 12.6(D)(2) of this Lease shall not be applicable to any such further subletting. Tenant shall, not later than five (5) Business days prior to such subletting or assignment, notify Landlord of its intention to so sublease the Premises or assign the Lease and shall, within ten (10) Business Days after execution thereof, deliver to Landlord either (x) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, together with an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, as to which agreement Landlord shall be named as a third-party beneficiary, or (y) a duplicate original sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and the subtenant.

                  (B) Except in connection with a transfer on the Lease pursuant to clause (i) of Section 12.4(A) hereof, either a transfer (including the issuance of treasury stock or the creation and issuance of new stock or a new class of stock) of a controlling interest in the shares of Tenant (if Tenant is a corporation or trust) or a transfer of a majority of the total interest in Tenant (if Tenant is a partnership or other entity) at any one time or over a period of time through a series of transfers, shall be deemed an assignment of this Lease and shall be subject to all of the provisions of this Article 12, including, without limitation, the requirement that Tenant obtain Landlord's prior consent thereto. The transfer of shares of Tenant (if Tenant is a corporation or trust) for purposes of this Section 12.4 shall not include the sale of shares by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, which sale is effected through the "over-the-counter market" or through any recognized stock exchange.

                  (C) If all or any portion of the Premises shall be subleased to any Affiliate of Tenant, or if this Lease shall be assigned to an Affiliate of Tenant, and such Affiliate shall no longer (i) Control, (ii) be under common Control with, or (iii) be under Control of, Tenant, then Tenant shall, within ten (10) days thereafter, request the consent of Landlord to the continued subleasing or assignment to such former Affiliate, subject to and in accordance with all of the terms and conditions of this Article 12, including, without limitation, Landlord's rights of recapture and subleasing pursuant to Section
12.6 hereof, as if such subleasing or assignment to such former Affiliate were first being proposed to Landlord. If Landlord shall not consent or be deemed to have consented to such continued subleasing or assignment subject to and in accordance with the provisions of Article 12, then Tenant, within five (5) days after the date on which Landlord shall have notified Tenant that Landlord does not consent to such subleasing or assignment, shall (i) terminate such sublease and cause the subtenant to vacate the subleased space or (ii) cause the Lease to be assigned from the assignee to Tenant and cause the assignee to vacate the Premises, as the case may be.

            Section 12.5 If, at any time after the originally named Tenant herein may have assigned Tenant's interest in this Lease, this Lease shall be disaffirmed or rejected in any proceeding of the types described in paragraph
(E) of section 16.1 hereof, or in any
similar proceeding, or in the event of termination of this Lease by reason of any such proceeding or by reason of lapse of time following notice of termination given pursuant to said Article 16 based upon any of the Events of Default set forth in such paragraph, any prior Tenant, including, without limitation, the originally named Tenant, upon request of Landlord given within thirty (30) days next following any such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall
(1) pay to Landlord all Fixed Rent, Escalation Rent and other items of Rental due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (2) as "tenant", enter into a new lease with Landlord of the Premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Fixed Rent and upon the then executory terms, covenants and conditions as are contained in this Lease, except that (a) Tenant's rights under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any person claiming through or under such assignee or by virtue of any statute or of any order of any court, (b) such new lease shall require all defaults existing under this Lease to be cured by Tenant with due diligence, and (c) such new lease shall require Tenant to pay all Escalation Rent reserved in this Lease which, had this Lease not been so disaffirmed, rejected or terminated, would have accrued under the provisions of Article 27 hereof after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If any such prior Tenant shall default in its obligation to enter into said new lease for a period of ten (10) days next following Landlord's request therefor, then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Landlord shall have the same rights and remedies against such Tenant as if such Tenant had entered into such new lease and such now lease had thereafter been terminated as of the commencement date thereof by reason of such Tenant's default thereunder.

            Section 12.6 (A) (1) Notwithstanding the provisions of Section 12.1 hereof, other than with respect to any portion of the Premises as to which Tenant has exercised any Renewal Option, if Landlord shall not exercise its rights pursuant to paragraph (B) of this Section 12.6, Landlord shall not unreasonably withhold its consent to any subletting of the Office Premises, provided that:

                        (a) the Office Premises shall not, without Landlord's prior consent, have been listed or otherwise publicly advertised for subletting at a rental rate less than the prevailing rental rate set by Landlord for comparable space in the Building or if there is no comparable space the prevailing rental rate reasonably determined by Landlord (the "Prevailing Rate");

                        (b) no Event of Default shall have occurred and be continuing;

                        (c) upon the date Tenant delivers the Tenant Statement to Landlord and upon the date immediately preceding the commencement date of any sublease approved by Landlord, the proposed subtenant shall have a financial standing (taking into consideration the obligations of the proposed subtenant under the sublease) reasonably satisfactory to Landlord, be of a character, be engaged in a business, and propose to use the Office Premises in a manner in keeping with the standards in such respects of the other tenancies in the Building;

                        (d) if Landlord has or within six (6) months thereafter reasonably expects to have suitable space available in the Building, the proposed subtenant shall not be a Person with whom Landlord is negotiating or discussing to lease space in the Building which is competitive with the Premises at the time of receipt of a Tenant Statement; if Tenant shall propose to sublease space and is about to commence negotiations with a tenant, subtenant or prospective subtenant, Tenant shall advise Landlord of the identity of such prospective subtenant and Landlord shall promptly advise Tenant if the execution of a sublease with such tenant, subtenant or prospective subtenant would violate the provisions of this clause (d);

                        (e) except with respect to the conversion of the Twelfth Floor Premises to office use, the character of the business to be conducted or the proposed use of the Office Premises by the proposed subtenant shall not (a) be likely to increase Landlord's Operating Expenses beyond that which would be incurred for use by Tenant or for use in accordance with the standards of use of other tenancies in the Building; (b) increase the burden on existing cleaning services or elevators over the burden prior to such proposed subletting; or (c) violate any provision or restrictions herein relating to the use or occupancy of the Office Premises; if Landlord shall have consented to a sublease and, as a result of the use and occupancy of the subleased portion of the Office Premises by the subtenant, Operating Expenses are increased above those occasioned by normal office use, then Tenant shall pay to Landlord, within ten (10) days after demand, as additional rent, all resulting increases in operating expenses;

                        (f) the subletting shall be expressly subject to all of the terms, covenants, conditions and obligations on Tenant's part to be observed and performed under this Lease and the further condition and restriction that the sublease shall not be modified without the prior written consent of Landlord, which consent shall not be unreasonably withheld, or assigned, encumbered or otherwise transferred or the subleased premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without complying with the provisions of this Article 12, including, without limitation, the provisions of
Section 12.7 hereof, provided, however, that the provisions of Section 12.6(D)(2) of this Lease shall not be applicable to any such further subletting;

                        (g) the subletting (including all renewals or extensions thereof) shall end no later than one (1) day before the earliest Fixed Expiration Date applicable to any portion of the proposed sublet space and shall not be for a term of less than two (2) years unless it commences less than two
(2) years before the earliest Fixed Expiration Date applicable to any portion of the proposed sublet space;

                        (h) no subletting shall be for less than five thousand (5,000) contiguous rentable square feet of the Office Premises and at no time shall there be more than four (4) occupants, including Tenant, on any one (1) floor of the Office Premises;

                        (i) such sublease shall expressly provide that in the event of termination, re-entry or dispossess of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant, at Landlord's option, shall attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be:

                              (i) liable any act or omission of Tenant under
such sublease, or

                              (ii) subject to any defense or offsets which such
subtenant may have against Tenant, or

                              (iii) bound by any previous payment which such
subtenant may have made to Tenant of more than thirty (30) days in advance of the date upon which such payment was due, unless previously approved by Landlord, or

                              (iv) bound by any obligation to make any payment
to or on behalf of such subtenant, or

                              (v) bound by any obligation to perform any work or
to make improvements to the Office Premises, or portion thereof demised by such sublease, or

                              (vi) bound by any amendment or modification of
such sublease made without its consent, or

                              (vii) bound to return such subtenant's security
deposit, if any, until such deposit has come into its actual possession and such subtenant would be entitled to such security deposit pursuant to the terms of such sublease, and

                        (j) after giving effect to such subleasing, during the period through and including the eighth (8th) anniversary of the Commencement Date, MONY shall continue to occupy for the conduct of its business not less than 118,500 rentable square feet of Office Space and, during the period through and including the twelfth (12th) anniversary of the Commencement Date, MONY shall continue to use that portion of the Premises occupied by it as its world headquarters, containing executive offices.

If Tenant proposes to sublet a portion of the Office Premises then, unless the context otherwise requires, references in this Section 12.6 to the Office Premises shall be deemed to refer to the portion of the Office Premises proposed to be sublet by Tenant.

                  (2) If Landlord shall fail to notify Tenant of its refusal to consent to any sublease, or shall fail to deliver a statement of Landlord's reasons for refusing to consent to the same, in either case within fifteen (15) days after the receipt by Landlord of a fully executed sublease and (a) information as to the nature and character of the business of the proposed subtenant, (b) financial information regarding the subtenant in reasonable detail and (c) any other information that Landlord may reasonably request, then Landlord shall be deemed to have consented to such sublease.

                  (3) Notwithstanding the foregoing, if the proposed sublease presented to Landlord for its consent shall provide for a rental rate of less than ninety percent (90%) of the Prevailing Rate, Landlord, at its option exercised within fifteen (15) days after its receipt of the documents and information referred to in Section 12.6(A)(2) hereof, may elect to sublet, in its name or that of its designee, the space proposed to be sublet (the "Proposed Sublease Space") for the term of such proposed sublease. If Landlord exercises such option, the sublease to Landlord or its designee of the Proposed Sublease Space (the "Landlord's Sublease") shall be at the rental rate set forth in the proposed sublease, shall otherwise be on the same terms and conditions as are contained in the proposed sublease, except as are irrelevant or inapplicable and except as otherwise set forth in Sections 12.6(E) and 12.6(F) hereof.

            (B) At least ninety (90) days prior to any proposed subletting of the Premises, Tenant shall submit a statement to Landlord (a "Tenant Statement") containing the following information: (a) a description of the portion of the Premises to be sublet and (b) the proposed commencement of the term of such proposed subletting, together with a statement specifically directing Landlord's attention to the provisions of this Section 12.6(B) requiring Landlord to respond to Tenant's request within thirty (30) days after Landlord's receipt of the Tenant Statement. Other than with respect to a subletting which meets the criteria set forth in paragraph (D)(2) of this Section 12.6, Landlord shall have the right, exercisable by notice to Tenant within thirty (30) days after Landlord's receipt of the Tenant Statement, at Landlord's election either (i) to terminate this Lease for the balance of the Term with respect to the portion of the Premises which is the subject of the Tenant Statement (the "Recapture Space"), as of the proposed commencement of the term of the proposed subletting, as set forth in the Tenant Statement (the "Termination Date") or (ii) to sublet, in its name or that of its designee, the Recapture Space from Tenant for a term commencing on the date set forth in the Tenant Statement as the proposed commencement of the term of the proposed subletting and ending one (1) day prior to the Fixed Expiration Date applicable to the Recapture Space, on the terms and conditions of this Lease, subject to the further provisions of Paragraph (D) of this Section 12.6. If Landlord shall fail to notify Tenant within said thirty
(30) day period of Landlord's intention to exercise its rights pursuant to this
Section 12.6(B) hereof, Tenant may attempt to sublease the space set forth in the Tenant Statement, upon compliance and in accordance with the terms and conditions of this Lease, including, without limitation, paragraph (A) of this
Section 12.6. Tenant shall keep Landlord informed periodically regarding its efforts to sublease the Premises. If Tenant shall not deliver to Landlord a request for consent to sublease pursuant to
Section 12.6(A) hereof by the first (1st) anniversary of the date of the delivery of the Tenant Statement to Landlord, then the provisions of Section
12.1 and this Section 12.6 shall again be applicable to any other proposed subletting. If Tenant shall deliver such request to Landlord within such one (1) year period as aforesaid, then the provisions of Section 12.6(A) shall apply.

            (C) If Landlord exercises its option to terminate this Lease with respect to the Recapture Space as provided in Section 12.6(B) hereof, (i) prior to the Termination Date, Tenant, at its sole cost and expense, shall make such Alterations as may be required or reasonably deemed necessary by Landlord to physically separate the Recapture Space, if such space constitutes a portion of a floor or is connected to another floor of the Premises by an internal stairway, from the balance of the floor or such other floor, as the case may be, and to provide appropriate means of ingress to and egress thereto and to the public portions of the balance of the floor, such as toilets, janitor's closets, telephone and electrical closets, fire stairs, elevator lobbies, etc., (ii) Tenant shall vacate and surrender the Recapture Space on or before the Termination Date in accordance with Article 20 hereof and the Term with respect to the Recapture Space shall end on the Termination Date as if it were the Expiration Date, and (iii) from and after the Termination Date, the Fixed Rent, Escalation Rent and Space Factor shall be reduced in the proportion which the ratio between the area of the Recapture Space bears to the total area of the Premises immediately prior to the Termination Date, and Tenant's Share shall be redetermined based upon the proportion in which the ratio between the rentable area of the Premises remaining after the Termination Date bears to the rentable area of the Building (in each case taking into account which portion of the Premises is recaptured and making an adjustment for the fact that (a) the Fixed Rent per rentable square foot is different with respect to the various portions of the Premises and (b) Tenant's Share has been determined without regard to Basement Space or Garage Space).

            (D) (1) If Landlord exercises its option to sublet the Recapture Space pursuant to Section 12.6(B) hereof, such sublease to Landlord or its designee as subtenant (each, a "Recapture Sublease") shall be at a rental equal to the Fixed Rent attributable to the Recapture Space multiplied by the number of rentable square feet of the Recapture Space, and otherwise upon the same terms and conditions as those contained in this Lease (as modified by the Tenant Statement), except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this paragraph (D) or paragraph
(F) hereof.

                  (2) Landlord may not exercise its right to terminate the Lease or sublease the Recapture Space pursuant to paragraph (B) of this Section 12.6 with respect to any proposed sublease of Office Space (i) the term of which, including all renewals and extensions, does not exceed three (3) years and (ii) the expiration of which term, including all renewals and extensions, shall occur not later than eighteen (18) months prior to the earliest Fixed Expiration Date applicable to any portion of the proposed sublet space. Notwithstanding anything to the contrary contained herein, any subletting of the type described in this paragraph (D)(2) shall be subject to every other provision of this Article 12.

            (E) (1) If Landlord exercises its option to sublet in its name or that of its designee the Proposed Sublease Space pursuant to Section 12.6(A)(3) hereof, the Landlord's Sublease shall provide that at the expiration of the term of the Landlord's Sublease, all items in the nature of Specialty Alterations made for such subtenant in connection with such subleasing shall be removed and Tenant shall accept the Proposed Sublease Space in its then existing condition with all movable fixtures, movable partitions, telephone and other equipment, furniture, furnishings and other items of personal property of Landlord or its designee removed.

                  (2) If Landlord is unable to give Tenant possession of the Proposed Sublease Space at the expiration of the term of the Landlord's Sublease by reason of the holding over or retention of possession of any tenant or other occupant, then (x) Landlord shall continue to pay all charges previously payable, and comply with all other obligations, under the Landlord's Sublease until the date upon which Landlord shall give Tenant possession of the Proposed Sublease Space free of occupancies, (y) neither the Expiration Date nor the validity of this Lease shall be affected, and (z) Tenant waives any rights under
Section 223-a of the Real Property Law of New York, or any successor statute of similar import, to rescind this Lease and further waives the right to recover any damages from Landlord which may result from the failure of Landlord to deliver possession of the Proposed Sublease Space at the end of the term of the Landlord's Sublease. Landlord, however, shall promptly institute and thereafter diligently prosecute such dispossess actions or other actions or proceedings against such tenant or occupant as Landlord shall deem appropriate in order to obtain possession of the Proposed Sublease Space. If such tenant or occupant shall pay to Landlord for the period of any holdover by such tenant or occupant rental in excess of the Fixed Rent and additional rent attributable to the Proposed Sublease Space for the period of such holdover, then Landlord, after deducting from such amount all costs and expenses incurred by Landlord in connection with dispossessing such tenant or occupant, shall credit Tenant the amount of such excess, if any, against the immediately succeeding payments of Fixed Rent under the Lease.

            (F) (1) If Landlord shall exercise its option to sublet the Recapture Space pursuant to Section 12.6(B) hereof, or if Landlord shall exercise its option to sublet the Proposed Sublease Space pursuant to Section 12.6(A)(3) hereof, then the Recapture Sublease or Landlord's Sublease, as the case may be, shall:

                        (a) give the subtenant the unqualified and unrestricted right, without Tenant's permission, to assign such Recapture Sublease and to further sublet the Recapture Space, or to assign such Landlord's Sublease and to further sublet the Proposed Sublease Space, as the case may be, or any part thereof to any Person befitting a first class office building in midtown Manhattan, and to make any and all changes, alterations, and improvements in the Recapture Space or the Proposed Sublease Space, as the case may be;

                        (b) provide that (i) the parties to such Recapture Sublease or Landlord's Sublease, as the case may be, expressly negate any intention that any estate created under such Sublease be merged with any other estate held by either of said parties, and (ii) prior to the commencement of the term of such Sublease, Tenant, at its sole cost and expense, shall make such Alterations as may be required or reasonably deemed necessary by the subtenant to physically separate the Recapture Space or the Proposed Sublease Space, as the case may be, if such Space constitutes a portion of a floor or is connected to another floor of the Premises by an internal stairway, from the balance of the floor or such other floor, as the case may be, and to provide appropriate means of ingress to and egress thereto and to the public portions of the balance of the floor, such as toilets, janitor's closets, telephone and electrical closets, fire stairs, elevator lobbies, etc.; and

                        (c) provide that the subtenant or occupant may use and occupy the Recapture Space or the Proposed Sublease Space, as the case may be, for any lawful purpose designated by Landlord consistent with a first class office building in midtown Manhattan (without regard to any limitation set forth in the Tenant Statement or the proposed sublease submitted to Landlord under
Section 12.6(A)(3), as the case may be).

                  (2) Performance by Landlord, or its designee, under a Recapture Sublease or a Landlord's Sublease, as the case may be, shall be deemed performance by Tenant of any similar obligation under this Lease and Tenant shall not be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the subtenant under the Recapture Sublease or the Landlord's Sublease, as the case may be, or is occasioned by or arises from any act or omission of any occupant under the Recapture Sublease or the Landlord's Sublease, as the case may be. If Landlord or its designee shall fail or refuse to pay any rent or additional rent due under a Recapture Sublease or a Landlord's Sublease, as the case may be, within the time periods provided in such Sublease, Tenant may withhold the payment of the corresponding rental amount due under this Lease, and Tenant shall not be in default as a result thereof, provided that Tenant shall pay such amount due under this Lease within seven (7) Business Days after receiving the corresponding amount from Landlord or its designee under the Recapture Sublease or the Landlord's Sublease, as the case may be.

                  (3) The failure by Landlord to exercise its option under
Section 12.6(A)(3) or Section 12.6(B) with respect to any subletting shall not be deemed a waiver of such option with respect to any extension of such subletting or any subsequent subletting of the Premises affected thereby.


            Section 12.7(A) In connection with any subletting of all or any portion of the Premises by Tenant, an Affiliate of Tenant or any Person deriving his right of occupancy from Tenant, Tenant shall pay to Landlord an amount equal to fifty percent (50%) of any Sublease Profit derived therefrom. Notwithstanding the foregoing, if at any time there shall exist more than one sublease with respect to the Premises pursuant to which rent has commenced to be paid and if under any such sublease there shall be a

Sublease Loss, then Tenant may offset the amount of such Sublease Loss incurred during any month from the Sublease Profit realized in such month. All sums payable hereunder by Tenant shall be calculated on an annualized basis, but shall be paid to Landlord, as additional rent, within ten (10) days after receipt thereof by Tenant.

                  (B) For purposes of this Lease:

                        (1) "Rent Per Square Foot" shall mean the sum of the then Fixed Rent, Escalation Rent and Electricity Additional Rent divided by the Space Factor of the portion of the Premises being sublet.

                        (2) "Sublease Profit" shall mean the product of (x) the Sublease Rent Per Square Foot less the Rent Per Square Foot, and (y) the number of rentable square feet constituting the portion of the Premises sublet by Tenant, if such number is a positive number, and if such number is a negative number such amount shall be "Sublease Loss".

                        (3) "Sublease Rent" shall mean any rent or other consideration paid to Tenant directly or indirectly by any subtenant or any other amount received by Tenant (including, without limitation, any lump sum payments) from or in connection with any subletting (including, but not limited to, sums paid for the sale or rental, or consideration received on account of any contribution, of Tenant's Property or sums paid in connection with the supply of electricity or HVAC) less the Sublease Expenses.

                        (4) "Sublease Expenses" shall mean: (i) in the event of a sale of Tenant's Property, the then unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns, (ii) the reasonable out-of-pocket costs and expenses of Tenant in making such sublease, such as brokers' fees, attorneys' fees, and advertising fees paid to unrelated third parties, (iii) any sums paid to Landlord pursuant to Section 12.2(B) hereof, (iv) the cost of improvements or alterations made or paid for by Tenant expressly and solely for the purpose of preparing that portion of the Premises for such subtenancy, and (v) rent concessions and abatements, and lease takeover liabilities. In determining Sublease Rent, the costs set forth in clauses (i),
(ii), (iii), (iv) and (v) shall be amortized on a straight-line basis over the term of such sublease with interest thereon at the Base Rate (but in no event greater than twelve percent (12%) per annum).

                        (5) "Sublease Rent Per Square Foot" shall mean the Sublease Rent divided by the rentable square feet of the space demised under the sublease in question.

                        (6) Sublease Profit and Sublease Loss shall be recalculated from time to time to reflect any corrections in the prior calculation thereof due to (i) subsequent payments received or made by Tenant,
(ii) the final adjustment of payments to be made by or to Tenant, and (iii) mistake. Promptly after receipt or final adjustment of any such payments or discovery of any such mistake, Tenant shall submit to Landlord a recalculation of the Sublease Profit and/or Sublease Loss, and an adjustment shall be made between Landlord and Tenant, on account of prior payments made or credits received pursuant to this Section 12.7.

            Section 12.8 (A) If there is a dispute between Landlord and Tenant as to the reasonableness of Landlord's refusal to consent to any subletting where Landlord has agreed not to unreasonably withhold its consent, Tenant may, at its option, as its sole and exclusive remedy, submit such dispute to arbitration in the City of New York under the Expedited Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association or any successor (the "AAA") (presently Sections 53 through 57 and, to the extent applicable, Section 19); provided, however, that with respect to any such arbitration (i) the list of arbitrators referred to in Rule 54 shall be returned within five (5) days from the date of mailing, (ii) the parties shall notify the AAA by telephone within four (4) days of any objections to the arbitrator appointed and will have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with the second paragraph of Rule 54, (iii) the Notice of Hearing referred to in Rule 55 shall be four (4) days in advance of the hearing, (iv) the hearing shall be held within seven (7) days after the appointment of the arbitrator, (v) the arbitrator shall have no right to award damages and the sole remedy which may be awarded by the arbitrator shall be to grant the consent requested and (vi) the decision of the arbitrator shall be final and conclusive on the parties.

                  (B) The arbitrators conducting any arbitration shall be bound by the provisions of this Lease and shall not have the power to add to, subtract from, or otherwise modify such provisions. Landlord and Tenant agree to sign all documents and to do all other things necessary to submit any such matter to arbitration and further agree to and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder. Each of the arbitrators shall have at least ten (10) years' experience in the business of managing real estate or acting as a real estate broker dealing with first-class office buildings located in Manhattan. The losing party in any arbitration hereunder shall pay the reasonable counsel fees and expenses, if any, of both parties in connection with any arbitration or other action or proceeding brought under this Section 12.8, including the expenses and fees of the arbitrators selected.

                                   ARTICLE 13
                                   ELECTRICITY

            Section 13.1 Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility supplying electricity to the Building. The risers serving the Office Premises shall be capable of supplying three and one-half (3.5) watts of electricity per rentable square foot of the Office Premises, and Tenant shall not use any electrical equipment which, in Landlord's reasonable judgment, would exceed such capacity or interfere with the, electrical service to other tenants of the Building. Landlord shall dedicate one
(1) three hundred (300) amp switch located in the Building to Tenant for its use. Notwithstanding the foregoing, if and for as long as Tenant shall not require the use of all of the power provided by such switch, then Landlord may use the switch and the power provided thereby to supply electricity to the Building or any tenant therein. If Tenant can demonstrate to Landlord's reasonable satisfaction that it requires electrical capacity in addition to the three and one-half (3.5) watts of electricity per rentable square foot of the Office Premises plus the capacity of the three hundred (300) amp switch and Landlord, after taking into account the capacity of the Building, the current and anticipated needs of the Building and all present and future occupants thereof, determines that it can deliver such additional capacity to Tenant without obtaining additional capacity from the public utility servicing the Building, Landlord, after Tenant's request and at Tenant's sole cost and expense, shall make such capacity available to Tenant, through the existing risers and conduits of the Building. Subject to the provisions of this Lease Landlord shall be required to provide electricity to the Garage Premises and Basement Premises solely for the operation of normal lighting, and electricity for the operation in the Garage Premises of a heating unit with an electrical consumption not materially in excess of the unit located in the Garage Premises on the date hereof, and Tenant shall not install any additional or other electronic equipment in either the Garage Premises or the Basement Premises. Landlord shall, at Tenant's sole cost and expense, separately submeter Tenant's signs to the extent such signs are not currently separately submetered. In the event that, in Landlord's reasonable judgment, Tenant's electrical requirements in excess of three and one-half (3.5) watts of electricity per rentable square foot of the Office Premises plus the capacity of the three hundred (300) amp switch necessitate installation of an additional riser, risers or other proper and necessary equipment, Landlord shall so notify Tenant of same. Within five (5) Business Days after receipt of such notice, Tenant shall either cease such use of such additional electricity or shall request that additional electricity capacity (specifying the amount requested) be made available to Tenant. Landlord, in Landlord's reasonable judgment shall determine whether to make available such additional electricity capacity to Tenant and the amount of such additional electricity capacity to be made available. If Landlord shall agree to make available additional electrical capacity and the same necessitates installation of an additional riser, risers or other proper and necessary equipment, including, without limitation, any switchgear, the same shall be installed by Landlord. All reasonable costs and expenses of making any such installation shall be paid by Tenant, and shall be chargeable and collectible as additional rent and paid within ten (10) Business Days after the rendition of a bill to Tenant therefor, which bill shall be accompanied by invoices for such work paid or to be paid. Landlord shall bill Tenant for the same not more frequently than once per month. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric service furnished to the Premises by reason of any requirement, act or omission of the utility serving the Building or for any other reason not attributable to the negligence of Landlord, whether electricity is provided by public or private utility or by any electricity generation system owned and operated by Landlord.

            Section 13.2 (A) Unless Landlord is required to have Tenant obtain electricity from the public utility company furnishing electricity to the Building pursuant to the provisions of Section 13.3 hereof, electricity shall be furnished by Landlord to the Premises and to Tenant's signage and Tenant shall pay to Landlord, as additional rent for the furnishing of electricity to the Office Premises and to Tenant's signage, an amount equal to (i) the product of
(x) the Cost Per Kilowatt Hour, and (y) Tenant's demand and


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
consumption of electricity as determined by meters or submeters plus (ii) an amount equal to seven percent (7%) of the amount set forth in clause (i) above, exclusive of sales or other taxes, as Landlord's administrative charge for overhead and supervision. Tenant shall also pay to Landlord, as additional rent, Tenant's Share of the Building Electricity Expense pursuant to the terms and provisions of Article 27 hereof. Tenant's Share of the Building Electricity Expense and the amount to be paid by Tenant to Landlord pursuant to this Section
13.2 for the furnishing of electricity to the Office Premises and Tenant's signage are hereinafter collectively referred to as "Electricity Additional Rent".

                  (B) "Cost per Kilowatt Hour" shall mean the total cost (net of sales and other taxes) for electricity incurred by Landlord to the public utility servicing the Building to service the Building during a particular time period (including all applicable surcharges, demand charges, energy charges, fuel adjustment charges, time-of-day charges, rate adjustment charges, and other factors used by the public utility in computing its charges to Landlord and other suns payable in respect thereof) divided by the total kilowatt hours consumed at the Building during such period.

                  (C) Tenant shall pay when due all sales or other taxes, if any, which shall be payable by Landlord or Tenant as a result of the electricity purchased by Landlord and the electricity supplied to Tenant pursuant to this
Section 13.2.

                  (D) Where more than one motor measures the electricity supplied to Tenant, the electricity rendered through each meter may be computed and billed separately in accordance with the provisions hereinabove set forth. Bills for the Electricity Additional Rent, based on and setting forth the readings of the applicable meters and submeters located in the Building and the Premises or, with respect to Building Electricity Expenses, if electrical consumption thereunder is based upon a public light and power study or similar survey, attaching such study or survey, shall be rendered to Tenant at such time as Landlord may elect, and Tenant shall pay the amount shown thereon to Landlord within ten (10) days after receipt of such bill, but not more frequently than once per month.

            Section 13.3 If Landlord shall be required by any Requirement or by the public utility servicing the Building to discontinue furnishing electricity to Tenant this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant and Tenant shall not be obligated to pay those items of Electricity Additional Rent. If Landlord so discontinues furnishing electricity to Tenant, Tenant shall use diligent efforts to obtain electric energy directly from the public utility furnishing electric service to the Building. The costs of such service shall be paid by Tenant directly to such public utility. Such electricity may be furnished to Tenant by means of the existing electrical facilities serving the Premises, at no charge, to the extent the same are available, suitable and safe for such purposes as reasonably determined by Landlord. All motors and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity shall be installed by Landlord and all reasonable costs and expenses thereof shall be paid by Tenant as additional rent within ten (10) Business Days after rendition to Tenant of a bill therefor, which bill shall be accompanied by invoices for such work paid or to be paid. Provided Tenant shall use and continue to use diligent efforts to obtain electric energy directly from the public utility, Landlord, to the extent permitted by applicable Requirements, shall not discontinue furnishing electricity to the Premises until such installations have been made and Tenant shall be able to obtain electricity directly from the public utility.

            Section 13.4 If any of Tenant's signs are not currently separately submetered, then prior to Landlord's installation of the submeters measuring the electrical consumption of any Tenant's sign, and such submeters becoming operational, Tenant shall pay to Landlord, a fee (the "Electricity Fee") in consideration of Landlord furnishing electricity to such signs. The Electricity Fee shall only be payable with respect to the period prior to Landlord's installation of such submeters. Upon such installation by Landlord, and thereafter, Tenant shall pay Electricity Additional Rent based upon the demand and consumption shown on such submeters, as more particularly set forth in
Section 13.2 hereof. The Electricity Fee shall be an amount reasonably determined by Landlord, from time to time, to equal the amount which Landlord would have received if such submeters were installed. Landlord shall render a bill to Tenant for such Electricity Fee from time to time, but not more frequently than monthly, and Tenant shall pay such Electricity Fee to Landlord, as additional rent, within ten (10) days after receipt of such bill. Landlord and Tenant agree that after such submeters are installed and operational and electricity is being furnished to such signs pursuant to Section 13.2 hereof for a three (3) month period, the Electricity Fee shall be adjusted based on the average of the Electricity Additional Rent ("Three Month Average") payable by Tenant for such three (3) month period with respect to such signs. If the Three Month Average shall exceed the Electricity Fee, Tenant shall, within ten (10) Business Days after demand therefor, pay such excess to Landlord, and if the Electricity Fee shall exceed the Three Month Average, Landlord, at its option, shall either promptly refund to Tenant such excess or shall credit such excess against immediately subsequent payments of Electricity Additional Rent next becoming due and payable hereunder.

                                   ARTICLE 14
                               ACCESS TO PREMISES

            Section 14.1 (A) Subject to the provisions hereinafter set forth, Tenant shall permit Landlord, Landlord's agents, representatives, contractors and employees and public utilities servicing the Building to erect, use and, maintain, concealed ducts, pipes and conduits in and through the Premises. Landlord, Landlord's agents, representatives, contractors, and employees and the agents, representatives, contractors, and employees of public utilities servicing the Building shall have the right to enter the Premises at all reasonable times upon reasonable prior notice (except in the case of an emergency in which event Landlord and Landlord's agents, representatives, contractors, and employees may enter without prior notice to Tenant), which notice may be oral, to examine the same, to show them to prospective purchasers, or prospective or existing Mortgagees or Lessors, and to make such repairs, alterations, improvements, additions or restorations (i) as Landlord may deem necessary or desirable to the Premises or to any other portion of the Building, or (ii) which Landlord may elect to perform following ten (10) Business


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
Days after notice, except in the case of an emergency (in which event Landlord and Landlord's agents, representatives, contractors, and employees may enter without prior notice to Tenant), following Tenant's failure to make repairs or perform any work which Tenant is obligated to make or perform under this Lease, or (iii) for the purpose of complying with any Requirements, a Superior Lease or a Mortgage, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the Fixed Rent (and any other item of Rental) shall in no wise abate while said repairs, alterations, improvements, additions or restorations are being made, by reason of loss or interruption of business of Tenant, or otherwise. Promptly following the performance of such repairs, alterations, improvements, additions or restorations (other than those performed pursuant to clause (ii) of this Section 14.1(A)) Landlord shall restore the Premises substantially to the condition which existed prior to the performance of such repairs, alterations, improvements, additions or restorations. Tenant shall provide Landlord with keys or combinations or other electronic access to all doors in and to the Premises, and no additional locks or bolts of any kind shall be placed upon any of the doors in or to the Premises, nor shall any changes be made in existing locks or in the mechanism thereof unless Tenant shall promptly provide Landlord with the keys or combinations or other electronic access thereto. Notwithstanding the foregoing, Tenant may, from time to time by written notice to Landlord, designate certain areas within the Premises as "Security Areas" and may withhold from Landlord the keys or combinations to such areas. At no time shall the aggregate area of such Security Areas exceed fifteen thousand (15,000) rentable square feet. Landlord agrees that neither Landlord nor its agents, representatives, contractors or employees shall have the right to enter the Security Areas without (a) reasonable advance notice to Tenant and (b) a representative of Tenant being present, other than in the event of an emergency or in the event that, after such reasonable advance notice, Tenant shall fail to make its representative available.

                  (B) Any work performed or installations made pursuant to this
Article 14 shall be made with reasonable diligence and otherwise pursuant to the provisions of Section 4.3 hereof.

                  (C) Except as hereinafter provided, any pipes, ducts, or conduits installed in or through the Premises after the date hereof pursuant to this Article 14 shall be concealed behind, beneath or within partitioning, columns, ceilings or floors located or to be located in the Premises. Notwithstanding the foregoing, any such pipes, ducts, or conduits may be furred at points immediately adjacent to partitioning columns or ceilings located or to be located in the Premises, provided that the same are completely furred and that the installation of such pipes, ducts, or conduits, when completed, shall not reduce the usable area of the Premises beyond a de minimis amount.

            Section 14.2 During the eighteen (18) month period prior to the Expiration Date applicable to any portion of the Premises or the expiration of any renewal or extended term for such portion of the Premises (unless Tenant has exercised its Renewal Option for such portion of the Premises for a Renewal Term which has not yet commenced), Landlord may exhibit such portion of the Premises to prospective tenants thereof. In addition, during the period between the date Landlord notifies Tenant of the exercise of Landlord's right pursuant to Section 12.6(B) hereof, to terminate the Lease with respect to the Recapture Premises or to sublease the Recapture Premises, as the case may be, and the Termination Date or the commencement date of such sublease, as the case may be, Tenant may exhibit the Recapture Space to prospective Tenants thereof.

            Section 14.3 If Tenant shall not be present when for any reason entry into the Premises shall be necessary or permissible, Landlord or Landlord's agents, representatives, contractors or employees may enter the same without rendering Landlord or such agents liable therefor if during such entry Landlord or Landlord's agents shall accord reasonable care under the circumstances to Tenant's Property, and without in any manner affecting this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein provided.

            Section 14.4 Landlord also shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name of the Building or the designation by which the Building is commonly known (subject to the provisions of Article 15 hereof), or the number by which the Building is commonly known, provided any such change does not (a) unreasonably reduce, interfere with or deprive Tenant of access to the Building or the Premises, (b) reduce the rentable area (except by a de minimis amount) of the Premises or (c) detract from the character and reputation of the Building as a first class office building. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair.

            Section 14.5 Upon reasonable advance notice to Landlord, Tenant and its agents, employees and contractors shall have access on Business Days between 9:00 A.M. and 5:00 P.M., when accompanied by a representative of Landlord, to
(i) the electrical closets, air conditioning rooms and telephone closets servicing the Premises to perform work thereon, subject to the provisions of this Lease including, without limitation, Article 3 hereof and (ii) to the meters and submeters measuring electrical consumption billed to Tenant, for purposes of verifying the readings of such meters and submeters. If Tenant shall request such access at any time on other than on Business Days between 9:00 A.M. and 5:00 P.M., Tenant shall pay to Landlord within ten (10) Business Days after demand therefor, as additional rent, a reasonable fee for the service of providing Landlord's representative.

                                   ARTICLE 15
                                     SIGNAGE

            Section 15.1 Provided that The Mutual Life Insurance Company of New York shall occupy for the conduct of its business and as its world headquarters, containing executive offices, not less than 118,500 rentable square feet of Office Premises, subject to compliance with all Requirements and approvals of Governmental Authorities, (i) Tenant shall have the right to operate and maintain the signs identifying The Mutual Life Insurance Company of New York currently located on the outside of the Building and in the lobby of the Building and the "Weather Star", and (ii) the Building shall be named "The MONY Building". As long as The Mutual Life Insurance Company of New York shall be Tenant hereunder, subject to the provisions of Section 15.5 hereof, Tenant may not remove any of Tenant's signs or the "Weather Star" without prior written notice to and the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion, and, Landlord may require that (i) Tenant maintain any or all of such signs and/or the "Weather Star" and (ii) the Building be named "The MONY Building". If at any time The Mutual Life Insurance Company of New York shall occupy for the conduct of its business less than 118,500 rentable square feet of the Office Premises, Landlord, at its option, may notify Tenant that Landlord elects that Tenant remove, within thirty (30) days after delivery of such notice, any or all of Tenant's signs and/or the "Weather Star", at Tenant's sole cost and expense, and may thereafter cause the Building to be known by any other name or no name other than its street address, provided, however, in such event (i) Landlord shall thereupon be deemed to have waived the covenant that MONY occupy the Premises through the twelfth (12th) anniversary of the Commencement Date as its world headquarters and (ii) from and after the date of the removal of any of the signs identifying Tenant located on the top of the Building or the large sign identifying Tenant located on the street level facade of the Building between the main entrance of the Building and West 55th Street (or the removal of any permitted replacements of any of such signs), Tenant shall no longer be obligated to operate, maintain or repair the "Weather Star". If Landlord shall require Tenant to remove the "Weather Star" as aforesaid, Tenant, within fifteen (15) days after receipt of Landlord's notice (with respect to which date time shall be of the essence), may notify Landlord that, in lieu of removing the "Weather Star", Tenant shall pay to Landlord, as additional rent hereunder, simultaneously with the delivery by Tenant of its notice, the sum of Two Hundred Thousand Dollars ($200,000).

            Section 15.2 From and after the later to occur of (i) the expiration or sooner termination of this lease and (ii) the date upon which all of Tenant's signage shall be removed from the Building, Landlord shall not suffer or permit any signage on the outside of the Building identifying the Building as "The MONY Building" or any signs on the outside of the Building identifying The Mutual Life Insurance Company of New York, but may, at its option, permit the "Weather Star" to remain on the Building.

            Section 15.3 Subject to the provisions of this Article 15, Tenant shall keep, maintain and repair all Tenant's signage and the "Weather Star" at Tenant's sole cost and expense as required consistent with the first class character of the Building, and shall operate all such signage and the "Weather Star" at all times in substantially the same manner as the same is operated on the Commencement Date. Notwithstanding the foregoing, Tenant shall not be in default of the foregoing covenants for as long as Tenant is prevented or delayed from complying with such covenants by reason of strikes, accident, governmental preemption, failure of any Building System or inability to obtain materials, in each instance not resulting from Tenant's actions or failure to act. Tenant shall engage, subject to the provisions of this Lease, and subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed, a reputable contractor or contractors to maintain and repair all such signage and the "Weather Star". Landlord, at Tenant's sole cost and expense and in accordance with the provisions of Article 13 hereof, shall provide electricity to all electrical signs and the "Weather Star".

            Section 15.4 Other than as required pursuant to any Requirement, as long as the Building is named "The MONY Building", Landlord shall not cause or suffer any sign to be placed upon the roof of the Building or the outside of the Building or in the Building lobby identifying the Building by any other name. The foregoing shall not be deemed to prohibit any sign which identifies the Building solely by its street address (provided the same do not detract from the character and reputation of the Building as a first class office building), any sign required by any Requirement, or any signs in the lobby of the Building or on the facade of the Building on or about the street level which identify the owner of the Building, the managing agent of the Building or any tenants of the Building, provided, however, that with respect to any signs on the facade of the Building on or about the street level which identify any other tenants of the Building (other than retail tenants of the Building) (i) such signs shall be less prominent than the signs on the facade of the Building which identify Tenant (taking into account the size and proximity of the signs identifying Tenant to the signs identifying such other tenants) and (ii) prior to causing such signs to be placed upon the facade of the Building as aforesaid, Landlord shall consult with Tenant, provided that after such consultation Landlord may cause such signs to be placed upon the facade of the Building on or about the street level which meet the foregoing criteria.

            Section 15.5 If Tenant shall desire or be required to replace any of its signage, such replaced signage shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed (and which approval shall be given or denied, or deemed to have been given, within the time periods and in the manner set forth in Section 3.1(B)(2) hereof), and the same shall be performed in accordance with the provisions of this Lease including Article 3 hereof.

                                   ARTICLE 16
                                     DEFAULT

            Section 16.1 Each of the following events shall be an "Event of Default" hereunder:

                  (A) If Tenant shall default in the payment when due of any installment of Fixed Rent and such default shall continue for seven (7) Business Days after notice of such default is given to Tenant, or in the payment when due of any other item of Rental and such default shall continue for seven (7) Business Days after notice of such default is given to Tenant, except that if Landlord shall have given three (3) such notices in any twelve (12) month period, Tenant shall not be entitled to any further notice of its delinquency in the payment of Rental until such time as twelve (12) consecutive months shall have elapsed without Tenant having defaulted in any such payment; or

                  (B) if Tenant shall default in the observance or performance of any term, covenant or condition on Tenant's part to be observed or performed under any Additional Lease or any other lease with Landlord or Landlord's predecessor in interest of space in the Building and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default; or,

                  (C) if MONY does not at any time through and including the eighth (8th) anniversary of the Commencement Date occupy for the operation of its business at least 118,500 rentable square feet of the Office Premises (other than as a result of any of the circumstances described in Articles 10 and 11 of this Lease or by reason of any act or omission on the part of Landlord); or

                  (D) if Tenant's interest or any portion thereof in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 12 hereof; or

                  (E) (1) if Tenant shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                        (2) if Tenant shall commence or institute any case, proceeding or other action (A) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

                        (3) if Tenant shall make a general assignment for the benefit of creditors; or

                        (4) if any case, proceeding or other action shall be commenced or instituted against Tenant (A) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which in either of such cases (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of sixty (60) days; or

                        (5) if any case, proceeding or other action shall be commenced or instituted against Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

                        (6) if Tenant shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (2), (3), (4) or (5) above; or

                        (7) if a trustee, receiver or other custodian is appointed for any substantial part of the assets of Tenant which appointment is not vacated or stayed within seven (7) Business Days; or

                  (F) if Tenant shall fail more than three (3) times during any twelve (12) month period to pay any installment of Fixed Rent when due or any other item of Rental when due (unless Tenant, by the date such other item of Rental was due, has notified Landlord in writing that Tenant disputes the payment thereof), after receipt of the notice and the expiration of the applicable grace period pursuant to the provisions of paragraph (A) above, if such notice and grace period are then required; or

                  (G) if Tenant shall fail to pay any installments of Fixed Rent or items of Rental within the time period specified in Section 16.1(A) hereof, and Landlord shall bring more than one (1) summary dispossess proceeding during any twelve (12) month period; or

                  (H) if Tenant shall fail to observe or perform any other term, covenant or condition of this Lease on Tenant's part to be observed or performed within the time period provided for in this Lease, or if no time period is provided hereunder, within thirty (30) days after notice by Landlord to Tenant, or if such term, covenant or condition is of such a nature that it cannot with due diligence be completely observed or performed within said thirty (30) day period, if Tenant shall not commence within said period of thirty (30) days, or shall not thereafter diligently prosecute to completion, all steps necessary to observe or perform such term, covenant or condition.

            Section 16.2(A) If an Event of Default (i) described in Section 16.1(E) hereof shall occur, or (ii) described in Sections 16.1(B), (C), (D),
(F), (G) or (H) shall occur and Landlord, at any time thereafter, at its option gives written notice to Tenant stating that this Lease and the Term with respect to the entire Premises shall expire and terminate on the date Landlord shall give Tenant such notice, then this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate as if the date on which the Event of Default described in clause (i) above occurred or the date such notice is given to Tenant by Landlord, pursuant to clause (ii) above, as the case may be, were the Fixed Expiration Date or the last day of the Renewal Term, as the case may be, with respect to the entire Premises, and Tenant immediately shall quit and surrender the Premises, but Tenant shall nonetheless be liable for all of its obligations hereunder, as provided for in Articles 17 and 18 hereof. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 16.1(E) hereof, or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession shall fail to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord's right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease as provided in Section 12.3(B), Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on five (5) days' notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said five (5) day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid, but Tenant shall nonetheless be liable for all of its obligations hereunder, as provided for in Articles 17 and 18 hereof.

                  (B) If an Event of Default described in Section 16.1(A) hereof shall occur, or this Lease shall be terminated as provided in Section 16.2(A) hereof, Landlord, without notice, may reenter and repossess the Premises using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages therefor and may dispossess Tenant by summary proceedings or otherwise.

            Section 16.3 If at any time, (i) Tenant shall comprise two (2) or more persons, or (ii) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this Lease shall have been assigned, the word "Tenant", as used in Section 16.1(E), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 16.1(E) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rental or a waiver on the part of Landlord of any rights under Section 16.2.

                                   ARTICLE 17
                              REMEDIES AND DAMAGES

            Section 17.1(A) If there shall occur any Event of Default, and this Lease and the Term shall expire and come to an end as provided in Article 16 hereof:

                        (1) Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after


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
such Event of Default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises; and

                        (2) Landlord, at Landlord's option, may relet the whole or any portion or portions of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine; provided, however, that Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

                  (B) Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter," "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

            Section 17.2(A) If this Lease and the Term shall expire and come to an end as provided in Article 16 hereof, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in


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
Section 17.1, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                        (1) Tenant shall pay to Landlord all Fixed Rent, Escalation Rent, Electricity Additional Rent and other items of Rental payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

                        (2) Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (referred to as "Deficiency") between the Rental for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of clause (2) of Section 17.1 (A) for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease, Landlord's re-entry upon the Premises and with such reletting, including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys' fees and disbursements, alteration costs, contribution to work and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent, Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

                        (3) whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the Rental for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the Base Rate less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of clause (A)(2) of this Section 17.2 for the same period; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

                  (B) If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 17.2. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Fixed Rent reserved in this Lease. Solely for the purposes of Section 17.2(A)(3), the term "Escalation Rent" as used


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
therein shall mean the Escalation Rent in effect immediately prior to the Expiration Date, or the date of re-entry upon the Premises by Landlord, as the case may be, adjusted to reflect any increase pursuant to the provisions of
Article 27 hereof for the Operating Year immediately preceding such event. Nothing contained in Article 16 hereof or this Article 17 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 17.2.

                                   ARTICLE 18
                                FEES AND EXPENSES

            Section 18.1(A) If Tenant shall be in default under this Lease, Landlord may, but shall not be obligated to, (1) as provided in Section 14.1 hereof, perform the same for the account of Tenant, or (2) make any expenditure or incur any obligation for the payment of money, and the cost thereof, with interest thereon at the Applicable Rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within ten (10) days of rendition of any bill or statement to Tenant therefor and if the Term of this Lease shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

                  (B) In any action or proceeding between Landlord and Tenant relating to this Lease, the losing party shall reimburse the prevailing party for the cost of instituting, prosecuting or defending any such action or proceeding including, without limitation, reasonable attorneys' fees and disbursements. If neither party shall wholly prevail, such costs of a party shall be reimbursed by the reimbursing party in inverse proportion to the extent to which the reimbursing party prevailed. Any amounts required to be reimbursed hereunder by either party, together with interest thereon at the Base Rate, shall be paid by such party within ten (10) days after rendition of a bill or statement therefor, and if such amount shall not be paid within such ten (10) day period, interest on such costs shall thereafter accrue at the Applicable Rate, and not the Base Rate. Any amounts required to be paid by Tenant hereunder shall be deemed to be additional rent hereunder, and if the term of this Lease shall have expired at the time of making of any expenditures or incurring of any obligations referred to in this Section 18.1(B) by Landlord, such sums shall be recoverable by Landlord as damages.

            Section 18.2 If Tenant shall fail to pay any installment of Fixed Rent, Escalation Rent or any other item of Rental when due and such failure shall continue beyond the expiration of any applicable notice and grace periods provided for in this Lease, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent, Escalation Rent or other item of Rental, as the case may be, as a late charge and as additional rent, a sum equal to interest at the Applicable Rate on the amount unpaid, computed from the date such payment was due to and including the date of payment.


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
                                   ARTICLE 19
                         NO REPRESENTATIONS BY LANDLORD

            Section 19.1 Landlord and Landlord's agents and representatives have made no representations or Premises with respect to the Building, the Real Property or the Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Tenant acknowledges that it is selling the Real Property to Landlord on the date hereof, is currently in possession of the Premises, is fully familiar with the condition thereof, and accepts possession of the Premises in the condition which exists on the Commencement Date "as is", and Landlord shall have no obligation to perform any work or make any installations in order to prepare the Premises for Tenant's occupancy.

            Section 19.2 Tenant acknowledges that the Premises and other portions of the Building contain asbestos, asbestos-containing materials, polychlorinated biphanyls and other items which are or may be, or may become, environmental hazards. Tenant agrees that it shall not claim or seek any damages against Landlord as a result of the existence of the foregoing, but if Landlord shall fail or refuse to remove (i) the accessible asbestos located in the Building, (ii) the asbestos located in the columns on the fourth (4th), fifth
(5th) and sixth (6th) floors of the Building and (iii) the light ballasts containing polychlorinated biphenyls, in each case in the areas described in the "Report of Survey for Radon Gas and Materials Suspected of Containing Asbestiform Minerals at MONY Headquarters, 1740 Broadway, New York, New York" prepared for Chase Investors Management Corporation, New York, Now York, by Law Engineering, Inc., Project No. WO-8236A, dated September, 1990, by the second
(2nd) anniversary of the Commencement Date (which date shall be subject to extension due to Unavoidable Delays), then Tenant's agreement not to claim or seek any damages against Landlord as a result of the existence of the substances referred to in clauses (i), (ii) and (iii) above shall thereafter be ineffective and void with respect to claims arising after said date as a result of the failure to remove said items.

            Section 19.3 Without limiting the generality of Section 6.1 above, Tenant agrees that if any action is required to put the restrooms in the Twelfth Floor Premises or the Thirteenth Floor Premises in compliance with any existing Requirements, including, without limitation, Local Law 58 of 1987, or any future Requirement (to the extent such violation of such future Requirement results from the physical condition which fails to comply with any existing Requirement which should have been complied with by Tenant pursuant to the provisions of this Section 19.3) relating to accessibility by handicapped persons, then such actions shall forthwith be performed by Tenant at its sole expense. Moreover, if any violations are placed of record against the Building because of Tenant's failure to take any action as contemplated by this Section 19.3, then Tenant shall, at its sole expense, forthwith cause such violations to be removed of record and Tenant hereby indemnifies, defends and saves and holds harmless Landlord from and against any and all loss, cost, demand, liability and expense (including without limitation, fines, penalties and reasonable attorneys' fees and disbursements) which Landlord may incur by reason of any failure of Tenant to take any action as contemplated by this Section 19.3.


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
            Section 19.4 The provisions of this Article 19 shall survive the expiration or sooner termination of the Term hereof.


                                   ARTICLE 20
                                   END OF TERM

            Upon the expiration or other termination of this Lease with respect to any portion of the Premises, Tenant shall quit and surrender to Landlord such portion of the Premises, vacant, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and otherwise in compliance with the provisions of
Article 3 hereof. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 20. Tenant acknowledges that possession of the portion of the Premises with respect to which the Term is then expiring must be surrendered to Landlord on the Expiration Date. Tenant agrees to indemnify and save Landlord harmless from and against all claims, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements) resulting from delay by Tenant in so surrendering such portion of the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender as aforesaid possession of the portion of the Premises the Term with respect to which is then expiring will be extremely substantial, will exceed the amount of the monthly installments of the Fixed Rent and Rental theretofore payable hereunder with respect to such portion of the Premises, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the portion of the Premises the Term with respect to which is then expiring is not surrendered to Landlord on the Expiration Date, in addition to any other rights or remedies Landlord may have hereunder or at law (including, without limitation, Landlord's right to terminate this Lease with respect to the entire Premises), and without in any manner limiting Landlord's right to demonstrate and collect any damages suffered by Landlord and arising from Tenant's failure to surrender such portion of the Premises as provided herein, Tenant shall pay to Landlord on account of use and occupancy of such portion of the Premises for each month and for each portion of any month during which Tenant holds over in such portion of the Premises after the Expiration Date, a sum equal to (i) one and one-half (1.5) times the aggregate of that portion of the Fixed Rent, Escalation Rent and Rental which was payable under this Lease during the last month of the Term with respect to such portion of the Premises (other than the Temporary Second Floor Premises) or (ii) Twenty-Five Thousand Four Hundred Sixty-Seven Dollars ($25,467) with respect to any holding over in the Temporary Second Floor Premises. Nothing herein contained shall be deemed to permit Tenant to retain possession of the portion of the Premises the Term with respect to which is then expiring after the Expiration Date or to limit in any manner Landlord's right to regain possession of such portion of the Premises through summary proceedings, or otherwise, and no acceptance by Landlord of payments from Tenant after the Expiration

Date applicable to such portion of the Premises shall be deemed to be other than on account of the amount to be paid by Tenant with respect to any other portion of the Premises or in accordance with the provisions of this Article 20. The provisions of this Article 20 shall survive the Expiration Date.

                                   ARTICLE 21
                                 QUIET ENJOYMENT

            Provided this Lease has not been terminated pursuant to any of its provisions, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease.

                                   ARTICLE 22
                                   POSSESSION

            Section 22.1 Tenant acknowledges that, except as set forth in
Section 22.2 hereof, Landlord has delivered possession of the Premises on the Commencement Date.

            Section 22.2 Tenant acknowledges that Landlord will not deliver possession on the Commencement Date of those portions of the Basement Premises designated as Room 6 and Room 9 on Exhibit "A-8" annexed to this Lease. Tenant waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or any successor statute of similar nature and purpose then in force and further waives the right to recover any damages which may result from Landlord's failure for any reason to deliver possession of such portions of the Basement Premises on the Commencement Date. Provided Tenant is not responsible for Landlord's inability to give possession of Room 6 of the Basement Premises, Tenant's obligation to pay Fixed Rent with respect to Room 6 of the Basement Premises in the amount set forth below shall not commence until the possession of such portion of the Basement Premises is given or such portion of the Basement Premises is available for occupancy by Tenant. Provided Tenant is not responsible for Landlord's inability to give possession of Room 9 of the Basement Premises, Tenant's obligation to pay Fixed Rent with respect to Room 9 of the Basement Premises in the amount set forth below shall not commence until possession of such portion of the Basement Premises is given or such portion of the Basement Premises is available for occupancy by Tenant. No such failure to give possession on the Commencement Date shall in any wise affect the validity of this Lease or the obligations of Tenant hereunder or give rise to any claim for damages by Tenant or claim for rescission of this Lease, nor shall the same be construed in any wise to extend the Term. The provisions of this Article are intended to constitute an "express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law. Landlord shall use its reasonable efforts to promptly deliver possession of such portions of the Basement Premises to Tenant. Landlord and Tenant acknowledge and agree that for the purposes of this Section 22.2 (i) the Fixed Rent attributable to Room 6 during the 1st Rental Period is Four and 87/100 Dollars ($4.87) per day, (ii) the Fixed Rent attributable to Room 9 during the 1st Rental Period is Twenty and 87/100 Dollars

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
($20.87) per day, (iii) commencing on the first day of the 2nd Rental Period and thereafter on the first day of each Rental Period, the Fixed Rent attributable to such portions of the Basement Premises shall be one hundred five percent (105%) of the Fixed Rent attributable to such portion of the Basement Premises during the immediately preceding Rental Period and (iv) no Tenant's Share is attributable to such portions of the Basement Premises.

                                   ARTICLE 23
                                    NO WAIVER

            Section 23.1 No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Premises. In the event Tenant at any time desires to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting.

            Section 23.2 The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation of the provisions of this Lease, from having all of the force and effect of an original violation of the provisions of this Lease. The receipt by Landlord of Fixed Rent, Escalation Rent or any other item of Rental with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or other item of Rental herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or other item of Rental, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Fixed Rent or other item of Rental be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Fixed Rent or other item of Rental or to pursue any other remedy provided in this Lease. Except for the Contract and the documents executed pursuant thereto or in connection therewith, this Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the


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
party against whom enforcement of the change, modification, discharge or abandonment is sought.

            Section 23.3 The failure of Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease on Landlord's part to be performed, shall not be deemed a waiver of such breach or prevent a subsequent act which would have originally constituted a violation of the provisions of this Lease from having all of the force and effect of an original violation of the provisions of this Lease. The payment by Tenant of Fixed Rent, Escalation Rent or any other item of Rental or performance of any obligation of Tenant hereunder with knowledge of any breach of any covenant of this Lease shall not be deemed a waiver of such breach, and payment of the same by Tenant shall be without prejudice to Tenant's right to pursue any remedy against Landlord in this Lease provided.

                                   ARTICLE 24
                             WAIVER OF TRIAL BY JURY

            The respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

                                   ARTICLE 25
                              INABILITY TO PERFORM

            This Lease and the obligation of Tenant to pay Rental hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or because Landlord is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in providing any service or supplying any equipment or fixtures, if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or by accident, or by any cause whatsoever beyond Landlord's control, including, but not limited to, laws, governmental preemption in connection with a national emergency or by reason of any Requirements of any Governmental Authority or by reason of failure of the HVAC, electrical, plumbing, or other Building Systems in the Building, or by reason of the conditions of supply and demand which have been or are affected by war or other


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
emergency, or by the failure or delay by Tenant in providing Landlord access to any Security Areas ("Unavoidable Delays").

                                   ARTICLE 26
                                BILLS AND NOTICES

            Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt) or by Express Mail or other commercial overnight courier service which provides a signed receipt or if sent by registered or certified mail (return receipt requested) addressed if to Tenant (a) at Tenant's address set forth in this Lease, Attn.:
      Senior Vice President for Real Estate, or (b) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, or if to Landlord at Landlord's address set forth in this Lease, Attn.:
      David R. Greenbaum, and with copies to (x) Chase Investors Management Corporation, 1211 Avenue of the Americas, New York, New York 10036, Attn:
      William J. Schwartz, and (y) each Mortgagee and Lessor which shall have requested same, by notice given in accordance with the provisions of this
      Article 26 at the address designated by such Mortgagee or Lessor, or to such other address(es) as Landlord, Tenant or any Mortgagee or Lessor may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 26. Any such bill, statement, consent, notice, demand, request or other communication shall be deemed to have been rendered or given on the date when it shall have been hand delivered (or upon refusal to accept delivery) or on the Business Day after the date upon which it shall have been sent by commercial overnight courier service or three
(3) Business Days from when it shall have been mailed as provided in this
Article 26. Anything contained herein to the contrary notwithstanding, any operating Statement, Tax Statement or any other bill, statement, consent, notice, demand, request or other communication from Landlord to Tenant with respect to any item of Rental (other than any "default notice" if required hereunder) may be sent to Tenant by regular United States mail.

                                   ARTICLE 27
                                   ESCALATION

            Section 27.1 For the purposes of this Article 271 the following terms shall have the meanings set forth below.

                  (A) "Assessed Valuation" shall mean the amount for which the Real Property is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of the City of New York for the purpose of imposition of Taxes.

                  (B) "Base Operating Expenses" shall mean an amount equal to Two Million Eight Hundred Ninety-Five Thousand Eight Hundred Fifty Dollars.($2,895,850).

                  (C) "Base Taxes" shall mean an amount equal to Two Million Eight Hundred Ninety-Seven Thousand Three Hundred Seventy-Nine Dollars ($2,897,379).

                  (D) "Building Electricity Expense" shall mean an amount equal to the product of (a) the Cost Per Kilowatt Hour of the electricity supplied to
(i) all portions of the Building, other than those portions leased to tenants or available for leasing and (ii) all garage, storage and basement areas of the Building, and the Building Systems, and (b) the demand and consumption of electricity in such areas as determined by meters, submeters or by a public light-and power study or similar survey. If any such meters, submeters or public light and power study or similar survey also measures electricity supplied to other areas of the Building, Landlord shall reasonably apportion the consumption shown on such meters, submeters, study or survey among such areas. Where more than one meter or submeter measures the electricity referred to in this paragraph (D), the electricity rendered through each meter or submeter may be computed and billed separately in accordance with the provisions of this Article 27.

                  (E) (1) "Operating Expenses" shall mean the aggregate of those costs and expenses (and taxes, if any, thereon, including, without limitation, sales and value-added taxes) paid or incurred by or on behalf of Landlord (whether directly or through independent contractors) in respect of the Operation of the Property which are properly chargeable to the Operation of the Property together with and including (without limitation) the costs of gas, oil, steam, water, sewer rental, HVAC and other utilities (excluding electricity) furnished to the Building and utility taxes, and the expenses incurred in connection with the Operation of the Property such as insurance premiums, attorneys' fees and disbursements (exclusive of any such fees and disbursements incurred in applying for any reduction of Taxes) and auditing and other professional fees and expenses, but specifically excluding:

                        (i) Taxes,

                        (ii) franchise or income taxes imposed upon Landlord,

                        (iii) debt service on Mortgages or other indebtedness relating to the Real Property (other than debt service on equipment leases),

                        (iv) all costs incurred in connection with leasing, attempting to lease or renewing a lease for space in the Building including, without limitation, brokerage commissions and legal, architectural, engineering and space planning fees and disbursements,


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
                        (v) capital improvements (except as otherwise provided herein),

                        (vi) the cost of electrical energy furnished to the Building,

                        (vii) the cost of tenant installations and decorations incurred in connection with preparing or altering space for a tenant,

                        (viii) salaries of personnel above the grade of building manager and such building manager's supervisor,

                        (ix) rent paid under Superior Leases,

                        (x) any expense for which Landlord is otherwise compensated through the proceeds of insurance or is otherwise compensated by any tenant (including Tenant) of the Building for services in excess of the services Landlord is obligated to furnish to Tenant hereunder,

                        (xi) legal fees incurred in connection with any negotiation of, or disputes arising out of, any space lease in the Building,

                        (xii) depreciation, except as provided herein,

                        (xiii) any fee or expenditure paid (a) to any Person which shall Control, be under the Control of, or be under common Control with Landlord, any general partner, any officer above the rank of vice president, or member of any Board of Directors of Landlord or of any Person described in this clause (xiii) or (b) to any person who is a relative by blood (to the first degree of consanguinity, lineal or lateral) or marriage of any such persons, in each case in excess of the amount which would be paid in the absence of such relationships,

                        (xiv) financing and refinancing costs (and all charges and fees related thereto) other than with respect to equipment leasing,

                        (xv) the cost of any work or service performed for any tenant (including Tenant) to the extent such work or service is in excess of the work or service which Landlord is required to furnish Tenant under this Lease at the expense of Landlord, other than any extra work or service required pursuant to a lease existing as of the date hereof,

                        (xvi) the costs and expenses (including interest, penalties and damages) incurred by Landlord due to (a) the willful or negligent violation of any Requirement, (b) a default by Landlord under any Mortgage or Superior Lease or any other lease for space in the Building, or (c) Landlord's negligence or willful misconduct,


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
                        (xvii) advertising and promotional expenditures,

                        (xviii) expenses incurred in connection with the relocation of any tenant of the Building,

                        (xix) the rental value of any leasing, management or leasing and management office maintained by Landlord or its agent in the Building; provided, however, that the portion of any such management office not in excess of one thousand (1,000) rentable square feet, or the portion of any leasing and management office devoted to the management of the Building and not in excess of one thousand (1,000) rentable square feet, may be included in Operating Expenses,

                        (xx) the rental value of any Building-wide special facility in the Building (such as any Building-wide health club or cafeteria); provided, however, that the rental value of up to seven thousand (7,000) rentable square feet of space, in the aggregate, devoted to all such Building-wide special facilities less the income, if any, received by Landlord from such Building-wide special facilities (or the proportionate share of such income attributable to such seven thousand (7,000) rentable square feet of space, as the case may be) may be included in Operating Expenses if such special facilities are open solely to the tenants and other occupants of the Building and their invitees and guests,

                        (xxi) rent and other charges under any Superior Lease, and

                        (xxii) transfer taxes, conveyance taxes and other costs incurred by Landlord in connection with the transfer of the Real Property and/or the Building or any interest therein; except, however, that if Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant (including, without limitation, Tenant) who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which reasonably would have been incurred during such period by Landlord if it had at its own expense furnished such work or services to such tenant. Any costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord's expense shall be deducted from Operating Expenses otherwise chargeable to the Operation of the Property. Any insurance proceeds received with respect to any item previously included as an Operating Expense shall be deducted from Operating Expenses for the Operating Year in which such proceeds are received.

                        (2) In determining the amount of Operating Expenses for any Operating Year, if less than all of the Building rentable area shall have been occupied by tenant(s) at any time during any such Operating Year, Operating Expenses shall be determined for such Operating Year to be an amount equal to the like expenses


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
which would normally be expected to be incurred, in Landlord's sole judgment, had all such areas been occupied throughout such Operating Year.

                        (3) (a) If any capital improvement is made during any Operating Year in compliance with a Requirement or in lieu of a repair, then the cost of such improvement (in excess of the amounts set forth on Exhibit "D" annexed hereto and made a part hereof first expended after the Commencement Date for the capital improvements described and set forth opposite such amounts) shall be included in Operating Expenses for the Operating Year in which such improvement was made; provided, however, to the extent the cost of such improvement is required to be capitalized for federal income tax purposes, such cost shall be amortized over the useful economic life of such improvement as reasonably estimated by Landlord, and the annual amortization, together with interest thereon at the then Base Rate, of such improvement shall be deemed an Operating Expense in each of the Operating Years during which such cost of the improvement is amortized.

                              (b) If any capital improvement is made during any
Operating Year either for the purpose of saving or reducing Operating Expenses (as, for example, a labor-saving improvement), then the cost of such improvement shall be included in Operating Expenses for the Operating Year in which such improvement was made; provided, however, such cost shall be amortized over such period of time as Landlord reasonably estimates such savings or reduction in Operating Expenses will equal the cost of such improvement and the annual amortization, together with interest thereon at the then Base Rate, of such improvement shall be deemed an Operating Expense in each of the Operating Years during which such cost of the improvement is amortized.

                  (F) "Operating Statement" shall mean a statement in reasonable detail by categories of Operating Expenses setting forth a comparison of the Operating Expenses for an Operating Year with the Base Operating Expenses and the Escalation Rent for the preceding Operating Year pursuant to the provisions of this Article 27.

                  (G) "Operating Year" shall mean the calendar year within which the Commencement Date occurs and each subsequent calendar year for any part or all of which Escalation Rent shall be payable pursuant to this Article 27.

                  (H) "Taxes" shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Real Property (including, without limitation,
(i) any fee, tax or charge imposed by any Governmental Authority for any vaults, vault space or other space within or outside the boundaries of the Real Property, other than those leased to tenants of the Building, and (ii) any taxes or assessments levied after the date of this Lease in whole or in part for public benefits to the Real Property or the Building, without taking into account any discount that Landlord may receive by virtue of any early payment of Taxes, provided, however, that if Landlord shall have received a discount by virtue of any early payment of Taxes and Tenant shall have made the corresponding Tax Payment to Landlord prior to the date of Landlord's early payment of Taxes within the time period


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
required under this Lease, then Taxes shall take into account such discount received by Landlord by virtue of its early payment of Taxes; provided, that if because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, us, occupancy, gross receipts or rental tax) is imposed upon Landlord or the owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes computed as if Landlord's sole asset were the Real Property. With respect to any Tax Year, all expenses, including attorneys' fees and disbursements, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such Tax Year. Anything contained herein to the contrary notwithstanding, Taxes shall not be deemed to include (w) any taxes on Landlord's income, (x) franchise taxes, (y) estate or inheritance taxes or (z) any similar taxes imposed on Landlord, unless such taxes are levied, assessed or imposed in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions which now constitute Taxes.

                  (I) "Tax Statement" shall mean a statement in reasonable detail setting forth a comparison of the Taxes for a Tax Year with the Base Taxes.

                  (J) "Tax Year" shall mean the period July 1 through June 30 (or such other period as hereinafter may be duly adopted by the Governmental Authority then imposing taxes as its fiscal year for real estate tax purposes), any portion of which occurs during the Term.

            Section 27.2(A) If the Taxes payable for any Tax Year (any part or all of which falls within the Term from and after the Commencement Date) shall represent an increase above the Base Taxes, then Tenant shall pay as additional rent for such Tax Year and continuing thereafter until a new Tax Statement is rendered to Tenant, Tenant's Share of such increase (the "Tax Payment") as shown on the Tax Statement with respect to such Tax Year. The Taxes shall be computed initially on the basis of the Assessed Valuation in effect at the time the Tax Statement is rendered (as the Taxes may have been settled or finally adjudicated prior to such time) regardless of any then pending application, proceeding or appeal respecting the reduction of any such Assessed Valuation, but shall be subject to subsequent adjustment as provided in Section 27.3(A) hereof.

                  (B) At any time during or after the Term, Landlord may render to Tenant a Tax Statement or Statements showing (i) a comparison of the Taxes for the Tax Year with the Base Taxes and (ii) the amount of the Tax Payment resulting from such comparison. Tenant shall pay to Landlord, within ten (10) Business Days after delivery by Landlord to Tenant of a bill therefore, but in no event sooner than twenty (20) days prior to the date the corresponding payment is due by Landlord to the Governmental Authority an amount equal to the product of the Tax Payment and fraction, the numerator of which is the portion of the Taxes next becoming due and owing by Landlord for the then current Tax Year and the denominator of which is the Taxes for the current Tax Year. If the Tax Year established by the applicable Governmental Authority shall be


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
changed, any Taxes for the Tax Year prior to such change which are included within the new Tax Year and which were the subject of a prior Tax Statement shall be apportioned for the purpose of calculating the Tax Payment payable with respect to such new Tax Year. Landlord's failure to render a Tax Statement during or with respect to any Tax Year shall not prejudice Landlord's right to render a Tax Statement during or with respect to any subsequent Tax Year, and shall not eliminate or reduce Tenant's obligation to make Tax Payments for such Tax Year. Whenever so requested, but no more than once a year, Landlord shall furnish Tenant with a reproduced copy of the tax bill (or receipted bill) for the Taxes for the current or next succeeding Tax Year (if theretofore issued by the Governmental Authority).

            Section 27.3(A) Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the Assessed Valuation. Landlord agrees that, if requested by Tenant in writing not later than thirty (30) days prior to the last date on which a notice of protest of the assessed valuation of the Building may be filed, Landlord shall file a notice of protest of the assessed valuation of the Building, but Landlord shall have no further obligation to Tenant with respect thereto. In the event that, after a Tax Statement has been sent to Tenant, an Assessed Valuation which had been utilized in computing the Taxes for a Tax Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise), and as a result thereof a refund of Taxes is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a Tax Statement adjusting the Taxes for such Tax Year (taking into account the expenses mentioned in Section 27.1(G) hereof) and setting forth Tenant's Share of such refund and Tenant shall be entitled to receive such Share either, at Landlord's option, by way of a credit against the Fixed Rent next becoming due after the sending of such Tax Statement or by a refund to the extent no further Fixed Rent is due; provided, however, that Tenant's Share of such refund shall be limited to the portion of the Tax Payment, if any, which Tenant had theretofore paid to Landlord attributable to increases in Taxes for the Tax Year to which the refund is applicable on the basis of the Assessed Valuation before it had been reduced.

                  (B) In the event that the Real Property is sold (other than pursuant to a foreclosure of any Mortgage or a deed in lieu of foreclosure) prior to the first (1st) anniversary of the Commencement Date for a purchase price which exceeds One Hundred Forty Million Dollars ($140,000,000), and as a result thereof the Assessed Valuation shall be higher than it would have been but for such sale at such price, there shall be excluded from Taxes for purposes of determining the Tax Payment the amount of the increase in Taxes which is attributable to the portion of the sale price in excess of One Hundred Forty Million Dollars ($140,000,000).

            Section 27.4(A) If the Operating Expenses for any Operating Year (any part or all of which falls within the Term from and after the Commencement
Date) shall be greater than the Base Operating Expenses, then Tenant shall pay as additional rent for such Operating Year and continuing thereafter until a now Operating Statement is rendered to Tenant, Tenant's Share of such increase (the "Operating Payment") as hereinafter provided.


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
                  (B) At any time during or after the Term Landlord may render to Tenant an Operating Statement or Statements showing (i) a comparison of the Operating Expenses for the Operating Year in question with the Base Operating Expenses, and (ii) the amount of the Operating Payment resulting from such comparison. Landlord's failure to render an Operating Statement during or with respect to any Operating Year in question shall not prejudice Landlord's right to render an Operating Statement during or with respect to any subsequent Operating Year, and shall not eliminate or reduce Tenant's obligation to make payments of the Operating Payment pursuant to this Article 27 for such Operating Year provided that an Operating Statement is delivered within two (2) years following the end of the Operating Year in question.

                  (C) On the first day of the month following the furnishing to Tenant of an Operating Statement, Tenant shall pay to Landlord a sum equal to 1/12th of the Operating Payment shown thereon to be due for the preceding Operating Year multiplied by the number of months (and any fraction thereof) of the Term then elapsed since the commencement of such Operating Year in which such operating Statement is delivered, less Operating Payments theretofore made by Tenant for such Operating Year and thereafter, commencing with the then current monthly installment of Fixed Rent and continuing monthly thereafter until rendition of the next succeeding Operating Statement, Tenant shall pay on account of the Operating Payment for such Year an amount equal to 1/12th of the Operating Payment shown thereon to be due for the preceding Operating Year. Any Operating Payment shall be collectible by Landlord in the same manner as Fixed Rent.

                  (D) (1) As used in this Section 27.4, (i) "Tentative Monthly Escalation Charge" shall mean a sum equal to 1/12th of the product of (a) Tenant's Share, and (b) the difference between (x) Landlord's reasonable estimate of Operating Expenses for the Current Year and (y) the Base Operating Expenses, and (ii) "Current Year" shall mean the Operating Year in or for which a demand is made upon Tenant for payment of a Tentative Monthly Escalation Charge.

                        (2) At any time in any Operating Year, Landlord, at its option, in lieu of the payments required under Section 27.4(C) hereof, may demand and collect from Tenant, as additional rent, a sum equal to the Tentative Monthly Escalation Charge multiplied by the number of months in said Operating Year preceding the demand and reduced by the sum of all payments theretofore made under Section 27.4(C) with respect to said Operating Year, and thereafter, commencing with the month in which the demand is made and continuing thereafter for each month remaining in said Operating Year, Tenant shall pay to Landlord the Tentative Monthly Escalation Charge. Any amount due to Landlord under this
Section 27.4(D) may be included by Landlord in any Operating Statement rendered to Tenant as provided in Section 27.4(B) hereof.

                  (E) (1) After the end of the Current Year and at any time that Landlord renders an Operating Statement or Statements to Tenant as provided in
Section 27.4(B) hereof with respect to the comparison of the Operating Expenses for said Operating Year or Current Year, with the Base Operating Expenses, as the case may be, the amounts, if any, collected by Landlord from Tenant under
Section 27.4(C) or (D) on


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
account of the Operating Payment or the Tentative Monthly Escalation Charge, as the case may be, shall be calculated, and, if the amount so collected is less than or exceeds the amount actually due under said operating Statement for the Operating Year, a reconciliation shall be made as follows: Tenant shall be debited with any Operating Payment shown on such Operating Statement and credited with the amounts, if any, paid by Tenant on account in accordance with the provisions of subsection (C) and subsection (D)(2) of this Section 27.4 for the Operating Year in question. Tenant shall pay any net debit balance to Landlord within fifteen (15) Business Days next following rendition by Landlord of an invoice for such net debit balance; at Tenant's option, any net credit balance shall be either (i) applied against the next accruing monthly installments of Fixed Rent or (ii) paid to Tenant within fifteen (15) Business Days after Tenant's request for payment.

                        (2) If the sum of the Tentative Monthly Escalation Charges and payments made by Tenant in accordance with subsection (C) of this
Section 27.4 for any Operating Year shall be greater than the Operating Payment for the immediately preceding Operating Year and if the sum of the Tentative Monthly Escalation Charges and payments made by Tenant in accordance with subsection (C) of this Section 27.4 for any Operating Year shall have exceeded the operating Payment for such Operating Year by more than five percent (5%), interest at the Base Rate on the overpayment, calculated from the date of such overpayment to the dates on which such amounts are credited or paid to Tenant, shall be credited to Tenant against the succeeding monthly installments of Fixed Rent or paid to Tenant within fifteen (15) Business Days after Tenant's request for payment. Notwithstanding the foregoing, if such interest is not credited or paid as aforesaid, interest at the Applicable Rate on the overpayment, calculated from the dates on which such overpayment were required to have been credited or paid to Tenant, as aforesaid, to the dates on which such amounts are credited or paid to Tenant, shall be credited to Tenant against the succeeding monthly installments of Fixed Rent or paid to Tenant within fifteen (15) Business Days after Tenant's request for payment. Any amount owing to Tenant subsequent to the Term shall be paid to Tenant within ten (10) Business Days after a final determination has been made of the amount due to Tenant.

            Section 27.5 Any Operating Statement sent to Tenant shall be conclusively binding upon Tenant unless, within ninety (90) days after such Statement is sent, Tenant shall send a written notice to Landlord objecting to such Statement and specifying the respects in which such Statement is disputed. If such notice is sent, Tenant (and/or its independent certified public accountants, provided they are either the certified public accountants regularly employed by Tenant or one of the so-called "big-six" accounting firms or such other independent certified public accountants as Landlord shall approve, which approval shall not be unreasonably withheld or delayed) at its sole cost and expense may, within one hundred eighty (180) days after delivery to Tenant of such Operating Statement (which one hundred eighty (180) day period shall be extended one (1) day for each day during the pendency of any dispute between Landlord and Tenant as to the approval of Tenant's accountants), examine Landlord's books and records at Landlord's office in Now York City relating to the operation of the Property to determine the accuracy of the Operating Statement. Tenant recognizes the confidential nature of such books and records and agrees to maintain the information obtained from such examination in strict confidence. In addition, prior to examining Landlord's books and records, Tenant's certified public accountants shall be required to execute and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, pursuant to which such certified public accountants shall agree to keep all information obtained from such examination (other than information which was or becomes known to the general public through no act, deed or omission of Tenant's certified public accountants) in strict confidence provided, however, that Tenant's certified public accountants, after reasonable notice to Landlord, may disclose such information to the extent required pursuant to a subpoena or order issued by a court or other governmental body or agency. If after such examination, Tenant still disputes such Operating Statement, either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants, selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld or delayed as long as such certified public accounting firm is one of the so-called "big-six" public accounting firms, and the decision of such accountants shall be conclusively binding upon the parties. The fees and expenses involved in the decision referred to in the immediately preceding sentence shall be borne by the unsuccessful party (and if both parties are partially successful, such fees and expenses shall be apportioned between Landlord and Tenant in inverse proportion to the amount by which such decision is favorable to each party). Notwithstanding the giving of such notice by Tenant, and pending the resolution of any such dispute, Tenant shall pay to Landlord when due the amount shown on any such Operating Statement, as provided in Section 27.4 hereof.

            Section 27.6 The expiration or termination of this Lease during any Operating Year or Tax Year shall not affect the rights or obligations of the parties hereto respecting any payments of Operating Payments for such Operating Year and any payments of Tax Payments for such Tax Year, or any payment of Tenant's Share of Base Building Electricity for such year and any Operating Statement relating to such operating Payment and any Tax Statement relating to such Tax Payment, and any bill for Tenant's Share of Base Building Electricity may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. In determining the amount of the operating Payment for the Operating Year or the Tax Payment for the Tax Year in which the Term shall expire, the payment of the Operating Payment for such Operating Year or the Tax Payment for the Tax Year shall be prorated based on the number of days of the Term which fall within such Operating Year or Tax Year, as the case may be. Any payments due under such Operating Statement or Tax Statement shall be payable within thirty (30) days after such Statement is sent to Tenant.

            Section 27.7 (A) Tenant shall pay to Landlord, as additional rent, Tenant's Share of the Building Electricity Expenses. Bills for the payment of Tenant's Share of Building Electricity shall be rendered to Tenant at such time as Landlord may elect, and Tenant shall pay the amount shown thereon to Landlord within ten (10) Business Days after receipt of such bill.

                  (B) (1) As used in this Section 27.7, (i) "Tentative Monthly Electricity Charge" shall mean a sum equal to 1/12th of Tenant's Share of Landlord's


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
reasonable estimate of Base Building Electricity for the Current Electricity Year, and (ii) "Current Electrical Year" shall mean the year in or for which a demand is made upon Tenant for payment of a Tentative Monthly Electricity Charge.

                        (2) At any time in any year, Landlord, at its option, in lieu of the payments required under Section 27.7(A) hereof, may demand and collect from Tenant, as additional rent, a sum equal to the Tentative Monthly Electricity Charge multiplied by the number of months in said year preceding the demand and reduced by the sum of all payments theretofore made under Section 27.7(A) with respect to said year, and thereafter, commencing with the month in which the demand is made and continuing thereafter for each month remaining in said year, Tenant shall pay to Landlord the Tentative Monthly Electricity Charge. Any amount due to Landlord under this Section 27.7(B) may be included by Landlord in any bill rendered to Tenant as provided in Section 27.7(A) hereof.

                  (C) (1) After the end of the Current Electricity Year and at any time that Landlord renders a bill to Tenant as provided in Section 27.7(A) hereof, the amounts, if any, collected by Landlord from Tenant under Section 27.7(A) or (B) on account of Tenant's Share of Base Building Electricity or the Tentative Monthly Electricity Charge, as the case may be, shall be calculated, and, if the amount so collected is less than or exceeds the amount actually due, a reconciliation shall be made as follows: Tenant shall be debited with any payments of Tenant's Share of Base Building Electricity and credited with the amounts, if any, paid by Tenant on account in accordance with the provisions of this Section 27.7 for the year in question. Tenant shall pay any net debit balance to Landlord within fifteen (15) Business Days next following rendition by Landlord of an invoice for such net debit balance; at Tenant's option, any net credit balance shall be either (i) applied against the next accruing monthly installments of Fixed Rent or (ii) paid to Tenant within fifteen (15) Business Days after Tenant's request for payment.

                        (2) If the sum of the Tentative Monthly Electricity charges for any year shall be greater than Tenant's Share of Base Building Electricity for the immediately preceding year and if the sum of the Tentative Monthly Electricity Charges for any year shall have exceeded Tenant's Share of Base Building Electricity for such year by more than five percent (5%), interest at the Base Rate on the overpayment, calculated from the date of such overpayment to the dates on which such amounts are credited or paid to Tenant, shall be credited or paid to Tenant against the succeeding monthly installments of Fixed Rent or paid to Tenant within fifteen (15) Business Days after Tenant's request for payment. Notwithstanding the foregoing, if such interest is not credited or paid as aforesaid, interest at the Applicable Rate on the overpayment, calculated from the dates on which such overpayment were required to have been credited or paid to Tenant, as aforesaid, to the dates on which such amounts are credited or paid to Tenant shall be credited to Tenant against the succeeding monthly installments of Fixed Rent or paid to Tenant within fifteen (15) Business Days after Tenants request for payment. Any amount owing to Tenant subsequent to the Term, together with all interest accrued thereon, as aforesaid, shall be paid to Tenant within ten (10) Business Days after a final determination has been made of the amount due to Tenant.

                  (D) Any bill for Tenant's Share of Base Building Electricity sent to Tenant shall be conclusively binding upon Tenant unless, within ninety
(90) days after such bill is sent, Tenant shall send a written notice to Landlord objecting to such bill and specifying the respects in which such bill is disputed. If such notice is sent, Tenant (and/or its independent certified public accountants, provided they are either the certified public accountants regularly employed by Tenant or one of the so-called "big-six" accounting firms or such other independent certified public accountants as Landlord shall approve, which approval shall not be unreasonably withheld or delayed) at its sole cost and expense may, within one hundred eighty (180) days after delivery to Tenant of such bill (which one hundred eighty (180) day period shall be extended one (1) day for each day during the pendency of any dispute between Landlord and Tenant as to the approval of Tenant's accountants), examine Landlord's Building electricity books and records at Landlord's office in Now York City relating to determine the accuracy of the bill. Tenant recognizes the confidential nature of such books and records and agrees to maintain the information obtained from such examination in strict confidence. In addition, prior to examining Landlord's books and records, Tenant's certified public accountants shall be required to execute and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, pursuant to which such certified public accountants shall agree to keep all information obtained from such examination in strict confidence. If after such examination, Tenant still disputes such bill, either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants, selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld or delayed as long as such certified public accounting firm is one of the so-called "big-six" public accounting firms, and the decision of such accountants shall be conclusively binding upon the parties. The fees and expenses involved in the decision referred to in the immediately preceding sentence shall be borne by the unsuccessful party (and if both parties are partially successful, such fees and expenses shall be apportioned between Landlord and Tenant in inverse proportion to the amount by which such decision is favorable to each party). Notwithstanding the giving of such notice by Tenant, and pending the resolution of any such dispute, Tenant shall pay to Landlord when due the amount shown on any such bills, as provided in Section
27.7 hereof.

                                   ARTICLE 28
                                    SERVICES

            Section 28.1(A) Landlord shall provide (i) not less than six (6) passenger elevators to serve the Office Premises on a non-exclusive basis on Business Days from 8:00 A.M. to 6:00 P.M., provided, however, that if any tenant or other occupant of the portion of the Building serviced by the same elevator bank which services the Premises shall be entitled to more than six (6) passenger elevators on a nonexclusive basis on Business Days from 8:00 A.M. to 6:00 P.M., Landlord shall provide Tenant with the same number of non-exclusive passenger elevators, on Business Days from 8:00 A.M. to 6:00 P.M., as such other tenant or occupant is entitled, (ii) not less than three (3) passenger elevators servicing the Office Premises on a non-exclusive basis on Business Days from 6:00 P.M. to 8:00 P.M. and from 8:00 A.M. to 1:00 P.M.


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
on Saturdays (other than those Saturdays observed by the State of New York or the Federal Government and by the labor unions servicing the Building as legal holidays), and (iii) one (1) passenger elevator subject to call at all other times.

                  (B) Landlord shall provide one (1) freight elevator which shall serve the entire Building on call, subject to Landlord's use thereof in connection with providing any service to the Building or any tenant or occupant thereof, on a "first come, first served" basis on Business Days from 8:00 A.M. to 5:00 P.M., and, subject to Landlord's use thereof in connection with providing any service to the Building or any tenant or occupant thereof, on a reservation, "first come, first served" basis from 5:00 P.M. to 8:00 A.M. on Business Days and at any time on days other than Business Days. If Tenant shall use the freight elevator serving the Office Premises and the Basement Premises between 5:00 P.M. and 8:00 A.M. on Business Days or at any time on any other days, Tenant shall pay Landlord, as additional rent for such use, the standard rates then fixed by Landlord for the Building, or if no such rates are then fixed, at reasonable rates.

                  (C) Landlord shall not be required to furnish any freight elevator services during the hours from 5:00 P.M. to 8:00 A.M. on Business Days and at any time on days other than Business Days unless Landlord has received advance notice from Tenant requesting such services prior to 2:00 P.M. of the day upon which such service is requested or by 2:00 P.M. of the last preceding Business Day if such periods are to occur on a day other than a Business Day.

            (D) Tenant acknowledges and agrees that if Tenant shall move into or out of any portion of the Building, or shall move into or out of the Premises any unusual quantities of items other than those used in the ordinary course of its business activities, Tenant shall cause the same to be performed other than during the hours from 8:00 A.M. to 5:00 P.M. on Business Days.

            Section 28.2 Landlord, at Landlord's expense, (but subject to recoupment pursuant to Article 27 hereof) shall furnish and distribute to the Office Premises through the HVAC System, when required for the comfortable occupancy of the Office Premises, HVAC in accordance with the specifications set forth in Schedule C annexed hereto and made a part hereof, on a year round basis from 8:00 A.M. to 6:00 P.M. on Business Days and, provided that Landlord has received advance notice from Tenant requesting such service by 3:00 P.M. of the last preceding Business Day, from 8:00 A.M. to 1:00 P.M. on Saturdays (other than those Saturdays observed by the State of New York or the Federal Government and by the labor unions servicing the Building as legal holidays). Landlord, throughout the Term, shall have free access to any and all mechanical installations of Landlord, including, but not limited to, air-cooling, fan, ventilating and machine rooms and electrical closets; Tenant shall not construct partitions or other obstructions which may interfere with Landlord's free access thereto, or interfere with the moving of Landlord's equipment to and from the enclosures containing said installations. Neither Tenant, nor its agents, employees or contractors shall at any time enter the said enclosures or tamper with, adjust or touch or otherwise in any manner affect said mechanical installations. Tenant shall at all times cooperate fully with


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
Landlord and abide by all of the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the HVAC System. Notwithstanding anything to the contrary contained in this Lease, the HVAC services which Landlord is obligated to supply shall not be required to meet the specifications set forth on Schedule "C" of this Lease if the draperies or blinds for the windows of the Office Premises are not drawn and closed whenever the HVAC System is in operation and the position of the sun so requires such drawing and closing.

            Section 28.3 The Fixed Rent does not reflect or include any charge to Tenant for the furnishing or distributing of any necessary HVAC to the Premises during periods other than the hours and days set forth above ("Overtime Periods"). Accordingly, if Landlord shall furnish such HVAC to the Office Premises at the request of Tenant during Overtime Periods, Tenant shall pay Landlord additional rent for such services at the standard rates then fixed by Landlord for the Building, or if no such rates are then fixed, at reasonable rates. Landlord shall not be required to furnish any such services during any Overtime Periods unless Landlord has received advance notice from Tenant requesting such services prior to 3:00 P.M. of the day upon which such services are requested or by 3:00 P.M. of the last preceding Business Day if such Overtime Periods are to occur on a day other than a Business Day. If Tenant fails to give Landlord such advance notice, then, failure by Landlord to furnish or distribute any such services during such Overtime Periods shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise. If more than one tenant utilizing the same system as Tenant requests the same Overtime Periods for the same services as Tenant, the charge by Landlord for the same shall be equitably allocated by Landlord among all tenants of the Building (including Tenant) utilizing such system for such Overtime Period.

            Section 28.4 (A) Provided Tenant shall keep the Office Premises in order, Landlord, at Landlord's expense, subject to recoupment pursuant to
Article 27 hereof, shall cause the Office Premises, excluding any portions thereof used for the storage, preparation, service or consumption of food or beverages and any Security Areas, to be cleaned, substantially in accordance with the standards set forth in Schedule B annexed hereto and made a part hereof. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish from the Office Premises and the Building to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of such Premises as offices, as well as the cost of removal of "wet trash". Bills for the same shall be rendered by Landlord to Tenant at such time as Landlord may elect and shall be due and payable when rendered as additional rent. Tenant, at Tenant's sole cost and expense, shall cause the Security Areas and all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be exterminated against infestation by vermin, rodents or roaches regularly and, in addition, whenever there shall be evidence of any infestation. Any such exterminating shall be done at Tenant's sole cost and expense, in a manner reasonably satisfactory to Landlord, and by Persons approved by Landlord, which approval shall not be unreasonably withhold or delayed. In connection with any


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
cleaning services to the Security Areas and the portions of the Premises used for the storage, preparation, service or consumption of food or beverages, or any cleaning services which Tenant shall perform in addition to the services provided by Landlord as aforesaid, Tenant shall employ the cleaning contractor providing cleaning services to the Building on behalf of Landlord, provided such cleaning contractor furnishes such services to Tenant at competitive rates. Tenant shall comply with any recycling program and/or refuse disposal program (including, without limitation, any program related to the recycling, separation or other disposal of paper, plastic, glass or metals) which Landlord shall impose or which shall be required pursuant to any Requirements.

                  (B) If the Premises are not being cleaned by Landlord or its contractor in accordance with the provisions of Section 28.4(A) hereof, or if Tenant shall experience the theft of its property attributable to the persons performing such cleaning services, Tenant may notify Landlord of the same, which notice shall set forth in reasonable detail the manner in which the Premises are not being cleaned in accordance with Section 28.4(A) hereof or the thefts attributable to the cleaning personnel. If (i) Landlord shall fail to cause the Premises to be cleaned in accordance with the provisions of Section 28.4(A) hereof within thirty (30) days after delivery of such notice or, if the same may not be accomplished within such thirty (30) day period, provided Landlord shall commence within such thirty (30) day period to accomplish the same and thereafter diligently pursues the same, or (ii) Landlord shall fail, within thirty (30) days after determining to its reasonable satisfaction the identity of the cleaning personnel who caused such theft, to cause such cleaning personnel to no longer perform cleaning services at the Premises or, if the same may not be accomplished within such thirty (30) day period, provided Landlord shall commence within such thirty (30) day period to accomplish the same and thereafter diligently pursue the same, then, in either such event, Tenant may notify Landlord that it intends to engage a cleaning contractor, subject to and in accordance with the terms and provisions of this Lease, to clean the Premises, as of a date specified in Tenant's notice, which date shall be not less than thirty (30) days after the date of delivery of such Tenant notice. As of such date (i) Landlord shall no longer be obligated to clean the Premises,
(ii) the Fixed Rent, the Base Operating Expenses and the Operating Expenses shall be appropriately adjusted to reflect the fact that Landlord is no longer obligated to clean the Premises, and (iii) Tenant shall engage, at its sole cost and expense, and subject to all Requirements, the terms and provisions of this Lease and all Rules and Regulations, such cleaning contractor as shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed, to clean the Premises daily in a manner reasonably satisfactory to Landlord.

                  (C) With respect to any cleaning contractor which Tenant shall engage pursuant to the provisions of this Section 28.4 (other than the cleaning contractor performing cleaning of the Building on behalf of Landlord), (i) Tenant shall cause such cleaning contractor to obtain and maintain liability insurance and such other insurance as Landlord, Landlord's managing agent, Landlord's other agents and any Lessors and Mortgagees as additional insureds, providing coverage in such amounts and with such carriers as Landlord shall reasonably require (but not in amounts in excess of the amounts which Landlord causes to be carried by the cleaning contractor providing cleaning services to the Building on behalf of Landlord), and upon demand Tenant shall provide


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
Landlord with evidence of the same, and (ii) Tenant shall indemnify Landlord and the Indemnitees from and against any and all loss, cost, demand, liability or expense (including, without limitation, attorneys' fees and disbursements) which Landlord may incur as a result of or in connection with the cleaning of the Premises by Tenant's cleaning contractor, which indemnity shall survive the Expiration Date.

            Section 28.5 If the New York Board of Fire Underwriters or the Insurance Services Office or any Governmental Authority, department or official of the state or city government or any insurer of Landlord or Tenant shall require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business, or the location of the partitions, trade fixtures, or other contents of the Premises, Landlord shall promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment and the reasonable cost and expense thereof shall be paid by Tenant as additional rent within ten (10) Business Days after rendition to Tenant of a bill therefor, which bill shall be accompanied by applicable invoices which have been paid or are to be paid.

            Section 28.6 Landlord shall provide to the Office Premises hot and cold water for ordinary drinking, cleaning and lavatory purposes and for ordinary use in Tenant's "dryer" or similar units. If Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking, cleaning or lavatory purposes or in addition to ordinary use in Tenant's "dryer" or similar units (including, without limitation, for use in Tenant's kitchen), Landlord may install a water meter and thereby measure Tenant's water consumption for all such additional purposes. In such event Tenant shall pay Landlord, as additional rent, within ten (10) Business Days after rendition by Landlord to Tenant of a bill therefor, (1) the cost of the meter and the cost of the installation thereof and through the duration of Tenant's occupancy Tenant shall keep said meter and equipment in good working order and repair at Tenant's own cost and expense; and (2) the cost of water consumed as shown on said meter, together with the sewer rent, charge and any other levy payable in connection therewith.

            Section 28.7 Landlord reserves the right to stop service of the HVAC System or the elevator, electrical, plumbing or other Building Systems when necessary, by reason of accident or emergency, or for repairs, additions, alterations, replacements or improvements in the reasonable judgment of Landlord desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed (which repairs, additions, alterations, replacements and improvements shall be performed in accordance with
Section 4.3 hereof). Landlord shall have no responsibility or liability for interruption, curtailment or failure to supply HVAC, elevator, electrical, plumbing or other Building Systems when prevented by Unavoidable Delays or by any Requirement of any Governmental Authority or due to the exercise of its right to stop service as provided in this Article 28. The exercise of such right or such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any compensation or to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of

Tenant's business, or otherwise. Landlord shall use its diligent efforts to restore any interrupted service, and Landlord, at its expense but subject to recoupment pursuant to Article 27 hereof, shall employ contractors or labor at so-called overtime or other premium pay rates if necessary to restore any service that either (i) except in the case of a fire or other casualty, results in a denial of access to the Premises, (ii) threatens the health or safety of any occupant of the Premises, or (iii) except in the case of a fire or other casualty, materially interferes with Tenant's ability to conduct its business in any portion of the Premises. In all other cases, at Tenant's request, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates and incur any other overtime costs or expenses in restoring such services, and Tenant shall pay to Landlord, as additional rent, within ten (10) Business Days after demand, an amount equal to the difference between the overtime or other premium pay rates and the regular pay rates for such labor and any other overtime costs or expenses so incurred. If more than one tenant of the Building shall request that Landlord incur the same overtime or premium costs or expenses, the charge by Landlord for the same shall be equitably allocated by Landlord among all tenants of the Building (including Tenant) requesting the same.

            Section 28.8 Tenant shall be entitled to the lesser of (i) Tenant's Share of all listings or (ii) fifty (50) listings, on the standard directory in the Building, if one is installed.

            Section 28.9 It is expressly understood and agreed that Landlord is not obligated to provide any service to the Garage Premises or the Basement Premises whatsoever except for (i) electricity, as set forth in Article 13 hereof, elevator service, as provided in section 28.1 hereof, and ventilation to the extent required by and in accordance with all Requirements.

                                   ARTICLE 29
                               PARTNERSHIP TENANT

            If Tenant is a partnership or a professional corporation (or is comprised of two (2) or more Persons, individually or as co-partners of a partnership or shareholders of a professional corporation) or if Tenant's interest in this Lease shall be assigned to a partnership or a professional corporation (or to two (2) or more Persons, individually or as co-partners of a partnership or shareholders of a professional corporation) pursuant to Article 12 hereof (any such partnership, professional corporation and such Persons are referred to in this Article 29 as "Partnership Tenant"), the following provisions shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several; (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by (x) any written instrument which may hereafter be executed by Partnership Tenant or any successor entity, changing, modifying, extending or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and (y) any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant; (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of such parties shall be binding upon Partnership Tenant and all such


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
parties; (d) if Partnership Tenant shall admit new partners or shareholders, as the case may be, all of such new partners or shareholders, as the case may be, shall, by their admission to Partnership Tenant, be deemed to have assumed joint and several liability for the performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed; and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners or shareholders, as the case may be, and upon demand of Landlord, shall cause each such new partner or shareholder, as the case may be, to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner or shareholder, as the case may be, shall assume joint and several liability for the observance and performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner or shareholder, as the case may be, to execute or deliver any such agreement to Landlord shall vitiate the provisions of clause (d) of this Article 29).

                                   ARTICLE 30
                                   VAULT SPACE

            Notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan, any vaults, vault space or other space outside the boundaries of the Real Property are not included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license, and if any such license shall be revoked, or if the amount of such space shall be diminished or required by any Governmental Authority or by any public-utility company, such revocation, diminution or requisition shall not constitute an accrual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord. Any fee, tax or charge imposed by any Governmental Authority for any such vaults, vault space or other space occupied by Tenant shall be paid by Tenant.

                                   ARTICLE 31
                             INTENTIONALLY OMITTED

                                   ARTICLE 32
                                    CAPTIONS

            The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.


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
                                   ARTICLE 33
                                  PARTIES BOUND

            The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.

                                   ARTICLE 34
                                     BROKER

            Each party represents and warrants to the other that it has not dealt with any broker or Person in connection with this Lease. The execution and delivery of this Lease by each party shall be conclusive evidence that such party has relied upon the foregoing representation and warranty. Tenant shall indemnify and hold Landlord harmless from and against any and all claims for commission, fee or other compensation by any Person who shall claim to have dealt with Tenant in connection with this Lease and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. Landlord shall indemnify and hold Tenant harmless from and against any and all claims for commission, fee or other compensation any Person who shall claim to have dealt with Landlord in connection with this Lease and for any and all costs incurred by Tenant in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. Tenant acknowledges that Goldman, Sachs & Co. ("Tenant's Advisor") has acted as Tenant's advisor with respect to the sale of the Real Property by Tenant to Landlord and the execution of this Lease. Tenant shall pay any fee or other compensation due to Tenant's Advisor, and shall indemnify and hold Landlord harmless from and against any and all claims for any fee or other compensation made by Tenant's Advisor against Landlord and arising out of the execution of this Lease, and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. The provisions of this
Article 34 shall survive the Expiration Date.

                                   ARTICLE 35
                                    INDEMNITY

            Section 35.1(A) Tenant shall not do or permit any act or thing to be done upon the Premises which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any Requirement, and shall exercise such control over the Premises as to fully protect Landlord against any such liability. Tenant shall indemnify and save the Indemnitees harmless from and against (a) all claims of whatever nature against the Indemnitees arising from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors, (b) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in or about the Premises,
(c) all claims against the Indemnitees arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Tenant's contractors, subtenants, assignees, licensees, agents, servants, employees, invitees or visitors, and (d) any breach, violation or non-performance of any Requirement or any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof but except with respect to claims with respect to bodily injury or death, shall be limited to the extent any insurance proceeds collectible by Landlord under policies owned by Landlord or such injured party with respect to such damage or injury are insufficient to satisfy same. Tenant shall have no liability for any consequential damages suffered either by Landlord or by any party claiming through Landlord.

                  (B) Except as provided in Articles 4, 9, 10, 13, 28, 36 and 37 hereof and otherwise as expressly provided herein, Landlord shall indemnify and save Tenant its shareholders, directors, officers, Partners, employees and agents harmless from and against all claims against Tenant arising from any damage to the Premises and any bodily injury to Tenant's employees, agents or invitees resulting from the acts, omissions or negligence of Landlord or its contractors, assigns, licensees, agents, servants, employees, invitees or visitors. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, but shall be limited to the extent any insurance proceeds collectible by Tenant or such injured party with respect to such damage or injury are insufficient to satisfy same. Landlord shall have no liability for any consequential damages suffered either by Tenant or by any party claiming through Tenant.

            Section 35.2 If any claim, action or proceeding is made or brought against either party, which claim, action or proceeding the other party shall be obligated to indemnify such first party against pursuant to the terms of this Lease, then, upon demand by the indemnified party, the indemnifying party, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the indemnified party's name, if necessary, by such attorneys as the indemnified party shall approve, which approval shall not be unreasonably withheld. Attorneys for the indemnifying party's insurer, are hereby deemed approved for purposes of this Section 35.2. Notwithstanding the foregoing, an indemnified party may retain its own attorneys to defend or assist in defending any claim, action or proceeding involving potential liability of Five Million Dollars ($5,000,000) or more in circumstances where the insurance coverage is less than the potential liability of such claim, action or proceeding, and the indemnifying party shall pay the reasonable fees and disbursements of such attorneys. The provisions of this Article 35 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 36
                           ADJACENT EXCAVATION-SHORING

            If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant, upon reasonable advance notice, shall afford to the person causing or authorized to cause such excavation, a license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations, without any claim for damages or indemnity against Landlord, or diminution or abatement of Rental, provided that Tenant shall continue to have access to the Premises and the Building.

                                   ARTICLE 37
                                  MISCELLANEOUS

            Section 37.1 This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant shall have executed and unconditionally delivered a fully executed copy of this Lease to each other.

            Section 37.2 The obligations of Landlord under this Lease which relate to the period from and after the date of the sale, conveyance, assignment or transfer by Landlord of its interest in the Building or the Real Property, as the case may be, shall not be binding upon Landlord named herein after such sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord of its interest in the Building or the Real Property, as the case may be) and in the event of any such sale, conveyance, assignment or transfer, the transferring Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder which relate to the period from and after the date of such sale, conveyance, assignment or transfer. It shall be deemed and construed without further agreement between Landlord and Tenant or their successors in interest or among Landlord, Tenant and any purchaser, assignee or transferee of the interest of Landlord in the Building or the Real Property, as the case may be, that such purchaser, assignee or transferee, subject to the limitations on liability contained in this Lease, has assumed and agreed to carry out any and all obligations of Landlord under this Lease which relate to the period from and after the date of the sale, conveyance, assignment or transfer by Landlord of its interest in the Building or the Real Property, as the case may be. The obligations of Landlord under this Lease which relate to the period prior to the date of the sale, conveyance, assignment or transfer by Landlord of its interest in the Building or the Real Property, as the case may be, shall not be binding upon Landlord named herein after such sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord of its interest in the Building or the Real Property, as the case may be), and in the event of any such sale, conveyance assignment or transfer, the transferring Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder which relate to the period prior to such sale, conveyance, assignment or transfer, provided that the purchaser, assignee or transferee shall have assumed such obligations, subject to the limitations on liability contained in this Lease. The partners, shareholders, directors, officers and principals, direct and indirect, of Landlord (collectively, the "Parties") shall not be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord's obligations under this Lease shall be limited to Landlord's interest in the Real Property and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

            Section 37.3 Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Escalation Rent, additional rent or Rental, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

            Section 37.4 Tenant's liability for all items of Rental and all other unperformed obligations of Tenant shall survive the Expiration Date.

            Section 37.5 Tenant shall reimburse Landlord as additional rent, within ten (10) Business Days after rendition of a statement, for all expenditures made by, or damages or fines sustained or incurred by, Landlord, due to any default by Tenant under this Lease, with interest thereon at the Applicable Rate.

            Section 37.6 Neither this Lease nor any memorandum thereof shall be recorded.

            Section 37.7 Tenant hereby waives any claim against Landlord which Tenant may have based upon any assertion that Landlord has unreasonably withhold or unreasonably delayed any consent or approval requested by Tenant, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any related provision or for specific performance, injunction or declaratory judgment. In the event of a determination that such consent or approval has been unreasonably withheld or delayed, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability to Tenant for its refusal or failure to give such consent or approval. Tenant's sole remedy for Landlord's unreasonably withholding or delaying consent or approval shall be as provided in this Section 37.7.

            Section 37.8 Except for the Contract and the documents executed pursuant thereto or in connection therewith, this Lease contains the entire agreement between the parties and supersedes all prior understandings, if any, with respect thereto. This Lease shall not be modified, changed, or supplemented, except by a written instrument executed by both parties.

            Section 37.9 Tenant hereby (a) irrevocably consents and submits to the jurisdiction of any Federal, state, county or municipal court sitting in the State of New


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York in respect to any action or proceeding brought therein by Landlord against
Tenant concerning any matters arising out of or in any way relating to this Lease; (b) irrevocably waives all objections as to venue and any and all rights it may have to seek a change of venue with respect to any such action or proceedings; (c) agrees that the laws of the State of New York shall govern in any such action or proceeding and waives any defense to any action or proceeding granted by the laws of any other country or jurisdiction unless such defense is also allowed by the laws of the State of New York; and (d) agrees that any final judgment rendered against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Tenant further agrees that any action or proceeding by Tenant against Landlord in respect to any matters arising out of or in any way relating to this Lease shall be brought only in a federal, state, county or municipal court in the State of New York, County of New York.

            Section 37.10 Provided that MONY shall occupy not less than 118,500 rentable square feet of the Premises for the operation of its business, and as the world headquarters of MONY, containing executive offices, and provided MONY is not in default under this Lease, Landlord agrees that, prior to engaging any managing agent for the Building other than Mendik Realty Company, Inc., Landlord's managing agent as of the date hereof, Landlord shall consult with MONY. Notwithstanding the foregoing, MONY expressly acknowledges and agrees that the selection of any capable managing agent for the Building shall be at the sole discretion of Landlord.

            Section 37.11 (a) All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease, but, in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Schedules and Exhibits hereto, the terms and provisions of this Lease shall control. Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other genders and the singular to include the plural. All Article and Section references set forth herein shall, unless the context otherwise specifically requires, be deemed references to the Articles and Sections of this Lease.

                        (b) If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant, condition or provision to any other Person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

            Section 37.12 All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.

            Section 37.13 Notwithstanding anything to the contrary contained in this Lease, including, without limitation, the provisions of Articles 6 and 28 hereof, if (i) any


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representation or warranty made by Tenant in the Agreement of Purchase and Sale, dated as of the date hereof, between Tenant, as seller, and Landlord, as purchaser, for the sale and purchase of the Real Property (the "Contract") including, without limitation, the representations and warranties contained in
Section 7.43 of the Contract, shall be untrue when made or remade, as provided in the Contract, (ii) Landlord, as provided in Article 26 of the Contract, shall have commenced a suit or delivered a notice to seller under the Contract with respect to such representation or warranty within the applicable time period set forth in Article 26 of the Contract, and (iii) Landlord is unable to provide any service or perform any covenant on Landlord's part to be performed under this Lease, which service Landlord would have been able to provide or which covenant Landlord would have been able to perform if such representation or warranty were true, then Landlord shall not be obligated to provide such service or perform such covenant, and Tenant shall have no right of offset, set-off or abatement as a result thereof, shall have no claim against Landlord for constructive eviction or otherwise, and shall have no other right or remedy against Landlord, as a result thereof.

                                   ARTICLE 38
                                  RENT CONTROL

            If at the commencement of, or at any time or times during the Term of this Lease, the Rental reserved in this Lease shall not be fully collectible by reason of any Requirement, Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the Term, (a) the Rental shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the items of Rental which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect.

                                   ARTICLE 39
                                  RENEWAL TERM

            Section 39.1(A) Subject to the provisions of Section 39.4 hereof, Tenant shall have the option (each, an "Eight Year Space Renewal Option") to extend the term of this Lease with respect to the Eight Year Space for four (4) additional periods of five (5) years each (each, an "Eight Year Space Renewal Term"), each of which Eight Year Space Renewal Terms shall commence on the date immediately succeeding the eighth (8th) anniversary of the Commencement Date, or if the Commencement Date shall occur other than on the first day of the month, on the date immediately succeeding the last day of the month in which the eighth
(8th) anniversary of the Commencement Date shall occur (the "Eight Year Space Expiration Date"; the period between the Commencement Date and the Eight Year Space Expiration Date being hereinafter


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referred to as the "Eight Year Space Term") or the then current Eight Year Space
Renewal Term, as the case may be, and end on the fifth (5th) anniversary of the expiration of the Eight Year Space Term or the then current Eight Year Space Renewal Term, as the case may be, provided that (a) this Lease shall not have been previously terminated, (b) no Event of Default shall have occurred and be continuing (x) on the date Tenant gives Landlord written notice (each, an "Eight Year Space Renewal Notice") of Tenant's election to exercise the Eight Year
Space Renewal option, and (y) on the expiration of the Eight Year Space Term or the then current Eight Year Space Renewal Term, as the case may be, provided, however, that with respect to any Event of Default which may occur without Landlord being required to deliver to Tenant a notice of default (other than an Event of Default under Section 16.1(E) of this Lease) then, solely for the purposes of this Section 39.1, no such Event of Default shall be deemed to have occurred unless Landlord shall have delivered to Tenant a notice thereof and Tenant shall have failed or refused to cure the same within seven (7) Business Days after delivery of such notice, and (c) Tenant and its Affiliates shall occupy not less than eighty percent (80%) of the rentable area of the Eight Year Space on the date the applicable Eight Year Space Renewal Notice is given and on the first (1st) day of the applicable Eight Year Space Renewal Term. Each such Eight Year Space Renewal Option may be exercised only with respect to the entire Eight Year Space and shall be exercisable by Tenant delivering the applicable Eight Year Space Renewal Notice to Landlord at least eighteen (18) months prior to the expiration of the Eight Year Space Term or the then applicable Eight Year Space Renewal Term, as the case may be. Time is of the essence with respect to the giving of each Eight Year Space Renewal Notice. Upon the giving of the Eight Year Space Renewal Notice with respect to the fourth Eight Year Space Renewal Term, Tenant shall have no further right or option to extend or renew the Term.

                  (B) Subject to the provisions of Section 39.4 hereof, Tenant shall have the option (each, a "Ten Year Space Renewal Option") to extend the term of this Lease with respect to the Ten Year Space for four (4) additional periods of five (5) years each (each, a "Ten Year Space Renewal Term"), each of which Ten Year Space Renewal Terms shall commence on the date immediately succeeding the tenth (10th) anniversary of the Commencement Date, or if the Commencement Date shall occur other than on the first day of the month, on the date immediately succeeding the last day of the month in which the tenth (10th) anniversary of the Commencement Date shall occur (the "Ten Year Space Expiration Date; the period between the Commencement Date and the Ten Year Space Expiration Date being hereinafter referred to as the "Ten Year Space Term") or the then current Ten Year Space Renewal Term, as the case may be, and end on the fifth
(5th) anniversary of the expiration of the Ten Year Space Term or the then current Ten Year Space Renewal Term, as the case may be, provided that (a) this Lease shall not have been previously terminated, (b) no Event of Default shall have occurred and be continuing (x) on the date Tenant gives Landlord written notice (each, an "Ten Year Space Renewal Notice") of Tenant's election to exercise the Ten Year Space Renewal Option, and (y) on the expiration of the Ten Year Space Term or the then current Ten Year Space Renewal Term, as the case may be, provided, however, that with respect to any Event of Default which may occur without Landlord being required to deliver to Tenant a notice of default (other than an Event of Default under Section 16.1(E) of this Lease) then, solely for the purposes of this Section 39.1, no such Event of


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Default shall be deemed to have occurred unless Landlord shall have delivered to
Tenant a notice thereof and Tenant shall have failed or refused to cure the same within seven (7) Business Days after delivery of such notice, and (c) Tenant and its Affiliates shall occupy not less than eighty percent (80%) of the rentable area of the Ten Year Space on the date the applicable Ten Year Space Renewal Notice is given and on the first (1st) day of the applicable Ten Year Space Renewal Term. Each such Ten Year Space Renewal Option may be exercised only with respect to the entire Ten Year Space and shall be exercisable by Tenant delivering the applicable Ten Year Space Renewal Notice to Landlord at least eighteen (18) months prior to the expiration of the Ten Year Space Term or the then applicable Ten Year Space Renewal Term, as the case may be. Time is of the essence with respect to the giving of each Ten Year Space Renewal Notice. Upon the giving of the Ten Year Space Renewal Notice with respect to the fourth Ten Year Space Renewal Term, Tenant shall have no further right or option to extend or renew the Term.

                  (C) Subject to the provisions of Section 39.4 hereof, Tenant shall have the option (each, a "Twelve Year Space Renewal Option") to extend the term of this Lease with respect to the Twelve Year Space for four (4) additional periods of five (5) years each (each, a "Twelve Year Space Renewal Term"), each of which Twelve Year Space Renewal Terms shall commence on the date immediately succeeding the twelfth (12th) anniversary of the Commencement Date, or if the Commencement Date shall occur other than on the first day of the month, on the date immediately succeeding the last day of the month in which the twelfth
(12th) anniversary of the Commencement Date shall occur (the "Twelve Year Space Expiration Date; the period between the Commencement Date and the Twelve Year Space Expiration Date being hereinafter referred to as the "Twelve Year Space Term") or the then current Twelve Year Space Renewal Term, as the case may be, and end on the fifth (5th) anniversary of the expiration of the Twelve Year Space Term or the then current Twelve Year Renewal Term, as the case may be, provided that (a) this Lease shall not have been previously terminated, (b) no Event of Default shall have occurred and be continuing (x) on the date Tenant gives Landlord written notice (each, an "Twelve Year Space Renewal Notice") of Tenant's election to exercise the Twelve Year Space Renewal Option, and (y) on the expiration of the Twelve Year Space Term or the then current Twelve Year Space Renewal Term, as the case may be, provided, however, that with respect to any Event of Default which may occur without Landlord being required to deliver to Tenant a notice of default (other than an Event of Default under Section 16.1(E) of this Lease) then, solely for the purposes of this Section 39.1, no such Event of Default shall be deemed to have occurred unless Landlord shall have delivered to Tenant a notice thereof and Tenant shall have failed or refused to cure the same within seven (7) Business Days after delivery of such notice, and (c) Tenant and its Affiliates shall occupy not less than eighty percent (80%) of the rentable area of the Twelve Year Space on the date the applicable Twelve Year Space Renewal Notice is given and on the first (1st) day of the applicable Twelve Year Space Renewal Term. Each such Twelve Year Space Renewal Option may be exercised only with respect to the entire Twelve Year Space and shall be exercisable by Tenant delivering the applicable Twelve Year Space Renewal Notice to Landlord at least eighteen (18) months prior to the expiration of the Twelve Year Space Term or the then applicable Twelve Year Space Renewal Term, as the case may be. Time is of the essence with respect to the giving of each Twelve Year Space Renewal Notice. Upon the giving


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of the Twelve Year Space Renewal Notice with respect to the fourth Twelve Year
Space Renewal Term, Tenant shall have no further right or option to extend or renew the Term.

            Section 39.2 If Tenant exercises a Renewal Option, the applicable Renewal Term shall be upon the same terms, covenants and conditions as those contained in this Lease, except that the Fixed Rent with respect to the Eight Year Space, Ten Year Space or Twelve Year Space, as the case may be, shall be deemed to mean the Fixed Rent as determined pursuant to Section 39.3 hereof.

            Section 39.3 For each Renewal Term the Fixed Rent shall be determined as follows:

                  (A) The Fixed Rent for the Eight Year Space, Ten Year Space or Twelve Year Space, as the case may be, for the applicable Renewal Term shall be an amount equal to the greater of (a) the annual fair market rental value of such Space (the "Fair Market Rent") on the first day of the applicable Renewal Term, and (b) the Fixed Rent payable with respect to such Space immediately prior to the expiration of the Eight Year Space Term, Ten Year Space Term or Twelve Year Space Term, as the case may be (as such Fixed Rent is set forth on Exhibit "C" hereof) or the expiration of such Space's then-current Renewal Term, as the case may be, (the greater value of (a) and (b) being hereinafter referred to as the "Rental Value"). The Fair Market Rent shall be determined on the assumption that the Eight Year Space, Ten Year Space or Twelve Year Space, as the case may be, is free and clear of all leases and tenancies (including this Lease), that such Space is available in the then rental market for comparable first class office buildings in midtown Manhattan, that Landlord has had a reasonable time to locate a tenant who rents with the knowledge of the uses to which such Space can be adapted, and that neither Landlord nor the prospective tenant is under any compulsion to rent, and taking into account all other relevant factors.

                  (B) For purposes of determining the Fair Market Rent, the following procedure shall apply:

                        (1) Landlord and Tenant shall each contemporaneously deliver to the other, at Landlord's office, a written notice (each a "Rent Notice"), on a date mutually agreed upon, but in no event later than one hundred twenty (120) days prior to the expiration of the Eight Year Space Term, Ten Year Space Term or Twelve Year Space Term, as the case may be, or such Space's then-current Renewal Term, as the case may be, and if no date is mutually agreed upon, then on the one hundred twentieth (120th) day prior to the expiration of the Eight Year Space Term, Ten Year Space Term or Twelve Year Space Term, as the case may be, or such Space's then-current Renewal Term, as the case may be, which Rent Notice shall set forth each of their respective determinations of the Rental Value (Landlord's determination of the Rental Value is referred to as "Landlord's Determination" and Tenant's determination of the Rental Value is referred to as "Tenant's Determination"). If Landlord shall fail or refuse to give such Rent Notice as aforesaid, Landlord's Determination shall be deemed to be equal to the Fixed Rent then payable by Tenant with respect to such Space on the expiration of the Eight Year Space Term, Ten Year Space Term or Twelve Year Space Term, as the case


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may be (as such Fixed Rent is set forth on Exhibit "C" hereof), or such Space's then-current Renewal Term, as the case may be, and if Tenant shall fail or refuse to give such Rent Notice as aforesaid, Tenant's Determination shall be deemed to be the same as Landlord's Determination. If neither Landlord nor Tenant shall deliver a Rent Notice as aforesaid, the Rental Value shall be deemed to be equal to the Fixed Rent then payable by Tenant on the expiration of the Eight Year Space Term, Ten Year Space Term or Twelve Year Space Term, as the case may be (as such Fixed Rent is set forth on Exhibit "C" hereof), or such Space's then-current Renewal Term, as the case may be.

                        (2) If Landlord's Determination and Tenant's
Determination are not equal and Tenant's Determination is lower than Landlord's Determination, and either Determination exceeds an amount equal to the Fixed Rent then payable by Tenant on the expiration of the Eight Year Space Term, Ten Year Space Term or Twelve Year Space Term, as the case may be (as such Fixed Rent is set forth on Exhibit "C" hereof), or such Space's then-current Renewal Term, as the case may be, Landlord and Tenant shall attempt to agree upon the Fair Market Rent. If Tenant's Determination is higher than Landlord's Determination, the Fixed Rent for the Eight Year Space, Ten Year Space or Twelve Year Space, as the case may be, for the Renewal Term shall be equal to Tenant's Determination. If Landlord and Tenant shall mutually agree upon the determination (the "Mutual Determination") of the Rental Value their determination shall be the Rental Value, and shall be final and binding upon the parties. If Landlord and Tenant shall be unable to reach a Mutual Determination within ten (10) days after delivery of both Determinations to each party, Landlord and Tenant shall jointly select an independent real estate appraiser (the "Appraiser") whose fee shall be borne equally by Landlord and Tenant. In the event that Landlord and Tenant shall be unable to jointly agree on the designation of the Appraiser within five (5) days after they are requested to do so by either party, then the parties agree to allow the American Arbitration Association, or any successor organization to designate the Appraiser in accordance with the rules, regulations and/or procedures then obtaining of the American Arbitration Association or any successor organization.

                        (3) The Appraiser shall conduct such hearings and investigations as he may deem appropriate and shall, within thirty (30) days after the date of designation of the Appraiser, choose either Landlord's or Tenant's Determination, and such choice by the Appraiser shall be conclusive and binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article. The Appraiser appointed pursuant to this Article shall be an independent real estate appraiser with at least ten (10) years' experience in leasing and valuation of properties which are similar in character to the Building, and a member of the American Institute of Appraisers of the National Association of Real Estate Boards and a member of the Society of Real Estate Appraisers. The Appraiser shall not have the power to add to, modify or change any of the provisions of this Lease.

                        (4) It is expressly understood that any determination of the Rental Value pursuant to this Article shall be based on the criteria stated in Section 39.3 hereof.


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                  (C) After a determination has been made of the Rental Value for a Renewal Term, the parties shall execute and deliver to each other an instrument setting forth the Fixed Rent for the Eight Year Space, Ten Year Space or Twelve Year Space, as the case may be, for such Renewal Term as hereinabove determined.

                  (D) If the final determination of the Rental Value shall not be made on or before the first day of the applicable Renewal Term in accordance with the provisions of this Article, pending such final determination Tenant shall continue to pay, as the Fixed Rent for the Eight Year Space, Ten Year Space or Twelve Year Space, as the case may be, for such Renewal Term, an amount equal to Landlord's Determination. If, based upon the final determination hereunder of the Rental Value, the payments made by Tenant on account of the Fixed Rent for such Space for such portion of such Renewal Term were greater than the Fixed Rent for such Space payable for such Renewal Term, Landlord shall refund to Tenant the amount of such excess within thirty (30) days after such final determination, with interest on such amount, for the period from the dates such overpayments were made by Tenant to the date repaid by Landlord, at the Base Rate. Notwithstanding the foregoing, if such overpayment is not repaid by Landlord within such thirty (30) day period, Landlord shall pay interest on the amount of the overpayment by Tenant, for the period after the expiration of such thirty (30) day period to the date such overpayment is repaid by Landlord, at the Applicable Rate.

            Section 39.4 Notwithstanding anything to the contrary contained in this Article 39, if Tenant shall fail to exercise any of its Renewal Options with respect to the Ten Year Space, Tenant may not thereafter exercise any Renewal Option with respect to the Twelve Year Space unless, at the time provided in this Article 39 for the exercise of any Renewal Option with respect to the Twelve Year Space, neither the Eight Year Space nor the Ten Year Space, nor any portion thereof, shall then comprise a portion of the Premises.

                                   ARTICLE 40
                                ADDITIONAL SPACE

            Section 40.1(A) Subject to the provisions of Section 40.5 hereof, if at any time during the Term (i) an entire floor or any portion of a floor having an area of ten thousand (10,000) rentable square feet or more which is above the ground floor of the Building (other than any floor of the Building demised to Tenant on the date hereof) (a "Floor Additional Space") or (ii) any portion of the second floor of the Building, if the Second Floor Premises shall then comprise a portion of the Premises (other than any space on the second floor of the Building demised to Tenant on the date hereof (a "Second Floor Additional Space"; any Floor Additional Space or Second Floor Additional Space is hereinafter referred to as "Additional Space"), shall become vacant and available for occupancy, then, provided that MONY is the Tenant hereunder and no Event of Default has occurred and is continuing, Landlord, prior to offering to lease such space to any Person, shall deliver a notice to MONY stating that Landlord is prepared to enter into a lease for such Additional Space (the "Additional Lease") with Tenant, which notice (the "Additional Lease Proposal") shall specify with respect to such Additional Space (a) the Space Factor for the Additional Space, (b) any "free rent" period to be


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included in the Additional Lease, (c) the work which Landlord will perform, if any, to prepare such Additional Space for Tenant's initial occupancy, (d) the amount of money, if any, which Landlord will provide to Tenant in connection with the performance by Tenant of any such work, (e) the anticipated commencement date of the tern, of the Additional Lease, (f) the fact that Tenant shall have no right to assign the Additional Lease, in whole or in part, or sublease all or any portion of the Additional Lease, and (g) any other applicable terms and conditions not otherwise provided for in this Article 40.

                  (B) Any Additional Lease shall provide for a Fixed Rent determined pursuant to the provisions of Section 40.2 and 40.3 hereof, shall provide that any Event of Default by Tenant under this Lease shall be an Event of Default under the Additional Lease and, except as otherwise provided herein, shall otherwise be on the terms and conditions contained in this Lease including, without limitation, the provisions regarding the payment of increases of Taxes over Base Taxes and the payment of increases of Operating Expenses over Base Operating Expenses, which provisions shall not change for the purpose of calculating Escalation Rent payable under the Additional Lease. Such Additional Lease shall further provide for a term of ten (10) years, with no renewal or extension options, unless Tenant, in its notice to Landlord of its desire to lease such Additional Space, shall notify Landlord that it desires that such Additional Space be for a term expiring on the expiration, at Tenant's election as designated in Tenant's notice, of the Eight Year Space, Ten Year Space or Twelve Year Space. Notwithstanding the foregoing, Tenant may not elect that the term of the Additional Lease expire on the expiration of the Eight Year Space, Ten Year Space or Twelve Year Space, as the case may be, if the expiration date with respect to such Space is earlier than the eighth (8th) anniversary of the anticipated commencement date of the term of such Additional Lease unless, simultaneously with its delivery of the notice expressing Tenant's intention to lease such Additional Space, Tenant shall exercise the Renewal Option, if any, then applicable to the Eight Year Space, Ten Year Space or Twelve Year Space, as the case may be, so that the expiration date with respect to such Space shall be not earlier than such eighth (8th) anniversary of the anticipated commencement date of the term of the Additional Lease. If Tenant shall elect to lease the Additional Space for a term which expires as of the expiration of the term with respect to the Eight Year Space, Ten Year Space or Twelve Year Space, as the case may be, (i) the Additional Lease shall provide that Tenant may renew the term of the Additional Lease in accordance with the provisions of Article 39 of this Lease, as if such Additional Space were Eight Year Space, Ten Year Space or Twelve Year Space, as the case may be, provided that Tenant shall simultaneously therewith under this Lease exercise its corresponding Eight Year Space Renewal Option, Ten Year Space Renewal Option or Twelve Year Space Renewal Option, as the case may be, and (ii) Tenant may not exercise under this Lease its Eight Year Space Renewal Option, Ten Year Space Renewal option or Twelve Year Space Renewal Option, as the case may be, unless, simultaneously therewith Tenant shall exercise the corresponding renewal option under the Additional Lease.

                  (C) If Tenant desires to lease such Additional Space, Tenant shall notify Landlord in writing within fifteen (15) days after delivery of Landlord's notice. Time shall be of the essence with respect to Tenant's delivery of said notice. If Tenant fails to notify Landlord of its intent to lease such Additional Space within said


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fifteen (15) day period, Tenant shall have no right to lease such Additional
Space and Landlord shall have no obligation to lease such Additional Space to Tenant and may offer to lease such Additional Space to others on any terms and conditions that Landlord shall elect. If Tenant shall so notify Landlord of its intention to lease the Additional Space in a timely manner as aforesaid, Landlord shall, within twenty (20) days thereafter, deliver to Tenant for signature an Additional Lease with respect to such Additional Space, which Additional Lease shall reflect the provisions contained in the Additional Lease Proposal and otherwise be on the terms and provisions set forth above. If the Additional Lease is not executed by Tenant and returned to Landlord within ten
(10) Business Days after Landlord's delivery of such Additional Lease to Tenant, with respect to which date time shall be of the essence, Tenant shall have no right to lease such Additional Space and Landlord shall have no obligation to lease such Additional Space to the Tenant and may offer to lease such Additional Space to others on any terms and conditions that Landlord shall elect.

            Section 40.2 The Fixed Rent for the term of the applicable Additional Lease shall be an amount equal to the fair market rental value of such Additional Space (the "Additional Space Fair Market Rent") on the first day of such term. The Additional Space Fair Market Rent shall be determined on the assumption that the Additional Space is free and clear of all leases and tenancies, that the Additional Space is available in the then rental market for comparable first class office buildings in midtown Manhattan, that Landlord has had a reasonable time to locate a tenant who rents with the knowledge of the uses to which the Additional Space can be adapted, and that neither Landlord nor the prospective tenant is under any compulsion to rent, and taking into account all other relevant factors.

            Section 40.3 For purposes of determining the Additional Space Fair Market Rent, the following procedure shall apply:

                        (1) Landlord and Tenant shall each contemporaneously deliver to the other, at Landlord's office, a written notice (each an "Additional Space Rent Notice") on a date mutually agreed upon, but in no event later than thirty (30) days after the delivery by Tenant of its notice of its intention to lease the Additional Space, and if no date is mutually agreed upon, then on such thirtieth (30th) day, which Additional Space Rent Notice shall set forth their respective determinations of the Additional Space Fair Market Rent (Landlord's determination of the Additional Space Fair Market Rent is referred to as "Landlord's Additional Space Determination" and Tenant's determination of the Additional Space Fair Market Rent is referred to as "Tenant's Additional Space Determination"). If Landlord shall fail or refuse to give such notice as aforesaid, Landlord's Additional Space Determination shall be deemed to be an amount (the "Additional Space Rental Value") equal to the product of (x) the Space Factor of such Additional Space and (y) the highest Fixed Rent per square foot payable by Tenant on the anticipated commencement date of such term (i) for any portion of the Office Premises above the second floor of the Building, with respect to any Floor Additional Space or (ii) for any portion of the second floor of the Building, with respect to any Second Floor Additional Space, as the case may be. If Tenant shall fail or refuse to give such notice as aforesaid, the Additional Space Fair Market Rent shall be deemed to be the same as

Landlord's Determination. If neither Landlord nor Tenant shall deliver a Rent Notice as aforesaid, the Additional Space Fair Market Rent shall be deemed to be equal to the Additional Space Rental Value.

                        (2) If Landlord's Additional Space Determination and Tenant's Additional Space Determination are not equal, and Tenant's Additional Space Determination is lower than Landlord's Additional Space Determination, Landlord and Tenant shall attempt to agree upon the Additional Space Fair Market Rent. If Tenant's Additional Space Determination is higher than Landlord's Additional Space Determination, the Fixed Rent for the term of the Additional Lease shall be equal to Tenant's Additional Space Determination. If Landlord and Tenant shall mutually agree upon the determination (the "Additional Space Mutual Determination") of the Additional Space Fair Market Rent, their determination shall be the Additional Space Fair Market Rent, and shall be final and binding upon the parties. If Landlord and Tenant shall be unable to reach an Additional Space Mutual Determination within thirty (30) days after delivery of both Determinations to each party, Landlord and Tenant shall jointly select an independent real estate appraiser (the "Additional Space Appraiser") whose fee shall be borne equally by Landlord and Tenant. In the event that Landlord and Tenant shall be unable to jointly agree on the designation of the Additional Space Appraiser within five (5) days after they are requested to do so by either party, then the parties agree to allow the American Arbitration Association, or any successor organization to designate the Additional Space Appraiser in accordance with the rules, regulations and/or procedures then obtaining of the American Arbitration Association or any successor organization.

                        (3) The Additional Space Appraiser shall conduct such hearings and investigations as he may deem appropriate and shall, within thirty
(30) days after the date of designation of the Additional Space Appraiser, choose either Landlord's or Tenant's Determination, and such choice by the Additional Space Appraiser shall be conclusive and binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article. The Additional Space Appraiser appointed pursuant to this Article shall be an independent real estate appraiser with at least ton (10) years, experience in leasing and valuation of properties which are similar in character to the Building, and a member of the American Institute of Appraisers of the National Association of Real Estate Boards and a member of the Society of Real Estate Appraisers. The Additional Space Appraiser shall not have the power to add to, modify or change any of the provisions of this Lease.

                        (4) It is expressly understood that any determination of the Additional Space Fair Market Rent pursuant to this Article shall be based on the criteria stated in Section 40.2 hereof.

            Section 40.4(A) After a determination has been made of the Additional Space Fair Market Rent for the term of an Additional Lease, the parties shall execute and deliver to each other an instrument setting forth the Fixed Rent for the term of such Additional Lease as hereinabove determined.

                  (B) If the final determination of the Additional Space Fair Market Rent shall not be made on or before the commencement of the term of an Additional Lease, pending such final determination Tenant shall pay, as the Fixed Rent for such Additional Space, the amount based upon Landlord's Additional Space Determination. If, based upon the final determination hereunder of the Additional Space Fair Market Rent, the payments made by Tenant on account of the Fixed Rent for such period were greater than the Fixed Rent payable under the Additional Lease for such period, Landlord shall credit to Tenant the amount of such excess against the immediately succeeding installments of Fixed Rent under the Additional Lease, with interest thereon, for the period from the date such overpayments were made to the date such amounts are credited to Tenant, at the Base Rate. Notwithstanding the foregoing, if Landlord shall fail or refuse to credit such amounts to Tenant as aforesaid, then Landlord shall credit to Tenant, against the immediately succeeding installment of Fixed Rent under the Additional Lease, interest on the amount of such overpayments, for the period from the date on which Landlord was required, pursuant to this Section 40.4(B), to credit to Tenant the amount of such overpayment until the date such amounts are credited to Tenant, at the Applicable Rate.

            Section 40.5(A) Anything in this Article 40 to the contrary notwithstanding, Landlord, without first being required to offer Additional Space to Tenant, shall have the absolute right to lease such Additional Space
(i) for an additional term or terms to the tenant of such Additional Space at the time, (ii) to any tenant in the Building which has a right of first offer or right of first refusal with respect to, or has an option to lease, such Additional Space as of the date hereof or (iii) to any Persons (other than Persons who are Affiliates of Landlord) who shall lease the fourth (4th), fifth
(5th) or sixteenth (16th) floors after the date hereof and who shall be granted a right of first offer or right of first refusal, or any other right or option to lease such Additional Space.

                  (B) (1) From and after the date on which Tenant shall fail to timely accept any offer to lease any Floor Additional Space pursuant to this
Article 40, Landlord shall have no further obligation to notify Tenant of, or to lease to Tenant, such space or (if Landlord shall thereafter elect to offer any portion of such space as a separate rental unit) any portion thereof, and Tenant shall have no further right to lease such space or any portion of such space, as aforesaid, pursuant to this Article 40. In addition, from and after the date on which Tenant shall fail to timely accept any offer to lease any Floor Additional Space pursuant to this Article 40, the amounts referred to in clause (ii) of this Section 40.5(B)(1) and clause (ii) of Section 40.5(C) hereof shall each be reduced by the rentable area of such Floor Additional Space. From and after the date which is the earliest to occur of (i) the date on which Tenant shall fail to have timely entered into an Additional Lease for a Floor Additional Space in accordance with the provisions of this Article 40, after Tenant shall have accepted an offer to lease any Full Floor Additional Space, (ii) the date on which Tenant shall have leased, in the aggregate, more than fifty thousand (50,000) rentable square feet of Floor Additional Space in the Building pursuant to the provisions of this Article 40 and (iii) the date upon which MONY shall not occupy at least 118,500 rentable square feet of space in the Building for the operation of its business and as its world headquarters, containing executive offices, Landlord shall have no further obligation to notify Tenant of, or to lease to Tenant, any further Floor

Additional Space, and Tenant shall have no further right to lease any Floor Additional Space pursuant to this Article 40.

                        (2) From and after the date on which Tenant shall fail to timely accept any offer to lease any Second Floor Additional Space pursuant to this Article 40, Landlord shall have no further obligation to notify Tenant of, or to lease to Tenant, such portion of the second floor of the Building or (if Landlord shall thereafter elect to offer any portion of such space as a separate rental unit) any portion thereof and Tenant shall have nor further right to lease such space or any portion of such space pursuant to this Article
40. From after the date which is the earliest to occur of (i) the date on which Tenant shall fail to have timely entered into an Additional Lease for any Additional Space in accordance with the provisions of this Article 40, after Tenant shall have accepted an offer to lease any Additional Space, (ii) the date on which Tenant shall have leased the balance of the second floor in the Building pursuant to the provisions of this Article 40, (iii) the date on which the Second Floor Premises shall no longer comprise a portion of the Premises, and (iv) the date upon which MONY shall not occupy at least 118,500 rentable square feet of space in the Building for the operation of its business and as its world headquarters, containing executive offices, Landlord shall have no further obligation to notify Tenant of, or to lease to Tenant, any further Second Floor Additional Space, and Tenant shall have no further right to lease any Second Floor Additional Space pursuant to this Article 40.

                        (3) It is expressly understood and agreed that the rights and obligations of Landlord and Tenant hereunder shall not apply to any space in the Building (i) which is vacant, as of the date hereof, until such space has been leased and thereafter is available to Landlord to lease and Landlord elects to lease such space, and (ii) which is vacant and available for occupancy but which Landlord is not, for any reason whatsoever, offering to lease, until the date upon which Landlord shall elect to offer to lease such space.

                  (C) Notwithstanding anything to the contrary contained in this
Article 40, Landlord shall have no obligation to offer or lease to Tenant as Additional Space (i) any space which Landlord intends to lease if Landlord intends to offer to lease such space together with space which Landlord is not obligated to offer to Tenant under this Article 40 or (ii) if the acceptance by Tenant of the space which Landlord intends to offer to lease would result in Tenant having leased more than sixty thousand (60,000) rentable square feet of Floor Additional Space.

            Section 40.6 If Tenant shall accept any offer made by Landlord pursuant to this Article 40 to lease Additional Space and shall have executed and delivered an Additional Lease submitted by Landlord as aforesaid, and Landlord is unable to give possession of such Additional Space to Tenant on the date set forth in such Additional Lease as the commencement date with respect to such Additional Space (the "Additional Space Commencement Date") because of the holdings over or retention of possession of any tenant or occupant of such Additional Space, Landlord shall not be subject to any liability for failure to give possession of such Additional Space on such Additional Space Commencement Date and the validity of such Additional Lease shall not be impaired under such circumstances nor shall the same be construed to extend the term of such Additional Lease. Landlord, however, shall promptly institute and thereafter diligently prosecute such dispossess actions or other actions or proceedings against such tenant or occupant as Landlord shall deem appropriate in order to obtain possession of the Additional Space. If such tenant or occupant shall pay to Landlord rental for the period of holdover by such tenant or occupant in excess of the Fixed Rent and additional rent which Tenant would have paid under the Additional Lease for the period of such holdover, then Landlord, after deducting from such amount all costs and expenses incurred by Landlord in connection with dispossessing such tenant or occupant, shall credit Tenant the amount of such excess, if any, against the immediately succeeding payments of Fixed Rent under the Additional Lease.

                                   ARTICLE 41
                              RIGHT OF FIRST OFFER

            Section 41.1(A) If at any time prior to the later to occur of (a) the twelfth (12th) anniversary of the Commencement Date and (b) the date upon which MONY shall fail to occupy for the conduct of its business at lease 118,500 rentable square feet of the Office Premises or fail to occupy the Office Premises as its world headquarters, containing executive offices, Landlord shall desire to sell the Real Property (other than (i) a sale of the Real Property to Landlord, any partner of Landlord or any Affiliate of either of the foregoing,
(ii) a sale together with a simultaneous leaseback of the Real Property, or
(iii) any other sale in the nature of a financing transaction), then, provided that (x) MONY shall be the Tenant hereunder, (y) MONY shall occupy not less than 118,500 rentable square feet of the Premises for the operation of its business and as its world headquarters, containing executive offices and (z) MONY is not then in default hereunder, Landlord shall offer ("Landlord's Offer") to sell the Real Property to MONY prior to offering the same to any other individual or entity. Landlord's Offer shall be in writing and shall set forth the terms and conditions upon which the Real Property is to be sold.

                  (B) Within thirty (30) days after delivery by Landlord to MONY of Landlord's offer, Landlord and MONY shall endeavor in good faith to execute and deliver to each other a mutually satisfactory letter setting forth MONY's intention (the "Letter of Intent") to purchase the Real Property.

                  (C) If (a) the Letter of Intent is not executed and delivered as aforesaid or (b) the Letter of Intent is executed and delivered as aforesaid, but a contract of sale for the Real Property, mutually satisfactory to both Landlord and MONY, is not executed and delivered (together with any payment required to be mad thereunder by MONY to Landlord) to each other within thirty
(30) days after execution and delivery of the Letter of Intent, or (c) MONY advises Landlord that it does not desire to purchase the Real Property, then Landlord shall be free to offer to sell and to sell the Real Property to any other individual or entity, on any terms and conditions, and Landlord shall not thereafter be obligated to offer to sell the Real Property to MONY again. Until the Letter of Intent has been executed, MONY, recognizing the confidential nature of Landlord's decision to offer the Real Property for sale and any information furnished to MONY in connection therewith, shall not disclose to any third party the fact of Landlord's Offer or any of the information or materials furnished to it in connection with Landlord's Offer.

            Section 41.2 Upon any sale of the Real Property, the rights of MONY under this Article shall terminate.

            IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                                    1740 BROADWAY ASSOCIATES L.P.,

                                       Landlord

                                    By:   Mendik 1740 Corp., a general
                                            partner

                                          By: /s/ David Greenbaum
                                             --------------------
                                             David R.  Greenbaum,
                                             Executive Vice President

                                    By:   New York Acres, Inc., a general
                                        partner

                                    By: /s/ Henry  W. Haunss, Jr.
                                        -------------------------
                                          Henry W.  Haunss, Jr.,
                                          President

                                    THE MUTUAL LIFE INSURANCE COMPANY OF NEW
                                    YORK, Tenant

                                    By: /s/ Michael Roth
                                       -----------------
                                       Michael Roth
                                       Executive Vice President

                                       Fed.  Id.  No.  13-1632487

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

            On the 14th day of December, 1990, before me personally came Michael Roth, to me known, who, being by me duly sworn, did depose and say that he resides at 20 Pond View Lane, Stamford, Connecticut 06903; that he is the Executive Vice President of THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK, the corporation described and which executed the foregoing instrument; that he signed his name thereto by order of the board of directors of said corporation.

                                          /s/ Peter W. Martin
                                          -------------------
                                          Notary Public

                                  Schedule A-1

                              RULES AND REGULATIONS

            (1) The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises and for delivery of merchandise and equipment in prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord.

            (2) No awnings, air-conditioning units, fans or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, or screens, other than those which conform to Building standards as established by Landlord from time to time, shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner reasonably approved by Landlord. All electrical fixtures hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design and bulb color consistent with a first class office building in midtown Manhattan and consistent throughout Tenant's space in the Building. Landlord hereby agrees that as of the date hereof such fixtures comply with the foregoing.

            (3) Except as set forth in this Lease, no sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises of any multi-tenanted floor or on the outside of the Building or on the inside of the Premises if the same can be seen from the outside of the Premises without the prior written consent of Landlord (which consent, with respect to signs on the inside of the Premises consistent with a first class office building in midtown Manhattan shall not be unreasonably withheld or delayed) except that the name of Tenant may appear on the entrance door of the Premises. In the event of the violation of the foregoing by Tenant, if Tenant has refused to remove same after reasonable notice from Landlord, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

            (4) The exterior windows and doors that reflect or admit light and air into the Premises or the halls, passageways or other public places in the building, shall not be covered or obstructed by Tenant.

            (5) No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules of any multi-tenanted floors, nor shall any article obstruct any air-conditioning supply or exhaust without the prior written consent of Landlord.

            (6) The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no


                                     A-1-4
sweepings, rubbish, rags, acids or other substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant.

            (7) Subject to the provisions of Article 3 of this Lease, Tenant shall not in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and as Landlord may direct.

            (8) No space in the Building shall be used for manufacturing, for the storage of merchandise for sale to the general public, or for the sale of merchandise, goods or property of any kind at auction or otherwise.

            (9) Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or Premises or those having business with them whether by the use of any musical instrument, radio, television set, talking machine, unmusical noise, whistling, singing, or in any other way.

            (10) Tenant, or any of Tenant's employees, agents,, contractors, subcontractors, subtenants, assigns, visitors or license, shall not at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance except such as are incidental to usual office occupancy.

            (11) No additional locks or bolts of any kind hall be placed upon any of the doors or windows by Tenant except an set forth in the Lease, in the Security Areas, nor shall any changes be made in existing locks or the mechanism thereof, unless Tenant promptly provides Landlord with the key or combination thereto. Tenant must, upon the termination of its tenancy, return to Landlord all keys of stores, offices and toilet rooms, and in the event of the loss of any keys furnished at Landlord's expense, Tenant shall pay to Landlord the cost thereof.

            (12) No bicycles, vehicles or animals of any kind except for seeing eye dogs shall be brought into or kept by Tenant in or about the Premises or the Building, except, as set forth in the Lease, for the vehicles which may be kept in the Garage Premises.

            (13) All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place in the manner and during the hours which Landlord or its agent reasonably may determine from time to time. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

            (14) Tenant shall not occupy or permit any portion of the Premises demised to it to be occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, or as a barber or manicure shop, or as an employment bureau. Notwithstanding the foregoing, subject to all Requirements Tenant may keep at the Premises reasonable quantities of alcohol solely for the use of Tenant and its business guests, but not as a public bar or otherwise. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant at the Premises.

            (15) Tenant shall not purchase spring water, ice, towels or other like service, or accept barbering or boot-blacking services in the Premises, from any company or persons not approved by Landlord, which approval shall not be withheld or delayed unreasonably and at hours and under regulations other than as reasonably fixed by Landlord.

            (16) Landlord shall have the right to prohibit any advertising by Tenant which identifies the Building and which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

            (17) Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 8 A.M. and at all hours on Saturdays, Sundays and legal holidays all persons who do not present a pass to the Building signed or approved by Landlord. Tenant shall be responsible for all persons for whom a pass shall be issued at the request of Tenant and shall be liable to Landlord for all acts of such persons.

            (18) Tenant shall, at its expense, provide reasonable quantities of artificial light for the employees of Landlord while doing janitor service or other cleaning, and in making repairs or alterations in the Premises. Landlord shall request that such employees turn off the lights when their work is completed.

            (19) The requirements of Tenant will be attended to only upon written application at the office of the Building. Building employees shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord.

            (20) Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same.

            (21) There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

            (22) Except as specifically provided in Article 2 of this Lease, Tenant shall not do any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, or cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Premises. Tenant shall not permit the delivery of any food or beverage to the Premises, except by such persons delivering the same as shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed.

(23) Landlord shall have the right to require that all messengers and other Persons delivering packages, papers and other materials to Tenant (i) be directed to deliver such packages, papers and other materials to a Person designated by Landlord who will distribute the same to Tenant or (ii) be escorted by a person designated by Landlord to deliver the same to Tenant.

Schedule A-2

                        ALTERATION RULES AND REGULATIONS


                                      A-2-1

                            ALTERATION WORK PERFORMED
          IN BUILDINGS OWNED OR MANAGED BY MENDIK REALTY COMPANY, INC.

                                                                  PAGE NO.
                                                                  --------
ELECTRICAL..................................................        5 - 6
GENERAL RULES...............................................        2 - 4
HEATING, VENTILATION, & A/C.................................          - 7
            HVAC - CONDENSER PIPING.........................        7 - 8
            HVAC - CONTROLS.................................          - 8
            HVAC - DUCTS....................................          - 9
            HVAC - PIPING & DUCT SUPPORTS...................          - 9
            HVAC - PIPING & DUCT INSULATION.................       9 - 11
LIGHTING STANDARDS..........................................      15 - 16
INSURANCE...................................................      13 - 14
PLUMBING....................................................        6 - 7
PROTECTION..................................................          - 4
TELEPHONES..................................................          - 6
TENANT'S RESPONSIBILITIES...................................          - 1
TENANT'S & GEN.  CONTRACTORS RESPONSIBILITIES...............          - 2



                                                   REV.  JANUARY 1983
                                                   REV.  MARCH 1985
                                                   REV.  SEPT.  1985
                                                   REV.  JUNE 1988
                                                   REV.  APRIL 1990
                                                   REV.  OCTOBER 1990


                                      A-2-2

RULES AND REGULATIONS FOR TENANT ALTERATION WORK PERFORMED IN BUILDINGS OWNED AND MANAGED BY MENDIK REALTY COMPANY, INC.

[Rider 1]

TENANT'S RESPONSIBILITIES

1. TENANT MUST CONTACT THE BUILDING MANAGEMENT OFFICE BEFORE THE START OF ANY CONSTRUCTION WORK. ANY REFERENCE HEREIN OR IN THE LEASE TO THE TERM LANDLORD SHALL ALSO MEAN LESSEE AND VICE VERSA.

2. TENANT MUST SUBMIT THREE (3) SETS OF ALL ARCHITECTURAL, ELECTRICAL, STRUCTURAL AND MECHANICAL DRAWINGS PRIOR TO THE START OF ANY WORK, FOR APPROVAL BY BUILDING MANAGEMENT WITH BUILDING NOTICE APPLICATION OR ALTERATION APPLICATION.

      TENANT SHALL REIMBURSE [Rider 2] LANDLORD FOR BOTH REVIEW OF SUCH PLANS AND INSPECTION OF SAME. ANY REFERENCE HEREIN OR IN THE LEASE TO THE TERM LANDLORD SHALL ALSO MEAN OWNER AND VICE VERSA.

      THE FILING OF ALL APPLICATIONS WITH THE NEW YORK CITY DEPARTMENT OF BUILDINGS SHALL BE BY, THE ONLY EXPEDITER/CONSULTANT APPROVED BY BUILDING MANAGEMENT; CHARLES RIZZO & ASSOCIATE, 11 PENNSYLVANIA PLAZA, NEW YORK, NEW YORK 10001.

3. NO WORK IS TO BE DONE, OR MATERIAL OR EQUIPMENT DELIVERED TO THE BUILDING UNTIL APPROVAL FOR SUCH WORK HAS BEEN ISSUED BY THE BUILDING MANAGEMENT.

4. UPON COMPLETION OF ANY ALTERATIONS OR ADDITIONS, TENANT OR TENANT'S ARCHITECT SHALL DELIVER TO LANDLORD AN AMENDED CERTIFICATE OF OCCUPANCY OR CERTIFICATE OF THE BOARD OF FIRE UNDERWRITERS AND SUCH OTHER PROOF AS MAY BE REQUIRED BY OWNERS TO PROVE THAT ALL WORK HAS BEEN PERFORMED IN ACCORDANCE WITH APPLICABLE LAWS. RULES AND REGULATIONS OF APPLICABLE GOVERNMENTAL AUTHORITIES. TENANT SHALL ARRANGE WITH OWNER'S EXPEDITER TO
      SCHEDULE INSPECTIONS FOR COMPLIANCE WITH LOCAL LAW #5. TENANT SHALL TAKE ANY ACTION REQUIRED IN CONNECTION WITH SUCH


                                      A-2-3

      COMPLIANCE AND TENANT SHALL INDEMNIFY OWNER FOR ANY FAILURE TO COMPLY WITH LOCAL LAWS. THIS PARAGRAPH SHALL SURVIVE THE TERMINATION OF THE LEASE. ALL FEES, PENALTIES AND EXPENSES INCURRED BY LANDLORD ON TENANT'S BEHALF SHALL BE DEEMED TO BE ADDITIONAL RENT.

5. APPROVAL OF PLANS BY LANDLORD DOES NOT IMPLY OR SHOULD NOT BE DEEMED TO IMPLY ANY OPINION OR JUDGEMENT AS TO THE FITNESS OF THE DRAWINGS FOR THEIR INTENDED PURPOSE. AS AN EXAMPLE OF THE FOREGOING, BUT NOT LIMITED THERETO, IN THE EVENT TENANT SUBMITS PLANS FOR ADDITIONAL HVAC CAPACITY. LANDLORD'S APPROVAL OF PLANS DOES NOT INCLUDE AN OPINION AS TO THE ADEQUACY, SUFFICIENCY OR QUALITY OF THE PLANS, NOR DOES LANDLORD'S APPROVAL EXPRESS OPINION OF THE FITNESS OF THE PLANS FOR INTENDED USE OF ADDITIONAL HVAC CAPACITY.


                                      A-2-4

TENANT & GENERAL CONTRACTOR'S RESPONSIBILITIES

1.    CERTIFICATES OF INSURANCE FOR ALL TRADES (SEE PAGES 10 & 11).

2.    A LIST OF SUB-CONTRACTORS FOR APPROVAL.

3.    A COPY OF THE NEW YORK CITY BUILDING NOTICE NUMBER.

4. COPIES OF ALL CERTIFICATES (I.E. DEPARTMENT OF WATER SUPPLY, GAS, ELECTRIC, & FIRE UNDERWRITERS).

5. A WORK SCHEDULE INDICATING USE OF FREIGHT ELEVATORS FOR DELIVERIES AND RUBBISH REMOVAL (INFORMATION IS NEEDED [Rider three] [ONE (1) WEEK IN ADVANCE OF WORK COMMENCEMENT) -- replaced by Rider three]. THERE WILL BE A CHARGE FOR ALL ELEVATORS USED.

6. A COMPLETE SET OF "AS BUILT" DRAWINGS AND SIGNED OFF BUILDING PERMITS MUST BE SUBMITTED WITHIN [Rider four] [THIRTY (30) DAYS OF JOB COMPLETION -- replaced by Rider four].

7. UPON COMPLETION OF ANY ALTERATION; BUILDING MANAGEMENT SHALL BE PROVIDED WITH A PROPERLY EXECUTED WAIVER OF LIEN FROM ALL CONTRACTORS AND SUBCONTRACTORS PROVIDING SERVICE AND/OR MATERIALS. THE WAIVER SHALL BE IN THE FORM APPROVED BY THE BUILDING. COPIES WILL BE AVAILABLE, ON REQUEST, FROM THE BUILDING MANAGEMENT OFFICE. (SEE SAMPLE "A")

GENERAL RULES

1. ONLY UNION LABOR SHALL BE EMPLOYED BY ALL TRADES. UNION AS HEREIN REFERRED TO, SHALL BE A.F.L. UNIONS HAVING AGREEMENTS WITH THE BUILDING TRADES EMPLOYERS OR NEW YORK.

2. ALL CONSTRUCTION MATERIALS SHALL BE DELIVERED TO THE JOB IN PROPER CONTAINERS AND STORED IN THE TENANT'S WORK AREA. MATERIALS SHALL NOT BE STORED IN PUBLIC AREAS. (I.E. FREIGHT LOBBIES, LOADING PLATFORMS, AND PUBLIC CORRIDORS).

3.    ALL FIRE EXITS SHALL BE KEPT CLEAR AND ACCESSIBLE AT ALL TIMES.

4. FIRE EXTINGUISHERS MUST BE ON THE JOB AT ALL TIMES. A.B.C. TYPE ALL PURPOSE EXTINGUISHER SHALL BE USED.

5. CITY PERMITS, FIRE WATCH (BY PERSONS CARRYING FORM 820-CERTIFICATE OF QUALIFICATION AND FITNESS) AND PROTECTIVE BLANKETS ARE REQUIRED FOR ALL BURNING AND WELDING.

6. [Rider five] [WORKMEN WILL -- replaced by Rider five] BE ASSIGNED TO ONE TOILET AREA WHICH THE GENERAL CONTRACTOR WILL BE RESPONSIBLE FOR CLEANING.

7. ALL FIREPROOFING ON STEEL MUST BE REPLACED IF DAMAGED OR [Rider six] [MISSING -- replaced by Rider six]. CONTACT THE LANDLORD THROUGH THE BUILDING MANAGER'S OFFICE FOR INSPECTION AND APPROVAL BEFORE INSTALLING CEILINGS.

8. ALL ABANDONED DUCTWORK, CONDUIT WIRING OR PIPING NOT NECESSARY FOR NEW CONSTRUCTION USAGE MUST BE REMOVED FROM HUNG CEILING AREAS AND FL4DOR DUCTS.

9.    ALL ENTRANCE LOCKS SHALL BE COMPATIBLE WITH BUILDING MASTER KEYING SYSTEM.

10. ALL WORK PERFORMED THAT INCONVENIENCES OR DISTURBS OTHER TENANTS MUST BE SCHEDULED BEFORE 8:00 A.M. OR AFTER 6:00 P.M. THE BUILDING MANAGER RESERVES THE RIGHT TO STOP ANY WORK DURING THE NORMAL WORKING HOURS THAT CAUSES A DISTURBANCE. [Rider seven]

11. ALL ITEMS THAT ARE SPECIFICALLY DESIGNATED FOR RE-USE, BUT DAMAGED DURING ALTERATION, SHALL BE REPAIRED TO THE BUILDING MANAGER'S SATISFACTION OR SHALL BE REPLACED BY ITEMS OF EQUAL QUALITY AND APPEARANCE AT NO EXPENSE TO THE LANDLORD.

12. SHOULD IT BE NECESSARY FOR THE TENANT TO OCCUPY ANY PORTION OF THE PREMISES OR SPACE BEFORE THE WORK IS COMPLETED, SUCH ACTION SHALL NOT CONSTITUTE AN ACCEPTANCE OF ANY PART OF THE WORK UNLESS SO STATED IN WRITING BY OWNER.

13. TENANT AGREES TO HOLD THE LANDL0RD HARMLESS FROM AND AGAINST ALL SUITS, CLAIMS, ACTIONS, L0SSES COSTS, DAMAGES, OR EXPENSES, INCLUDING REASONABLE ATTORNEY'S FEES AND DISBURSEMENTS AND INCLUDING CLAIMS FOR WORKMEN'S COMPENSATION ARISING DIRECTLY OR INDIRECTLY FROM THE PERFORMANCE OF WORK BY TENANT, ITS EMPLOYEES, AGENTS, SERVANTS, CONTRACTORS, OR SUBCONTRACTORS.

14. ALL WORK SHALL BE IN COMPLIANCE WITH ALL LOCAL LAWS, AND ALL NEW YORK CITY CODE REQUIREMENTS AND OSHA REGULATIONS.

NOTWITHSTANDING THE FOREGOING, IF APPLICABLE GOVERNING CODES OR REGULATIONS ARE LESS RESTRICTIVE THAN THE LANDLORD'S, THEN THE LANDLORD'S STANDARDS SHALL BE THE CODES AND REGULATIONS FOLLOWED.

15. TENANT, GENERAL CONTRACTOR AND LANDLORD SHALL INSPECT PUBLIC AND FREIGHT AREAS BEFORE THE START OF ANY WORK IN ORDER TO ESTABLISH RESPONSIBILITY FOR ANY DAMAGES THAT MAY OCCUR.

PROTECTION

1.    ALL RADIATOR AND INDUCTION UNITS MUST BE PROTECTED AGAINST DIRT AND DUST.

2. SHOE WIPING MATS MUST BE INSTALLED AT ALL OPENINGS BETWEEN PUBLIC AND CONSTRUCTION AREAS AND KEPT CLEAN.

3. ALL WALLS, FLOORS, MAIL CHUTES AND STAIR DOORS IN PUBLIC AREAS SUBJECT TO CONSTRUCTION TRAFFIC SHALL BE PROPERLY PROTECTED AS DIRECTED BY THE BUILDING MANAGER.

4. ALL ELECTRIC POWER MUST BE DISCONNECTED BEFORE STARTING DEMOLITION. TEMPORARY LIGHTING MUST BE INSTALLED.

5. TENANT AND CONTRACTOR SHALL TAKE ALL NECESSARY PRECAUTIONS TO PREVENT DIRT AND DUST FROM PERMEATING THE BUILDING DURING THE PERFORMANCE OF THE WORK. AT TENANT'S SOLE COST AND EXPENSE ALL CONSTRUCTION MATERIALS AND RUBBISH SHALL BE PLACED IN CONTAINERS AND SHALL BE REMOVED ON A DAILY BASIS. ALL CONSTRUCTION DEBRIS AND (AT THE COMPLETION OF THE JOB) EXCESS MATERIAL MUST BE REMOVED FROM THE BUILDING BEFORE 8:00 A.M. OR AFTER 6:00 P.M. CONTAINERS MUST NOT REMAIN ON THE SIDEWALK AFTER 8:00 A.M. UPON TENANT'S FAILURE TO REMOVE RUBBISH, OWNER MAY REMOVE SAME AT TENANT'S SOLE COST AND EXPENSE.

6. TENANT WILL BE CHARGED FOR SPECIAL CLEANING SERVICES AND REPAIRS THROUGHOUT ANY PUBLIC AREAS AFFECTED BY CONTRACTORS.

7. MATERIALS, TOOLS AND EQUIPMENT SHALL NOT BE PLACED ON WINDOW SILLS OR INDUCTION UNIT ENCLOSURES.

8. THE BUILDING MANAGER'S OFFICE MUST BE CONTACTED REGARDING THE REMOVAL OF HARDWARE, VENETIAN BLINDS AND OTHER BUILDING STANDARD REUSABLE EQUIPMENT.

9. ALL DOLLIES, HAND TRUCKS AND CONTAINERS MUST BE IN GOOD CONDITION AND HAVE RUBBER WHEELS AND BUMPERS.

ELECTRICAL

1.    CONTACT THE BUILDING'S CHIEF ENGINEER BEFORE STARTING ANY WORK.

2. ALL WIRING TO BE IN THINWALL (E.M.T.) 3/4 INCH MINIMUM SIZE. GREENFIELD WILL BE PERMITTED ONLY IN EXISTING WALLS AND AS FIXTURE AND MOTOR CONNECTIONS. B.X. MAY ONLY BE USED IN METAL PARTITIONS.

3.    ALL WIRE TO BE MINIMUM #12.

4.    ALL FIXTURES THAT ARE REMOVED AND REINSTALLED SHALL BE CLEANED AND
      RELAMPED.

5. CORING, CHOPPING, AND CHASING OF CONCRETE MAY ONLY BE DONE BEFORE 8:00 A.M. AND AFTER 6:00 P.M. OR ON WEEKENDS.

6. ALL FIXTURES THAT ARE REMOVED AND NOT REUSED SHALL BE TURNED OVER TO THE BUILDING MANAGER IF REQUESTED.

7. TELEPHONE OUTLETS SHALL BE 3/4 INCH E.M.T. MINIMUM TO HUNG CEILING IF TEFL0N WIRE IS TO BE USED. OTHERWISE, 3/4 INCH E.M.T. IS TO BE INSTALLED TO TELEPHONE CLOSET OR CABINET.

8.    ALL OPEN FLOOR OUTLETS MUST BE CAPPED.

9. ALL TELEPHONE FLOOR OUTLETS SHALL BE INSTALLED WITH A TWO (2) INCH DIAMETER AFTERSET.

10.   CONDUIT LARGER THAN TWO (2) INCHES SHALL BE RIGID OR ALUMINUM.

11. ALL HOME RUNS FROM ELECTRIC CLOSETS TO FIRST JUNCTION BOX SHALL BE ALUMINUM CONDUIT.

12. ALL BRANCH CIRCUIT AND FEEDER WIRING SHALL BE TAGGED AT EACH BOX OR PANEL. TAGS SHALL INDICATE CIRCUIT NUMBERS. A COMPLETE PANEL DIRECTORY MUST BE LISTED IN EACH PANEL.

13. ELECTRIC CLOSETS SHALL BE CLEANED OUT OF ALL DEBRIS AND EXCESS MATERIAL. ALL PANEL COVERS AND TRIMS MUST BE REINSTALLED. ALL HOLES IN SLABS OR WALLS WILL BE SEALED WITH APPROVED FIRE RATED MATERIALS.

14. ALL WIRING ABANDONED IN FLOOR DUCTS SYSTEMS MUST BE REMOVED, INCLUDING TELEPHONE WIRING, BACK TO SOURCE, AND ALL DUCTS MUST BE VACUUMED. ALL TELEPHONE WIRING ABANDONED IN HUNG CEILING MUST BE REMOVED.

15.   ALL COMPONENTS SHALL BE U.L. APPROVED.

16. ALL WORK REQUIRING AN ELECTRICAL SHUTDOWN WHICH WILL AFFECT OTHER FLOORS OF THE BUILDING OR EVEN AFFECT THE NORMAL CONTINUATION OF CONSTRUCTION WORK ON THESE FLOORS, SHALL BE DONE ON OVERTIME HOURS AND SHALL NOT DISTURB CONTINUITY OF ELECTRICAL SERVICE TO EXISTING TENANTS ON THE AFFECTED FLOORS.

17. EQUIPMENT NOT ASSOCIATED WITH ELECTRICAL SUPPLY OR DISTRIBUTION MUST NOT BE MOUNTED OR STORED IN AN ELECTRICAL CLOSET (INCLUDES TELEPHONE, ALARM EQUIPMENT, ETC).

TELEPHONES

1. ALL WIRING IN WALLS MUST BE RUN IN CONDUIT OR GREENFIELD AND OUTLETS MUST HAVE OUTLET BOX AND COVER PLATE.

2. NO [Rider eight] [MORE THAN SIX (6) FEET OF -- replaced by Rider eight] CABLE OR WIRE CAN BE RUN EXPOSED ALONG ANY WALL. NO EXPOSED WIRING MAY BE RUN ON ANY FLOOR. ALL SUCH WIRING MUST BE PROPERLY COVERED.

3. CEILING TILES AND LIGHT FIXTURES CANNOT BE REMOVED WITHOUT PRIOR CONSENT OF THE LANDLORD AND MUST BE REPLACED BY THE CONTRACTOR OR THE BUILDING PERSONNEL WILL DO SO AND MAKE THE NECESSARY CHARGES TO THE TENANT.

4. PRIOR TO ANY NEW INSTALLATIONS, ALL OLD OR OBSOLETE WIRING MUST BE REMOVED. ALL NEW EXPOSED CABLING THAT IS RUN IN THE CEILING MUST BE TEFLON WIRE TELEPHONE WIRE THAT IS NOT TEFLON MUST BE RUN IN 3/4 INCH E.M.T. TO TELEPHONE CLOSET OR CABINET. (NOTE: SEE "ELECTRICAL" SECTION).

PLUMBING

1. ALL WATER SUPPLY TO A FLOOR SHALL ORIGINATE ON THE SAME FLOOR FROM THE NEAREST WET COLUMN WITH PROPER ACCESS FOR MAINTENANCE. PIPES SUPPLYING SUCH FIXTURES SHALL BE INSULATED TO PREVENT SWEATING OR HEAT LOSS.

2.    BRASS [Rider nine] PIPE MUST BE USED TO ALL SUPPLY SERVICE CONNECTIONS.

3. ALL WASTE LINES SHALL BE PROPERLY PITCHED AND PIPED TO INSURE TOTAL DRAINAGE SO AS NOT TO CREATE OR FORM TRAPS: (EXCEPT AS MAY BE REQUIRED) (E.G. AIR HANDLING UNITS).

4. ALL WASTE LINE CONNECTIONS SHALL BE MADE BY MEANS OF LONG TURN OR 45 DEGREE "Y" FITTINGS AND SHALL MAINTAIN EXISTING CLEAN-CUT CONNECTIONS AT FITTINGS.

5. ALL PIPING SHALL CONFORM TO THE PLUMBING CODE, DEPARTMENT OF BUILDINGS, CITY OF NEW YORK, OR LANDLORD'S STANDARDS, WHICHEVER ARE MORE RESTRICTIVE.

HEATING, VENTILATION AIR CONDITIONING

1. DETAILED PLANS OF THE PROPOSED INSTALLATION SHOWING EQUIPMENT, INCLUDING MAKE, MODEL, MEA OR BSA NUMBER, CAPACITY, ELECTRICAL REQUIREMENTS AND RATINGS, WEIGHT, PHYSICAL DIMENSIONS, DUCTS OR DUCT ADDITIONS OR REVISIONS, MANNER OF BRACING OR SUPPORT FOR ALL DUCTWORK, PLUS ALL REQUIRED ELECTRICAL AND PLUMBING LINES INDICATING SIZE AND COMPOSITION OF SUCH LINES.

2. COMPLIANCE MUST BE SHOWN WITH ALL APPLICABLE PROVISIONS OF LOCAL LAW NO. 5, INCLUDING LOCATION OF FIRE DAMPERS AND ACCESS PANELS, COMPARTMENTATION, ETC.

3. PLANS SHOULD INDICATE REFRIGERATION, CONDENSER, CONDENSATE STEAM AND/OR HOT WATER PIPING, WITH MATERIAL AND SIZE OF LINES DELINEATED.

HVAC - CONDENSER PIPING

1. CONDENSER WATER PIPING SHOULD BE BLACK IRON, SCHEDULE 40 OR 80 FOR LINES 2 1/2" OR SMALLER; SCHEDULE 80 FOR ALL PIPE 3" OR OVER. VALVES ARE TO BE JENKINS 62U OR EQUAL OF DOMESTIC MANUFACTURE. CLOSE OR SHOULDER NIPPLES WILL NOT BE APPROVED.

2. LOW PRESSURE STEAM LINES ARE TO FOLLOW SIMILAR GUIDELINES TO THOSE USED FOR CONDENSED WATER PIPING, EXCEPT FOR

      FITTINGS WHICH ARE TO BE CASE STEAM FITTINGS WITH A MINIMUM 150 LBS.
      RATING.

3. ALL LOW PRESSURE STEAM LINES UP TO 2 1/2" MAY BE THREADED USING APPROVED LAMP WICK AND PIPE SEALING COMPOUNDS.

4. PIPING, 3" OR OVER, IS TO BE SCHEDULE [Rider ten] [80 -- replaced by Rider ten] WELDED, WITH FLANGED CONNECTIONS TO VALVES, CONTROLS, ETC.

5. ALL MEDIUM AND HIGH PRESSURE STEAM LINES, REGARDLESS OF SIZE, ARE TO BE SCHEDULE [Rider eleven] [80--replaced by Rider eleven] BLACK IRON WITH HIGH PRESSURE FITTINGS.

6. ON PIPE DRAWINGS, SHOW ALL SPECIALTY ITEMS SUCH AS TRAPS, VALVES, PROVISION FOR EXPANSION AND CONTROLS.

7. PROVIDE ON ALL MAIN FAN COILS, PUMPS, CONDENSERS, AND CHILLED WATER EVAPORATORS, PRESSURE GAUGES AND THERMOMETERS ON ALL WATER ENTERING AND LEAVING SIDES. GAUGES SHOULD BE MOUNTED ON CONTROLLABLE PIGTAILS WITH 1/4" PORTS AND MANUAL CONTROL VALVES.

8. REFRIGERATION LIKES SHOULD BE COPPER WITH WROUGHT IRON FITTINGS, EITHER TYPE "L" OR "K", BRAZED OR HARD SOLDERED. INDICATE LOCATION OF SIGHT GLASSES, SOLENOIDS, FILTERS, PRESSURE CONTROLS, DEHYDRATORS, VALVES, ETC. (ON SELF-CONTAINED UNITS SUCH DELINEATION WILL NOT BE REQUIRED). WHERE CONTROL DEVICES ARE NOT WITHIN THE CASINGS, THESE ARE TO BE INDICATED. PROVIDE IDENTIFICATION MANUFACTURER'S NAME AND TYPE ON SUCH ITEMS.

9. CONDENSATE PIPING MAY BE COPPER, TYPE "L" OR "K", OR GALVANIZED IRON. SHOW RUNS, CONDENSATE PUMPS WITH INDICATED CAPACITY WHERE USED, AND DRAIN OUTLETS.

10.   COPPER TUBING MUST BE HARD SOLDERED OR BRAZED.

11. ALL CONDENSATE LINES ARE TO BE INSULATED WITH A MINIMUM OF 1/2" ARMAFLEX OR EQUAL, OR 1" FIBERGLASS, PREMOLDED.

HVAC - CONTROLS

1. A CONTROL SCHEMATIC WITH SEQUENCE OF OPERATION SHOULD BE INCLUDED EITHER ON THE PLAN OR ATTACHED THERETO. SHOW ALL CONTROLS, VAV'S AUTOMATIC DAMPERS, ETC.

2. CONTROLS MAY BE PNEUMATIC, ELECTRONIC, ELECTRIC OR FLUIDIC. HOWEVER, FINAL DETERMINATION MUST HAVE INDIVIDUAL BUILDING APPROVED CONTROL SYSTEMS. PNEUMATIC TUBING MAY BE FIREPROOF PLASTIC OR COPPER.

HVAC - DUCTS

1. ALL DUCTWORK MUST BE MADE OF METAL. FIBERGLASS, PLASTIC OR FLAMMABLE MATERIAL WILL NOT BE PERMITTED.

2. EXCEPTIONS TO THE ABOVE MAY BE MADE WHERE CONNECTIONS TO LIGHT TROFFERS, VAV BOXES OR CONTROL SYSTEM WOULD CAUSE A HARDSHIP. A MAXIMUM OF 7' WILL BE PERMITTED FOR SUCH APPLICATIONS, PROVIDED THAT THE MATERIAL USED IS FLEXIBLE METAL OR SOME OTHER MATERIAL CONFORMING TO FIREPROOF CLASS I DUCTS AS DESCRIBED UNDER STANDARD FOR AIR DUCTS U.L. 181, NOVEMBER 1961, AND PROVIDED THAT THE AIR TEMPERATURE IN THE DUCT DOES NOT EXCEED 250 DEGREES F.

3. ALL ELECTRICAL WIRING MUST BE ENCASED IN E.M.T. OR SIMILAR MATERIAL. TEFLON COATED WIRE CARRYING A MAXIMUM OF 24 VOLTS MAY BE USED FOR CONTROL WIRING.

HVAC - PIPING AND DUCT SUPPORTS

1. ALL DUCTWORK AND/OR PIPING MUST BE SUPPORTED IN CONFORMITY WITH DEPARTMENT OF BUILDINGS RULES RELATING THERETO.

2. SUPPORT STRAPS OR HANGERS MUST BE CONNECTED TO A STRUCTURALLY SOUND MEMBER IN OR AT THE CEILING. THE DROPPED CEILING CARRIERS MAY NOT BE USED FOR SUCH PURPOSE, NOR WILL CUT NAILS DRIVEN INTO CONCRETE COVERING BE ACCEPTED.

3. WHERE REQUIRED FOR VIBRATION ISOLATION, FLEXIBLE NONMETALLIC, FIRE RETARDING ACOUSTICAL CONNECTORS NOT EXCEEDING 12" IN LENGTH SHOULD BE USED IN THE DUCT SYSTEM. SUCH CONNECTION SHOULD BE INSTALLED ON ALL FANS, CONDENSERS, OR EQUIPMENT OF NON- STATIC TYPE.

4. ON LONG STEAM OR HOT WATER RUNS, PROVISIONS SHOULD BE MADE BY PIPE DESIGN OR THE USE OF SPECIALTY DEVICES FOR EXPANSION.

HVAC - PIPING AND DUCT INSULATION

1. ALL PIPING LINES EXCEPT REFRIGERATION LIQUID OR HOT GAS LINES, AND ALL SUPPLY AND OUTSIDE AIR DUCTS MUST BE INSULATED. WHERE BUILDING STANDARD ALLOWS THE USE OF INSULATED DUCTS IN A HUNG CEILING USED AS A RETURN AIR PLENUM OR EXPOSED IN THE CONDITIONED AREA, SUPPLY DUCTS WILL NOT BE REQUIRED TO BE INSULATED.

2.    FOR ALL OTHER SUCH PIPING AND DUCT APPLICATIONS, THE FOLLOWING WILL BE
      APPLICABLE: (NOTE: CONDENSER WATER PIPING TO AND FROM WATER CONSERVING TOWER SYSTEMS WILL NOT REQUIRE INSULATION UNLESS PIPING IS THROUGH A CEILING PLENUM, IN WHICH CASE IT MUST BE INSULATED).

      HOT WATER AND STEAM LINES INCLUDING FITTINGS AND VALVES MUST BE COVERED WITH MOLDED FIBERGLASS, 4 LBS. PER CUBIC FOOT DENSITY, WITH FIRE RETARDING LAMINATED COVER AND FINISH CEMENT, WHERE EXPOSED. COVER TO CONFORM TO NFPA 255 OR UL-723 REQUIREMENTS.

      FLAME SPREAD            25

      FUEL CONTRIBUTED        50

      SMOKE DEVELOPED         50

      FOR COLD WATER AND REFRIGERATION SUCTION LINES, INSULATION SHOULD BE AS DESCRIBED ABOVE FOR HOT WATER LINES, OR MAY BE 1/2" ARMAFLEX OR EQUAL. INSULATION 14UST BE APPLIED IN A CONTINUOUS PATTERN PROPERLY SEALED AND SUPPORTED, AND COVERED BY OR INHERENTLY CAPABLE (ARMAFLEX) OR PROVIDING AN UNBROKEN VAPOR BARRIER FOR THE ENTIRE LENGTH OF LINE.

      OUTSIDE AIR DUCTS AND SUPPLY DUCTS IN NON-AIRCONDITIONED AREAS WILL REQUIRE A COVERING OF 1 1/2" ALUMINUM BACK FIBERGLASS, APPLIED IN ACCORDANCE WITH INDUSTRY STANDARDS.

      CONDENSER DUCTS ON AIR COOLED UNITS MUST RAVE A MINIMUM OF 1" COATED FIBERGLASS LINER ON BOTH AIR DISCHARGE AND INTAKE.

      WATERPROOF CONNECTIONS AND INSULATED DUCTWORK WITH SUITABLE VAPOR BARRIER WILL BE REQUIRED FOR ALL TOWER SUPPLY AND DISCHARGE DUCTS.

3. IN INSTALLING PIPE OR DUCT SUPPORTS, EXISTING FIREPROOFING SHALL NOT BE DISTURBED. IF, HOWEVER, DISTURBANCE OF SUCH

      MATERIAL IS UNAVOIDABLE, ANY FIREPROOFING THAT IS DISTURBED OR REMOVED FROM STEEL BEAMS OR ANY STRUCTURAL MEMBERS MUST BE RESTORED TO ITS ORIGINAL CONDITION IMMEDIATELY UPON COMPLETION OF THIS PHASE OF THE PROJECT.

4. NOTE THAT ALL PIPE OR DUCT SUPPORTS MUST BE BOLTED OR WELDED. NO CLAMP DEVICES WILL BE ACCEPTED EXCEPT FOR A FULL BEAM CLAMP. FOLLOWING SUCH A BEAM CLAMP INSTALLATION, FIREPROOFING WILL BE REQUIRED.

5. BUILDING DEPARTMENT REGULATIONS PERTAINING TO SUCH SUPPORTS WILL BE THE MINIMUM ACCEPTABLE STANDARD.

6. ON ALL AIR COOLED EQUIPMENT USING BUILDING WINDOWS, IF LOCATION IS ACCEPTABLE TO THE BUILDING MANAGER, STAINLESS STEEL OR EXTRUDED ALUMINUM LOUVERS WILL BE REQUIRED. THESE MUST BE INDICATED. WHERE COLOR CONFLICTS WOULD OCCUR WITH CONVENTIONAL METAL SURFACES, SUCH LOUVERS WILL BE REQUIRED TO BE ANODYZED OR COLORED TO CONFORM TO SURROUNDING SURFACES.

7. ALL EQUIPMENT HAVING MOVING PARTS WILL BE REQUIRED TO BE MOUNTED ON OR SUSPENDED BY PROPERLY DESIGNATED VIBRATION ABSORBERS.

MISC.  BUILDING STANDARDS

1.    CEILING TILES - U.S. GYPSUM #707 GLACIER WHITE 2'X2'

2.    FIXTURES - PARALUX, 2 X 4, 24 CELL
               - METALUX, 1.5 x 1.5 x 1
               - ACRYLIC SILVER LOUVER
               - MAXFLUX, 2' X 2', FLUORESCENT U TUBE

3.    VENETIAN BLINDS - 1 INCH LEVOLAR BLINDS (OR EQUIVALENT) - ALABASTER COLOR.

4. BALLASTS - STANDARD TO BE DETERMINED IN THE NEAR FUTURE WHICH WILL BE FOLLOWED BY AN UPDATE.

           INSURANCE REQUIREMENTS FOR TENANT, VENDORS, & CONTRACTORS
                         PERFORMING TENANT ALTERATIONS

   TENANT, ITS CONTRACTORS AND SUBCONTRACTORS AND VENDORS SHALL MAINTAIN, AT THEIR SOLE COST, AND SHALL REQUIRE ANY OTHER SUB-CONTRACTOR THEY MAY ENGAGE TO MAINTAIN, AT ALL TIMES, WHILE PERFORMING

   WORK HEREUNDER, THE INSURANCE SET FORTH BELOW WITH COMPANIES SATISFACTORY TO OWNER. A CERTIFICATE OF INSURANCE (A "CERTIFICATE") EVIDENCING THE COVERAGE SET FORTH BELOW, NAMING ( ) AND MENDIK REALTY AS ADDITIONAL INSUREDS SHALL BE DELIVERED TO OWNER PRIOR TO THE COMMENCEMENT OF THE WORK. THE POLICY UNDER WHICH THE CERTIFICATE WAS ISSUED SHALL BE DELIVERED TO OWNER UPON SEVEN (7) DAYS WRITTEN NOTICE FROM OWNER. THE POLICY AND THE CERTIFICATE SHALL PROVIDE FOR THIRTY (30) DAYS' NOTICE IN WRITING TO OWNER PRIOR TO CHANGE OR CANCELLATION OF SUCH POLICY.

                        1. WORKERS COMPENSATION INSURANCE AS REQUIRED BY THE STATE INCLUDING EMPLOYER'S LIABILITY INSURANCE.

                        2. COMPREHENSIVE GENERAL LIABILITY INSURANCE, INCLUDING PRODUCTS/COMPLETED OPERATIONS,
                                    CONTRACTUAL LIABILITY, BROAD FORM PROPERTY
                                    DAMAGE LIABILITY AND PERSONAL INJURY
                                    LIABILITY, WITH LIMITS OF LIABILITY OF NOT
                                    LESS THAN $3,000,000 PER OCCURRENCE. THE
                                    INSURANCE COVERAGE MAY BE PROVIDED IN
                                    COMBINATIONS OF PRIMARY GENERAL LIABILITY
                                    AND EXCESS LIABILITY (UMBRELLA FORM).

                        3. AUTOMOBILE LIABILITY INCLUDING NON-OWNED AND HIRED VEHICLE COVERAGE WITH LIMITS OF LIABILITY OF $3,000,000 PER OCCURRENCE.

                        4. IN THE EVENT TENANT OR ITS CONTRACTORS, ARE UNDERTAKING MAJOR ALTERATIONS, LANDLORD

                                    RESERVES THE RIGHT TO INCREASE THE AMOUNT OF
                                    COVERAGE REQUIRED HEREUNDER. OWNER SHALL
                                    RESERVE THE RIGHT TO REQUIRE TENANT OR ITS
                                    CONTRACTORS TO PROCURE AN LANDLORD'S
                                    PROTECTIVE POLICY.

                             MENDIK REALTY CO., INC.

                           BUILDING LIGHTING STANDARD

AS A RESULT OF EXTENSIVE RESEARCH INTO ENERGY EFFICIENT LAMPS AND BALLASTS, AND A MORE AESTHETICALLY PLEASING FIXTURE, BY INDEPENDENT LABORATORIES, OUR OWN IN HOUSE TESTING AND THE EFFORTS OF OTHER INDUSTRY PERSONNEL, THE SPECIFIC TYPE OF BALLASTS AND LAMPS OUTLINED BELOW ARE, TO DATE, CONSIDERED THE BEST IN TERMS OF QUALITY, RELIABILITY AND EFFICIENCY.

THEY NOW CONSTITUTE OUR BUILDING LIGHTING STANDARD.

THE RESULTS OF IMPLEMENTING THIS NEW STANDARD WILL INCREASE THE AVAILABILITY OF ELECTRIC POWER AND BRING OUR BUILDINGS INTO COMPLIANCE WITH THE NEW YORK STATE ENERGY OFFICE LIGHTING STANDARDS.

FLUORESCENT LIGHTING

2' x 4 ' Fixtures in Tenant Areas

ALL 2' X 4' FIXTURES WITHIN TENANT AREAS WILL HAVE NO MORE THAN THREE
LAMPS PER FIXTURE. THE TYPE OF LAMP UTILIZED SHOULD BE EITHER A GENERAL ELECTRIC OR SYLVANIA SUPER SAVER 30 OR 34 WATT LAMP (WARM WHITE IS PREFERRED TO COOL WHITE LAMPS). THE ACCOMPANYING BALLAST SHOULD BE THE TYPE BY TRIAD. IF ANOTHER ELECTRONIC BALLAST TYPE IS REQUESTED BY A TENANT, A TENANT MUST RECEIVE OUR APPROVAL.

THE SPECIFICATION FOR THE ACTUAL FIXTURES/TROFFERS WILL, OF COURSE, DEPEND ON THE AMOUNT OF SPACE AVAILABLE ABOVE EACH CEILING AREA. THE L0UVER SHOULD BE OF THE DUST-FREE, PARABOLIC, ACRYLIC AND/OR ALUMINUM TYPE. THERE IS FLEXIBILITY IN CHOICE HERE AS SOME TENANTS KAY PREFER A LARGER-CELLED OR SMALLER-CELLED PARABOLIC WUVER.

1' x 4' Fixtures in Tenant Areas

ALL 1' X 4' FIXTURES WITHIN TENANT AREAS WILL HAVE NO MORE THAN TWO
LAMPS PER FIXTURE. THE TYPE OF LAMP UTILIZED SHOULD BE EITHER A GENERAL ELECTRIC OR SYLVANIA SUPER SAVER 30 OR 34 WATT (WARM WHITE IS PREFERRED TO COOL WHITE LAMPS). THE ACCOMPANYING BALLAST SHOULD BE THE TYPE BY TRIAD. IF ANOTHER ELECTRONIC BALLAST TYPE IS REQUESTED BY A TENANT, TENANT MUST RECEIVE OUR APPROVAL.

THE SPECIFICATION FOR THE ACTUAL FIXTURES/TROFFERS WILL, OF COURSE, DEPEND ON THE AMOUNT OF SPACE AVAILABLE ABOVE EACH CEILING AREA. THE LOUVER SHOULD BE OF THE DUST-FREE, PARABOLIC, ACRYLIC AND/OR ALUMINUM TYPE. THERE IS FLEXIBILITY IN CHOICE HERE AS SOME TENANTS MAY PREFER A LARGER-CELLED OR SMALLER-CELLED PARABOLIC L0UVER.

2' x 2' Fixtures in Tenant Areas

ALL 2' X 2' FIXTURES WITHIN TENANT AREAS WILL HAVE NO MORE THAN TWO U-34
WATT ENERGY-EFFICIENT LAMPS (WARM WHITE IS PREFERRED TO COOL WHITE LAMPS). THE ACCOMPANYING BALLAST SHOULD BE THE TYPE BY TRIAD. IF ANOTHER ELECTRONIC BALLAST TYPE IS REQUESTED BY A TENANT, TENANT MUST RECEIVE OUR APPROVAL.

THE SPECIFICATION FOR THE ACTUAL FIXTURES/TROFFERS WILL, OF COURSE, DEPEND ON THE AMOUNT OF SPACE AVAILABLE ABOVE EACH CEILING AREA. THE LOUVER SHOULD BE OF THE DUST-FREE, PARABOLIC, ACRYLIC AND/OR ALUMINUM TYPE. THERE IS FLEXIBILITY IN CHOICE HERE AS SOME TENANTS MAY PREFER A LARGER-CELLED OR SMALLER-CELLED PARABOLIC LOUVER.

INCANDESCENT LIGHTING IN CORRIDOR AND TENANT AREAS

ALL INCANDESCENT LAMPS SHOULD BE OF THE ENERGY-EFFICIENT TYPE. FOR EXAMPLE, A 150 WATT STANDARD INCANDESCENT LAMP CAN BE REPLACED WITH AN INCANDESCENT 90 WATT PAR LAMP, WHICH PRODUCES THE SAME LIGHT OUTPUT AND SAVES 60 WATTS.

FOR YOUR INFORMATION AND FILES, ATTACHED ARE THE BROCHURES AND SPECIFICATIONS FOR THE FIXTURES, LAMP AND BALLAST TYPES MENTIONED ABOVE.

Rider twelve

SAMPLE "A"

                         GENERAL RELEASE, WAIVER OF LIEN
                               AND INDEMNIFICATION

TO:                                  RE:
      Mendik Realty Company, Inc.

The undersigned, in consideration of payments made to it, hereby waives and releases all actions, debts, claims and demands against _______________________ and Mendik Realty Company, Inc. on account of or related to any and all work, services, equipment and materials performed and furnished by it, in connection with the construction of the improvements on real property referenced above; and

Hereby waives any mechanic's materialman's or like liens, and all rights to file any such lion in the future against such real property on account of said work, services, equipment and materials performed or furnished by it; and

Hereby represents and warrants that it agrees to and has paid and released of record all mechanic's, materialman's and like liens filed before this date by others in connection with work undertaken in connection with this project, and hereby agrees promptly to pay, and release of record all mechanic's, materialman's like liens affecting said real property, and to defend, indemnify and save ______________________________________ and Mendik Realty Company, Inc.
harmless from and against any cost, liability, damage expense (including attorney's fees) resulting directly or indirectly from any liens filed against the real property or removal of same or from any breach of any representation or warranty agreement contained herein; and

Hereby agrees to the amount of $ __________________ as final payment in connection with work performed to the real property of the improvements thereon and further agrees that there are no additional amounts due or owing.

DATE:_______________                ___________________________________
                                    Company:
                                    Name:
                                    Title:

Sworn to before me this_____
day of ___________, 1990


_____________________________
      Notary Public

TENANT'S NAME:_________________________________________________________________
LOCATION OF ALTERATION:________________________________________________________

            We are contemplating the following work in our premises:
                        (Please check appropriate space)

___ A major change in use or occupancy of our space

___ Renovations (Reconstruction)

___ Modify the present electrical system

___ Install or modify the present electrical system

___ Other (Please specify)_____________________________________________________

_______________________________________________________________________________


Please supply the following information:

1.  Approximate square footage involved:_______________________________________

2.  Name of Architect or Designer:_____________________________________________

    Address:_____________________  Telephone:__________________________________

3.  Name of person in your office responsible for the work:____________________

    _____________________________  Telephone:__________________________________

4.  Briefly describe the alteration work:______________________________________

_______________________________________________________________________________

5. Estimate starting date:______________ Completion:___________________________

6. Name and address of contractor performing the work:

_______________________________________________________________________________

_______________________________________________________________________________

7.  Estimated cost of the work:________________________________________________

_______________________________________________________________________________

Requested by:__________________________________________________________________

Authorized officer:____________________________________________________________

Title:_________________________________________________________________________

Date:________________________

Consent granted by:____________________________________________________________

Authorized officer:____________________________________________________________

Title:_________________________________________________________________________

Date:________________________


                   PLEASE RETURN TO BUILDING MANAGER'S OFFICE

                    RIDER TO RULES AND REGULATIONS FOR TENANT
                  ALTERATIONS WORK PERFORMED IN BUILDINGS OWNED
                   AND MANAGED BY MENDIK REALTY COMPANY, INC.

1.    GENERAL MATTERS

      SUBJECT TO COMPLIANCE WITH ALL REQUIREMENTS, THE STANDARDS FOR MATERIALS CONTAINED IN THESE ALTERATION RULES AND REGULATIONS SHALL NOT BE APPLICABLE TO MATERIALS INSTALLED BY TENANT IN THE PREMISES PRIOR TO THE DATE OF THIS LEASE AND EXISTING IN THE PREMISES ON THE DATE OF THIS LEASE. IN ADDITION, SUBJECT TO COMPLIANCE WITH ALL REQUIREMENTS, THE TERMS AND PROVISIONS OF THIS LEASE AND THESE ALTERATION RULES AND REGULATIONS, TENANT MAY REPLACE SUCH MATERIALS EXISTING ON THE DATE HEREOF WHICH ARE NOT IN COMPLIANCE WITH THE STANDARDS SET FORTH IN THESE ALTERATION RULES AND REGULATIONS WITH MATERIALS OF QUALITY EQUAL TO OR BETTER THAN THE MATERIALS BEING REPLACED.

2.    TO LANDLORD THE REASONABLE OUT-OF-POCKET COSTS OF

3. TWENTY-FOUR (24) HOURS IN ADVANCE OF WORK COMMENCEMENT AND IS SUBJECT TO PRIOR RESERVATIONS BY LANDLORD AND OTHER TENANTS AND OCCUPANTS OF THE BUILDING). TENANT SHALL USE ITS REASONABLE EFFORTS TO GIVE TO LANDLORD AS MUCH ADVANCE NOTICE OF SUCH WORK SCHEDULE AS IS PRACTICABLE (BUT NOT LESS THAN TWENTY-FOUR (24) HOURS ADVANCE NOTICE).

4. SIXTY (60) DAYS OF JOB COMPLETION. IF TENANT SHALL BE UNABLE TO DELIVER SUCH SIGNED OFF BUILDING PERMITS WITHIN SUCH SIXTY (60) DAY PERIOD BECAUSE OF DELAYS CAUSED BY ANY GOVERNMENTAL AUTHORITY THEN, SUBJECT TO COMPLIANCE WITH ALL REQUIREMENTS, AND PROVIDED THAT TENANT SHALL AT ALL TIMES USE ITS DILIGENT EFFORTS TO OBTAIN SUCH SIGNED OFF BUILDING PERMITS, SUCH SIXTY
      (60) DAY PERIOD WITH RESPECT TO THE DELIVERY OF SUCH BUILDING PERMITS SHALL BE EXTENDED BY THE PERIOD OF THE DELAY CAUSED BY THE GOVERNMENTAL AUTHORITIES.

5.    MALE AND FEMALE WORKERS WILL EACH

6. IF REMOVED BY TENANT, OR IF TENANT, PRIOR TO THE DATE HEREOF, IN ITS CAPACITY AS OWNER OF THE BUILDING, SHALL HAVE FAILED TO INSTALL SUCH FIREPROOFING AS REQUIRED PURSUANT TO A REQUIREMENT. IF TENANT SHALL DISCOVER ANY

      MISSING FIREPROOFING WHICH IS NOT THE OBLIGATION OF TENANT TO REPLACE, TENANT SHALL IMMEDIATELY NOTIFY LANDLORD THEREOF.

7. SUBJECT TO THE TERMS AND PROVISIONS OF THIS LEASE, ALL RULES AND REGULATIONS AND THE RIGHTS OF OTHER TENANTS AND OCCUPANTS OF THE BUILDING, TENANT MAY ENTER UPON THE SPACE OF OTHER TENANTS IN THE BUILDING AS NECESSARY TO PERFORM ALTERATIONS TO THE PREMISES.

8.    IN EXCESS OF THE RUN PERMITTED BY ANY APPLICABLE REQUIREMENT

9.    OR COPPER

10.   40

11.   40

12.   EMERGENCY LIGHTING

      TENANT, AT ITS EXPENSE AND SUBJECT TO ALL REQUIREMENTS, TERMS AND PROVISIONS OF THIS LEASE AND ALL RULES AND REGULATIONS, SHALL EITHER (A) CONNECT ITS EMERGENCY LIGHTING TO THE BUILDING EMERGENCY ELECTRICAL SYSTEM, PROVIDED THAT A RISER IS AVAILABLE THEREFOR AND PROVIDED THAT SUCH USE BY TENANT DOES NOT EXCEED THE ELECTRICAL CAPACITY AVAILABLE TO TENANT, OR (B) IF SUCH RISER OR CAPACITY IS NOT AVAILABLE, TENANT SHALL USE BATTERY PACK FIXTURES.

V13-06551-058
rider rls&regs BJM11

                                   Schedule B

                             CLEANING SPECIFICATIONS

            The following services will be performed for Tenant, at the specified frequencies on Business Day nights.

FLOOR MAINTENANCE

      Sweep composition tile flooring ................Daily
      Vacuum Carpeting ...............................Twice Weekly
      Wash and wax composition tile flooring .........Once A Year

WALL MAINTENANCE

      Remove fingerprints and other smudges from
      all painted and fabric walls, doors, glass
      inserts on doors, door frames ..................Daily

LAVATORY SUPPLIES

      Provide and install toilet tissue, paper
      seat covers, paper towel and liquid hand
      soap to all dispensers in Men's and Ladies'
      lavatories .....................................Daily
      Feminine hygiene products will be stocked
      in coin operated vending machines in the
      Ladies' lavatories .............................Daily

LIGHT MAINTENANCE

      High Dust Fixtures .............................Once A Year

INTERIOR GLASS MAINTENANCE

      Remove fingermarks and other smudges
      from interior glass surfaces ...................Daily
      Wash glass surfaces ............................Daily

WASTE CONTAINERS

      Empty waste cans and ash trays in
      offices and elevator areas .....................Daily

ELEVATOR LOBBIES

      Clean and vacuum all carpeting .................Daily
      Clean and polish all marble ....................Every 6 months
      Clean all stainless steel ......................Every 3 months

EXTERIOR GLASS MAINTENANCE

      Clean exterior glass of all
      perimeter windows ..............................Every 3 months
      Clean interior glass of all
      perimeter windows ..............................Every 3 months

LAVATORIES

      Clean and disinfect all
      fixtures, floors and tiles .....................Daily

                                   Schedule C

                               HVAC SPECIFICATIONS

            The Building air conditioning systems shall supply to the Premises a minimum of 0.15 cfm. of outside fresh air per net rentable square foot and a minimum combined total of 0.9 cfm. per net rentable square foot, and maintain temperatures and relative humidities as specified below throughout the Premises, either by the use varying amounts of outside air or by mechanical refrigeration.

       Outside Conditions            Inside Conditions
       ------------------            -----------------
      0(Degree) - 65(Degree) db      72(Degree) +/- 3(Degree) db

                                     (Maximum inside relative humidity shall in any event, when outside temperature is 0-65 db, be limited to that which will not cause condensation on the windows)

      66(Degree) - 72(Degree) db     72(Degree)+/-3(Degree) db

      73(Degree) - 82(Degree) db     74(Degree)+/-3(Degree) db, 50% RH+/-5%

      83(Degree) - 90(Degree) db     76(Degree)+/-3(Degree) db, 50% RH+/-5%

      91(Degree) - 95(Degree) db     78(Degree) max. db db, 50% RH +/- 5%

                            EXHIBIT A-1 through A-10

                                   FLOOR PLANS

            The following floor plans are annexed to and made a part of this Lease solely to indicated the Premises by outlining and diagonal marking. All areas, conditions, dimensions and locations are approximate.

               Sample Form Entitled "Companies Affording Coverage"

                       Diagram Entitled "8th Floor Plan"

                       Diagram Entitled " 9th Floor Plan"

                       Diagram Entitled "10th Floor Plan"

                       Diagram Entitled "11th Floor Plan"

                       Diagram Entitled "12th Floor Plan"

                       Diagram Entitled "13th Floor Plan"

                        Diagram Entitled "2nd Floor Plan"

                                  Exhibt "A-8"

                                     Diagram

                                  Exhibit "A-8"

                                     Diagram

                        Diagram Entitled "1st Floor Plan"

                       Diagram Entitled "1740, 18th Floor"